Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 30, 2021 (this “Agreement”), is made by and among CareMax, Inc. (f/k/a Deerfield Healthcare Technology Acquisitions Corp.) (the “Borrower”), the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below) party hereto and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and Issuing Banks from time to time party thereto, the Administrative Agent and the other persons party thereto are party to that certain Credit Agreement, dated as of June 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement” and, as amended by this Agreement, the “Credit Agreement”);

WHEREAS, the Borrower has notified the Administrative Agent and the Lenders that it seeks to amend the Existing Credit Agreement as set forth herein; and

WHEREAS, the Lenders have agreed to consent to such amendment.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1. Amendment to the Existing Credit Agreement. The Existing Credit Agreement is, as of the First Amendment Effective Date (as defined below) and subject to the satisfaction of the applicable conditions precedent set forth in Section 2 of this Amendment, hereby amended by (x) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (y) adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed credit agreement attached hereto as Exhibit A.

SECTION 2. Conditions to Effectiveness. This Agreement shall become effective on the first date (the “First Amendment Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied in accordance with the terms herein:

(a) this Agreement shall have been executed and delivered by the Borrower, the Administrative Agent and Lenders constituting at least the Required Lenders;

(b) the representations and warranties set forth in Section 3 of this Agreement shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(c) the Administrative Agent shall have received for the account of each Lender that executed and delivered a signature page to this Agreement on or prior to 12:00 p.m. New York City time on December 29, 2021 a consent fee equal to 0.25% of such Lender’s outstanding Commitments and Loans under the Existing Credit Agreement; and

(d) the Administrative Agent and the Lenders shall have received all other fees and amounts due and payable on or prior to the First Amendment Effective Date in accordance with the Credit Agreement, including, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with this Agreement pursuant to Section 9.05(1) of the Credit Agreement.

SECTION 3. Representations and Warranties. To induce the Administrative Agent and Lenders party hereto to enter into this Agreement, the Borrower hereby represents and warrants that:

(a) The execution, delivery and performance of this Agreement by the Borrower (i) are within the Borrower’s corporate or other power, (ii) have been duly authorized by all necessary corporate or other organizational action required to be taken by the Borrower and (iii) do not and will not (x) contravene the terms of the Borrower’s Organizational Documents, (y) conflict with or result in any breach or contravention of, or the creation of any Lien (other than under the Loan Documents and Permitted Liens) under (A) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or by which any of its property is or may be bound or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (z) violate any provision of law, statute, rule or regulation, except with respect to clause (iii) (other than with respect to the creation of Liens) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) This Agreement has been duly executed and delivered by the Borrower.

(c) This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (4) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

(d) No Default or Event of Default has occurred or is continuing or would exist, in each case, after giving effect to this Agreement.

(e) After giving effect to this Agreement, the representations and warranties of the Borrower, and each of the other Loan Parties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 4. Expenses. The Borrower, on behalf of itself and each of the other Loan Parties, hereby reconfirms the respective obligations of the Loan Parties pursuant to Section 9.05 of the Credit Agreement to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Agreement, subject to any limitations as provided in Section 9.05 of the Credit Agreement.

SECTION 5. No Other Amendments or Waivers; Reaffirmation of the Loan Parties.

(a) Except as expressly provided herein (i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the consents and agreements of the Administrative Agent and Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Agreement shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b) This Agreement shall constitute a Loan Document.

(c) The Borrower, on behalf of itself and each other Loan Party, hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which any Loan Party is a party is, and the obligations of each Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Agreement. For greater certainty and without limiting the foregoing, the Borrower, on behalf of itself and each other Loan Party, hereby confirms that the existing security interests granted by the Loan Parties in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

SECTION 6. No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, Royal Bank of Canada, in its capacity as Administrative Agent, shall be entitled to the benefits of Article VIII and Sections 9.05 and 9.22 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

SECTION 7. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 9.08 of the Credit Agreement.

SECTION 8. Integration; Effect of Modifications. This Agreement, together with the Credit Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby and that this Agreement is a Loan Document.

SECTION 9. GOVERNING LAW; JURISDICTION, SERVICE OF PROCESS; WAIVER OF RIGHT TO TRIAL BY JURY. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.07 AND 9.11 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same contract, and shall become effective as provided herein. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart to this Agreement by facsimile or other Electronic Transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

CAREMAX, INC., as Borrower

By	/s/ Kevin Wirges
Name: Kevin Wirges
Title: Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mustafa Topiwalla
Name: Mustafa Topiwalla
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

CITIZENS BANK, N.A.

By:	/s/ Luis Guitierrez
Name: Luis Guitierrez
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

Truist Bank

By:	/s/ Ben Cumming
Name: Ben Cumming
Title: Managing Director

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tanille Ingle
Name: Tanille Ingle
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Ryan Guenin
Name: Ryan Guenin
Title: Duly Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

Fifth Third Bank, National Association

By:	/s/ W. Thomas Avery
Name: Thomas Avery
Title: Executive Director

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

Regions Bank

By:	/s/ Jay Gorman
Name: Jay Gorman
Title: Director

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.

Deutsche Bank AG New York Branch

By:	/s/ Jessica Lutrario
Name: Jessica Lutrario
Title: Associate

By:	/s/ Suzan Onal
Name: Suzan Onal
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

Execution Version

Exhibit A

$185,000,000

CREDIT AGREEMENT

dated as of June 8, 2021,

by and among

CAREMAX, INC.

(F/K/A/ DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS, CORP.),

as Borrower,

THE LENDERS AND ISSUING BANKS PARTY HERETO

and

ROYAL BANK OF CANADA,

as Administrative Agent, Collateral Agent, Swing Line Lender and Issuing Bank

RBC CAPITAL MARKETS, LLC1 and TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners,

CITIZENS BANK NA, REGIONS BANK, CAPITAL ONE, N.A. and FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Senior Managing Agents,

DEUTSCHE BANK SECURITIES INC. and KEYBANK NATIONAL ASSOCIATION,

as Co-Managers

and

BANKUNITED, N.A.,

as Transaction Participant

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates

ARTICLE I

Definitions
SECTION 1.01	Defined Terms	2
SECTION 1.02	Terms Generally	~~69~~71
SECTION 1.03	Accounting Terms; GAAP	~~70~~72
SECTION 1.04	Effectuation of Transfers	~~71~~72
SECTION 1.05	Currencies	~~71~~72
SECTION 1.06	Required Financial Statements	~~71~~73
SECTION 1.07	Certain Calculations and Tests	~~71~~73
SECTION 1.08	Classification of Loans and Borrowings	~~73~~74
SECTION 1.09	Reclassification	~~73~~75
SECTION 1.10	Calculation of Baskets and Ratios	~~73~~75
SECTION 1.11	Certifications	~~73~~75
SECTION 1.12	Available Amount Transactions	~~73~~75
SECTION 1.13	Divisions	~~73~~75

ARTICLE II

The Credits

SECTION 2.01	Commitments	~~73~~75
SECTION 2.02	Loans and Borrowings	~~74~~76
SECTION 2.03	Request for Borrowing	~~76~~78
SECTION 2.04	Swing Line Loans	~~76~~78
SECTION 2.05	Letters of Credit	~~79~~82
SECTION 2.06	Funding of Borrowings	~~87~~90
SECTION 2.07	Interest Elections	~~88~~91
SECTION 2.08	Termination and Reduction of Commitments	~~90~~92
SECTION 2.09	Promise to Pay; Evidence of Debt	~~90~~93
SECTION 2.10	Repayment of Term Loans	~~91~~94
SECTION 2.11	Optional Prepayment of Loans	~~92~~95
SECTION 2.12	Mandatory Prepayment of Loans	~~93~~95
SECTION 2.13	Fees	~~96~~99
SECTION 2.14	Interest	~~98~~101
SECTION 2.15	Inability to Determine Rates	~~99~~101
SECTION 2.16	Increased Costs	~~101~~104
SECTION 2.17	Break Funding Payments	~~103~~105
SECTION 2.18	Taxes	~~103~~106
SECTION 2.19	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~107~~110
SECTION 2.20	Mitigation Obligations; Replacement of Lenders	~~109~~112
SECTION 2.21	Illegality	~~111~~113
SECTION 2.22	Incremental Facilities	~~111~~114
SECTION 2.23	Other Loans	~~115~~118
SECTION 2.24	Extensions of Term Loans and Revolving Facility Commitments	~~116~~119
SECTION 2.25	Defaulting Lenders	~~119~~122

i

ARTICLE III

Representations and Warranties

SECTION 3.01	Organization; Powers	~~122~~125
SECTION 3.02	Authorization	~~122~~125
SECTION 3.03	Enforceability	~~123~~126
SECTION 3.04	Governmental Approvals	~~123~~126
SECTION 3.05	Title to Properties	~~124~~127
SECTION 3.06	Subsidiaries	~~124~~127
SECTION 3.07	Litigation; Compliance with Laws	~~124~~127
SECTION 3.08	Federal Reserve Regulations	~~124~~127
SECTION 3.09	Investment Company Act	~~125~~128
SECTION 3.10	Use of Proceeds	~~125~~128
SECTION 3.11	Tax Returns	~~125~~128
SECTION 3.12	No Material Misstatements	~~125~~129
SECTION 3.13	Environmental Matters	~~126~~129
SECTION 3.14	Security Documents	~~127~~130
SECTION 3.15	Financial Statements	~~127~~130
SECTION 3.16	Solvency	~~128~~131
SECTION 3.17	No Material Adverse Effect	~~128~~132
SECTION 3.18	Beneficial Ownership Certificate	~~128~~132
SECTION 3.19	USA PATRIOT Act; Anti-Corruption Laws; OFAC; Anti-Terrorism	~~128~~132
SECTION 3.20	Intellectual Property; Licenses, Material Agreements, Etc.	~~129~~133
SECTION 3.21	Employee Benefit Plans	~~130~~133
SECTION 3.22	Labor Matters	~~130~~134
SECTION 3.23	Insurance	~~130~~134
SECTION 3.24	No Default	~~131~~134
SECTION 3.25	Senior Indebtedness	~~131~~134

ARTICLE IV

Conditions of Lending

SECTION 4.01	Conditions Precedent to Credit Extensions on the Closing Date	~~131~~134
SECTION 4.02	Conditions Precedent to Additional Credit Extensions	~~134~~137
SECTION 4.03	Conditions Precedent to DDTLs	~~135~~138

ARTICLE V

Affirmative Covenants

SECTION 5.01	Existence; Businesses and Properties	~~135~~138
SECTION 5.02	Insurance	~~135~~139
SECTION 5.03	Taxes	~~136~~140
SECTION 5.04	Financial Statements, Reports, etc.	~~136~~140
SECTION 5.05	Litigation and Other Notices	~~138~~142
SECTION 5.06	Compliance with Laws	~~139~~142
SECTION 5.07	Maintaining Books and Records; Access to Properties and Inspections; Material Agreements	~~139~~143
SECTION 5.08	Use of Proceeds	~~140~~144
SECTION 5.09	USA PATRIOT Act; Anti-Corruption Laws; OFAC; Anti-Terrorism	~~140~~144
SECTION 5.10	Lender Conference Calls	~~140~~144
SECTION 5.11	Further Assurances; Additional Security	~~141~~144
SECTION 5.12	Accounts	~~145~~149
SECTION 5.13	Post-Closing Matters	~~146~~150

ARTICLE VI

Negative Covenants

SECTION 6.01	Indebtedness	~~146~~150
SECTION 6.02	Liens	~~151~~155
SECTION 6.03	Sale and Lease-Back Transactions	~~156~~160
SECTION 6.04	Investments, Loans and Advances	~~156~~160
SECTION 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~160~~164
SECTION 6.06	Restricted Payments	~~165~~169
SECTION 6.07	Transactions with Affiliates	~~168~~172
SECTION 6.08	Business of the Borrower, the Restricted Subsidiaries	~~170~~174
SECTION 6.09	Limitation on Payments; etc.	~~170~~174
SECTION 6.10	Changes in Accounting and Fiscal Year	~~171~~175
SECTION 6.11	Amendments to Organizational Documents and Certain Junior Financing	~~171~~176
SECTION 6.12	Financial Performance Covenants	~~172~~176
SECTION 6.13	Burdensome Agreements	~~172~~177
SECTION 6.14	Management Services Agreements	~~174~~179

ARTICLE VII

Events of Default

SECTION 7.01	Events of Default	~~174~~179
SECTION 7.02	Right to Cure	~~177~~182

ARTICLE VIII

The Agents

SECTION 8.01	Appointment	~~178~~184
SECTION 8.02	Delegation of Duties	~~181~~187
SECTION 8.03	Exculpatory Provisions	~~182~~187
SECTION 8.04	Reliance by Administrative Agent	~~183~~188
SECTION 8.05	Notice of Default	~~183~~189
SECTION 8.06	Non-Reliance on Agents and Other Lenders	~~183~~189
SECTION 8.07	Indemnification	~~184~~189
SECTION 8.08	Agent in Its Individual Capacity	~~184~~190
SECTION 8.09	Successor Agent	~~184~~190
SECTION 8.10	Additional Titles	~~185~~191
SECTION 8.11	Certain ERISA Matters	~~185~~191
SECTION 8.12	Flood Certificate	~~186~~192
SECTION 8.13	Certain Payments	~~186~~192

ARTICLE IX

Miscellaneous

SECTION 9.01	Notices; Communications	~~188~~194
SECTION 9.02	Survival of Agreement	~~190~~195
SECTION 9.03	Binding Effect	~~190~~196
SECTION 9.04	Successors and Assigns	~~190~~196
SECTION 9.05	Expenses; Indemnity	~~201~~207
SECTION 9.06	Right of Set-off	~~203~~209

SECTION 9.07	Applicable Law	~~204~~210
SECTION 9.08	Waivers; Amendment	~~204~~210
SECTION 9.09	Interest Rate Limitation	~~209~~215
SECTION 9.10	Entire Agreement	~~209~~215
SECTION 9.11	WAIVER OF JURY TRIAL	~~209~~216
SECTION 9.12	Severability	~~210~~216
SECTION 9.13	Counterparts; Electronic Execution	~~210~~216
SECTION 9.14	Headings	~~210~~216
SECTION 9.15	Jurisdiction; Consent to Service of Process	~~210~~216
SECTION 9.16	Confidentiality	~~211~~217
SECTION 9.17	Platform; Borrower Materials	~~212~~219
SECTION 9.18	Release of Liens and Guarantees	~~213~~219
SECTION 9.19	USA PATRIOT Act and Beneficial Ownership Regulation Notice	~~214~~220
SECTION 9.20	Acceptable Intercreditor Agreements	~~214~~220
SECTION 9.21	No Liability of the Issuing Banks	~~214~~222
SECTION 9.22	No Advisory or Fiduciary Responsibility	~~215~~222
SECTION 9.23	Cashless Settlement	~~215~~222
SECTION 9.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~215~~223
SECTION 9.25	Acknowledgement Regarding Any Supported QFCs	~~216~~223

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form of Letter of Credit Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Non-Debt Fund Affiliate Assignment and Acceptance
Exhibit F-1	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; not partnerships)
Exhibit F-2	Form of U.S Tax Compliance Certificate (Non-U.S. participants; not partnerships)
Exhibit F-3	Form of U.S Tax Compliance Certificate (Non-U.S. participants; partnerships)
Exhibit F-4	Form of U.S Tax Compliance Certificate (Non-U.S. Lenders; partnerships)
Exhibit G	Form of Acceptable Intercreditor Agreement (Junior Secured Indebtedness)
Exhibit H	Form of Prepayment Notice

Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.06	Subsidiaries
Schedule 3.07	Litigation
Schedule 3.11	Taxes
Schedule 3.20	Intellectual Property
Schedule 5.13	Post-Closing Matters
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

CREDIT AGREEMENT, dated as of June 8, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among CareMax, Inc. (f/k/a Deerfield Healthcare Technology Acquisitions Corp.), a Delaware corporation (the “Borrower”), the Lenders and Issuing Banks party hereto from time to time and Royal Bank of Canada, as administrative agent (in such capacity, and as further defined in Section 1.01, the “Administrative Agent”), as collateral agent (in such capacity, and as further defined in Section 1.01, the “Collateral Agent”), as Swing Line Lender and as an Issuing Bank.

RECITALS

(1) Pursuant to that certain Business Combination Agreement, dated as of December 18, 2020 (including all annexes, schedules and exhibits thereto, the “Acquisition Agreement”), by and among, inter alios, the Borrower, the sellers party thereto, CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC” and, together with CareMax, each a “Company” and, collectively, the “Companies”), and Deerfield Partners, L.P. (“Deerfield Partners”), on or prior to the Closing Date (as defined below), the Borrower will acquire (such transactions, collectively, the “Acquisition”), directly or indirectly, all of the issued and outstanding equity interests of the Companies and their respective subsidiaries (collectively, the “Acquired Businesses”) in accordance with terms and subject to the conditions set forth in the Acquisition Agreement, such that, after giving effect to the Acquisition, each Company will be a direct or indirect Wholly Owned Subsidiary (as defined below) of the Borrower.

(2) Immediately prior to the consummation of the Acquisition, Deerfield Partners, together with certain other co-investors, will subscribe for and purchase for cash common equity of the Borrower in an aggregate amount equal to $410,000,000 (the “PIPE Transaction”).

(3) In connection with the consummation of the Transactions (as defined below), the Borrower has requested and the Lenders have agreed to extend credit to the Borrower on the Closing Date (as defined below) in the form of (a) Initial Term Loans (as defined below) in an aggregate principal amount equal to $125,000,000, (b) DDTL Facility Commitments (as defined below) in an aggregate principal amount equal to $20,000,000 and (c) Revolving Facility Commitments (as defined below) in an aggregate amount of $40,000,000.

(4) The proceeds of the Initial Term Loans funded on the Closing Date, together with the proceeds of (a) any Revolving Loan Borrowing (as defined below) funded on the Closing Date and (b) the PIPE Transaction, will be applied on the Closing Date (i) to pay the consideration in connection with the Acquisition, (ii) to pay the fees, costs and expenses incurred in connection with the Transactions (such fees and expenses, the “Transaction Costs”), (iii) to pay for the Closing Date Refinancing (as defined below) and (iv) for working capital and other general corporate purposes of the Borrower and its Subsidiaries (as defined below).

(5) The applicable Lenders have indicated their willingness to lend, each Issuing Bank has indicated its willingness to issue Letters of Credit, and the Swing Line Lender has indicated its willingness to make Swing Line Loans, in each case, on the terms and subject to the conditions set forth herein.

AGREEMENT

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms.

As used in this Agreement (including in the preamble and the recitals above), the following terms shall have the meanings specified below:

“ABR” means, for any day, a fluctuating rate per annum equal to the highest of:

(a)	the Federal Funds Rate plus 0.50%;

(b)	the Prime Rate; and

(c)	the LIBOR Quoted Rate plus 1.00%.

Any change in the ABR due to a change in the Federal Funds Rate, the Prime Rate or the LIBOR Quoted Rate will be effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or the LIBOR Quoted Rate, as the case may be; provided that, in no event shall the ABR be less than 1.75% per annum.

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan bearing interest at a rate determined by reference to the ABR.

“Acceptable Intercreditor Agreement” an intercreditor agreement substantially in the form of Exhibit G (as such form may be modified in a manner (i) reasonably acceptable to the Borrower and the Administrative Agent, (ii) where such modifications are posted for review by the Lenders, and the Lenders constituting the Required Lenders do not object in writing within three (3) Business Days after such agreement is posted or (iii) the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of indebtedness subject thereto).

Upon the request of the Borrower, the Administrative Agent and the Collateral Agent will execute and deliver an Acceptable Intercreditor Agreement with the Loan Parties and one or more Debt Representatives for Indebtedness permitted hereunder.

“Accounting Change” has the meaning assigned to such term in Section 1.03.

“Acquired Business” has the meaning assigned to such term in the recitals hereof.

“Acquisition” has the meaning assigned to such term in the recitals hereof.

“Acquisition Agreement” has the meaning assigned to such term in the recitals hereof.

“Additional Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than a natural person) that is not an existing Lender and that agrees to become a Lender in connection with an Incremental Term Loan, Incremental Revolving Facility Commitment (and corresponding Incremental Revolving Loan), Other Revolving Commitment or Other Refinancing Loan; provided that no Disqualified Institution may be an Additional Lender.

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the Eurocurrency Rate in effect for such Interest Period divided by one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any; provided that, in no event shall the Adjusted Eurocurrency Rate be less than 0.75% per annum.

“Administrative Agent” means Royal Bank of Canada in its capacity as administrative agent for itself and the Lenders hereunder, and any duly appointed successor in such capacity.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.14(3).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, when used with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of the Borrower (other than (1) the Borrower and any of its Subsidiaries and (2) any natural person) at such time.

“After Year End Payment” has the meaning assigned to such term in Section 2.12(3)(b).

“Agents” means the Administrative Agent and the Collateral Agent, in their respective capacities as such.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“ALTA” has the meaning assigned to such term in Section 5.11(2)(d).

“AML Laws” has the meaning assigned to such term in Section 3.19(3)(a).

“Annual Financial Statements” has the meaning assigned to such term in Section 5.04(1).

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and all similar laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Applicable Rate” means a percentage per annum equal to:

(1) with respect to Initial Term Loans, DDTLs, Revolving Loans and Swing Line Loans (which Swing Line Loans are to be maintained solely as ABR Loans), (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 5.04(2), (A) 2.00% in the case of ABR Loans and (B) 3.00% in the case of Eurocurrency Loans, and (ii) thereafter, the following percentages per annum, based upon the First Lien Net Leverage Ratio as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 5.04(3) as of the end of the Test Period to which such certificate relates:

Pricing Level	First Lien Net Leverage Ratio	Applicable Rate for ABR Loans	Applicable Rate for Eurocurrency Loans
1	< 2.25:1.00	1.75%	2.75%
2	≥ 2.25:1.00 but < 2.50:1.00	2.00%	3.00%
3	≥ 2.50:1.00 but < 3.00:1.00	2.25%	3.25%
4	≥ 3.00:1.00	2.50%	3.50%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a certificate is delivered pursuant to Section 5.04(3); provided that the highest pricing level shall apply (i) following the occurrence and during the continuation of a Specified Event of Default, and shall continue to so apply to but excluding the date on which such Specified Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (ii) as of the first (1st) Business Day after the date on which a certificate pursuant to Section 5.04(3) was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply); and

(1) with respect to the DDTL Facility Commitment Fee, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 5.04(2), 0.40% per annum based upon the average daily undrawn amount of all DDTL Facility Commitments and (ii) thereafter, the following percentages per annum based upon the First Lien Net Leverage Ratio as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 5.04(3) as of the end of the Test Period to which such certificate relates:

Fee Level	First Lien Net Leverage Ratio	Applicable Rate for DDTL Facility Commitment Fee
1	< 2.25:1.00	0.35%
2	≥ 2.25:1.00 but < 2.50:1.00	0.40%
3	≥ 2.50:1.00 but < 3.00:1.00	0.45%
4	≥ 3.00:1.00	0.50%

Any increase or decrease in the DDTL Facility Commitment Fee resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a certificate is delivered pursuant to Section 5.04(3); provided that the highest fee level shall apply (i) following the occurrence and during the continuation of a Specified Event of Default, and shall continue to so apply to but excluding the date on which such Specified Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (ii) as of the first (1st) Business Day after the date on which a certificate pursuant to Section 5.04(3) was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such certificate is so delivered (and thereafter the fee level otherwise determined in accordance with this definition shall apply); and

(1) with respect to the Revolving Facility Commitment Fee, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 5.04(2), 0.40% per annum based upon the average daily undrawn amount of all Revolving Facility Commitments and (ii) thereafter, the following percentages per annum based upon the First Lien Net Leverage Ratio as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 5.04(3) as of the end of the Test Period to which such certificate relates:

Fee Level	First Lien Net Leverage Ratio	Applicable Rate for Revolving Facility Commitment Fee
1	< 2.25:1.00	0.35%
2	≥ 2.25:1.00 but < 2.50:1.00	0.40%
3	≥ 2.50:1.00 but < 3.00:1.00	0.45%
4	≥ 3.00:1.00	0.50%

Any increase or decrease in the Revolving Facility Commitment Fee resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a certificate is delivered pursuant to Section 5.04(3); provided that the highest fee level shall apply (i) following the occurrence and during the continuation of a Specified Event of Default, and shall continue to so apply to but excluding the date on which such Specified Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (ii) as of the first (1st) Business Day after the date on which a certificate pursuant to Section 5.04(3) was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such certificate is so delivered (and thereafter the fee level otherwise determined in accordance with this definition shall apply).

In the event that any financial statements under Section 5.04 or a certificate delivered pursuant to Section 5.04(3) are, to the knowledge of the Borrower, or are shown to be, inaccurate at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder when such inaccuracy is discovered and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for the applicable Loans for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct certificate pursuant to Section 5.04(3) for such Applicable Period, (ii) if, as a consequence of such re-calculation, the Applicable Rate was lower that it would have been, the Applicable Rate for the applicable Loans shall be determined as if such higher Pricing Level for such Loans were retroactively applicable for such Applicable Period, (iii) the Administrative Agent shall notify the Borrower of the amount of interest and fees that would have been due in respect of any outstanding Obligations during such Applicable Period had the Applicable Rate been calculated based on the correct First Lien Net Leverage Ratio and (iv) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest, DDTL Facility Commitment Fee or Revolving Facility Commitment Fee owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent for the benefit of the applicable Lenders and/or other Persons in accordance with the terms hereof. Any additional interest or fees under this paragraph shall not be due and payable until such demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest or fees as result of any such demand not having been made shall not constitute a Default (whether retroactively or otherwise) or Event of Default, and none of such additional amounts shall be deemed overdue or accrue interest at the rate set forth in Section 2.14(3), in each case at any time on or prior to the date that is five (5) Business Days following such demand.

Notwithstanding the foregoing, the Applicable Rate in respect of Incremental Facilities, Other Refinancing Loans, Other Revolving Commitments, Extended Term Loans and Extended Revolving Commitments (and corresponding Extended Revolving Loans) shall be the rate per annum specified in the amendment or definitive documentation, as applicable, establishing such facilities.

“Approved Fund” has the meaning assigned to such term in Section 9.04(2).

“Asset Sale” means any sale, transfer or other disposition (including any Sale and Lease-Back Transaction) to any Person of, any asset or assets of the Borrower or any Restricted Subsidiary and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Asset Sale Threshold” shall have the meaning assigned to such term in Section 2.12(2).

“Assignee” has the meaning assigned to such term in Section 9.04(2).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender, as Assignor, and any eligible Person, as Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), substantially in the form of Exhibit A or such other form that is approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Assignor” has the meaning assigned to such term in Section 9.04(2).

“Audited Financial Statements” means the audited consolidated balance sheets and related statements of income, changes in equity and cash flows of each of the Acquired Businesses for the two (2) most recently completed fiscal years ended at least ninety (90) days prior to the Closing Date.

“Available Amount” means, as of any date, an amount, not less than zero, determined on a cumulative basis, equal to the sum, without duplication, of:

(1) the greater of (x) $13,500,000 and (y) 30.0% of Consolidated EBITDA for the most recently ended Test Period at the time of determination; plus

(2) the Cumulative Retained Excess Cash Flow Amount as of such date (measured annually); plus

(3) the cumulative amount of cash proceeds and the fair market value of property (other than cash) received by the Borrower in connection with the sale or issuance of Equity Interests of the Borrower after the Closing Date and on or prior to such date (including upon exercise of warrants or options or in connection with a Permitted Acquisition or other Permitted Investment), other than (a) the proceeds of Disqualified Stock, (b) the proceeds of Excluded Contributions, (c) any net cash proceeds that are used prior to such date (I) for Restricted Payments under Section 6.06(1) or Section 6.06(2)(b) or (II) to make a payment in respect of Junior Financing under Section 6.09(1)(g) and (d) the proceeds of Specified Equity Contributions; plus

(4) 100% of the aggregate amount of cash contributions to the capital of the Borrower and the fair market value of property (other than cash) contributed to the capital of the Borrower after the Closing Date, other than (a) the proceeds of Disqualified Stock, (b) the proceeds of Excluded Contributions, (c) any net cash proceeds that are used prior to such date for Restricted Payments under Section 6.06(1) or Section 6.06(2)(b) and (d) the proceeds of Specified Equity Contributions; plus

(5) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Restricted Subsidiary issued after the Closing Date that is secured on a pari passu basis with the Obligations (other than Indebtedness (including Disqualified Stock) issued to the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Borrower; plus

(6) 100% of the aggregate amount of cash (and the fair market value of property other than cash) received by the Borrower or any of its Restricted Subsidiaries after the Closing Date from (i) the sale or disposition (other than to the Borrower or any Restricted Subsidiary) of the Equity Interests of any Unrestricted Subsidiary or (ii) any dividend or other distribution (including any payment on intercompany Indebtedness) by any such Unrestricted Subsidiary; provided that, any amounts added to the Available Amount pursuant to this clause (6) shall not, in any event, exceed the lesser of (i) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in the applicable Unrestricted Subsidiary at the time of any such sale, disposition, dividend or distribution and (ii) the amount of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary, in each case, as determined by a Responsible Officer of the Borrower in good faith, plus

(7) in the event any Unrestricted Subsidiary becomes a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the lesser of (i) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary or at the time of such merger, consolidation, amalgamation, transfer or liquidation (or of the assets transferred or conveyed, as applicable) and (ii) the amount of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary, in each case, as determined by a Responsible Officer of the Borrower in good faith; plus

(8) 100% of the aggregate Net Cash Proceeds received by the Borrower and its Restricted Subsidiaries of any sale or disposition of Investments (other than to the Borrower or any Restricted Subsidiary) made using the Available Amount; provided that, any amounts added to the Available Amount pursuant to this clause (8) shall not, in any event, exceed the amount of the original Investments by the Borrower and the Restricted Subsidiaries made using the Available Amount, plus

(9) 100% of the aggregate returns, profits, distributions and similar amounts received in cash or Cash Equivalents by the Borrower and its Restricted Subsidiaries on any Investments made using the Available Amount; provided that, any amounts added to the Available Amount pursuant to this clause (9) shall not, in any event, exceed the amount of the original Investments by the Borrower and the Restricted Subsidiaries made using the Available Amount, plus

(10) 100% of the aggregate mandatory prepayments of Term Loans declined by Lenders; minus

(11) the use of such Available Amount pursuant to Section 6.04(3), 6.06(8) or Section 6.09(1)(a) since the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(6).

“Available Unused DDTL Facility Commitment” means, with respect to a DDTL Lender at any time, an amount equal to the amount by which (1) the DDTL Facility Commitment of such DDTL Lender at such time exceeds (2) the aggregate DDTL Facility Credit Exposure of such DDTL Lender at such time.

“Available Unused Revolving Facility Commitment” means, with respect to a Revolving Lender at any time, an amount equal to the amount by which (1) the Revolving Facility Commitment of such Revolving Lender at such time exceeds (2) the aggregate Revolving Facility Credit Exposure of such Revolving Lender at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” has the meaning assigned to such term in the definition of “Obligations”.

“Below Threshold Asset Sale Proceeds” means the cash proceeds of any Asset Sale involving, as of the date of such Asset Sale, aggregate consideration of an amount equal to or less than the Asset Sale Threshold.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(2) or Section 2.15(3).

“Benchmark Replacement” means:

(a) in the case of any Benchmark Transition Event or Early Opt-in Election, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or

(b) in the case of a Term SOFR Transition Event, the sum of (x) Term SOFR and (y) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) (1), (2) or (3) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (a) (1) and (2) and clause (b) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (a) (3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term SOFR Transition Event, the date that is ten Business Days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 2.15(3), or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Ownership” each shall have a corresponding meaning.

“Beneficial Ownership Certificate” means a certificate regarding Beneficial Ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity. The term “directors” means the members of the Board of Directors.

“Borrower” has the meaning assigned to such term in the recitals to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 9.17(1).

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $500,000 or such lower amount reasonably agreed by the Administrative Agent.

“Borrowing Multiple” means $250,000 or such lower amount reasonably agreed by the Administrative Agent.

“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

“Budget” has the meaning assigned to such term in Section 5.04(5).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and, if such day relates to any fundings, disbursements, settlements or payments in connection with a Eurocurrency Loan or Letter of Credit, any such day that is also a day for trading by and between banks in Dollar deposits in the London interbank currency markets.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) incurred by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices during such period that, in accordance with GAAP, are or should be included as capital expenditures on the consolidated statement of cash flows of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for such period; provided that Capital Expenditures will not include:

(1) expenditures to the extent they are made with (a) Equity Interests of the Borrower or (b) proceeds of the issuance of Equity Interests of, or a cash capital contribution to, the Borrower after the Closing Date;

(2) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices;

(3) interest capitalized during such period;

(4) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the Borrower, any Restricted Subsidiary and any Physician-Owned Practice) and for which none of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) (it being understood that notwithstanding the foregoing, landlord financed improvements to leased Real Properties shall be excluded from “Capital Expenditures” pursuant to this clause (4));

(5) the book value of any asset owned by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused will be included as a Capital Expenditure during the period that such expenditure is actually made;

(6) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (a) used or surplus equipment traded in at the time of such purchase or (b) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;

(7) Investments in respect of a Permitted Acquisition;

(8) the Acquisition;

(9) the purchase of property, plant or equipment to the extent purchased with the proceeds of Asset Sales that are not applied to prepay Term Loans pursuant to Section 2.12; or

(10) Capitalized Software Expenditures.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries and, in the case of the Borrower, the Physician-Owned Practices, during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or is required to be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Lease Obligations” means, with respect to any Capital Lease of any Person, the amount of all obligations of such Person that would be required to be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Company” means a Wholly Owned Subsidiary of the Borrower created solely for providing self-insurance for the Borrower and its Subsidiaries and engaging in no other activities other than activities ancillary thereto and necessary for the maintenance of corporate existence.

“CareMax” has the meaning assigned to such term in the recitals hereof.

“CareMax Representative” has the meaning assigned to such term in the definition of “PPP Escrow Agreement”.

“cash collateralize” means to deposit, or designate funds previously deposited, in a deposit account subject to control of the Administrative Agent or the Collateral Agent or the applicable Issuing Bank, solely for the benefit of the applicable Issuing Bank or the Revolving Lenders, as collateral for Letters of Credit or obligations of Revolving Lenders to fund participations in respect of Letters of Credit, cash, Cash Equivalents or deposit account balances in an aggregate amount equal to 103% of the maximum amount available to be drawn under such Letters of Credit, in each case pursuant to documentation in form and substance reasonably satisfactory to the applicable Issuing Bank (which documents are hereby consented to by the Lenders). “cash collateral” shall have a meaning correlative to the foregoing.

“Cash Equivalents” means:

(1) Dollars or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2) direct obligations of the United States of America or obligations guaranteed by the United States of America, in each case, with maturities not exceeding two years;

(3) time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250,000,000;

(4) repurchase obligations for underlying securities of the types described in clause (2) or (3) above or clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper or variable or fixed rate notes maturing not more than one year after the date of acquisition issued by a corporation rated at least “P-1” by Moody’s or “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7) Indebtedness issued by Persons with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(8) Investments in money market funds with average maturities of twelve (12) months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Restricted Subsidiary is located or in which such Investment is made; and

(10) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above.

“Cash Management Bank” means any provider of Cash Management Services that, at the time such Cash Management Obligations were entered into or, if entered into prior to the Closing Date, on the Closing Date, was an Agent, a Lead Arranger or a Lender or an Affiliate of the foregoing, whether or not such Person subsequently ceases to be an Agent, a Lead Arranger or a Lender or an Affiliate of the foregoing.

“Cash Management Obligations” means obligations owed by any Loan Party to any Cash Management Bank in respect of or in connection with Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations” under this Agreement (which designation shall include a certification by such Cash Management Bank that it is eligible to be a Cash Management Bank in accordance with the definition thereof and such Cash Management Bank’s agreement to be bound by Section 8.01, 8.03 and 8.07 hereof).

“Cash Management Services” means any treasury or cash management services (including, without limitation, controlled disbursement, automated clearing house transactions, return items, overdrafts and interstate depository network services), depository, pooling, netting, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, Worldwide Interbank Financial Telecommunication transfers, operational foreign exchange management, dealer incentive, supply chain finance services (including, without limitation, trade payable services and supplier accounts receivables purchases) and similar services.

“Cash Netting Cap” means $30,000,000.

“Cash Receipts” shall mean all cash received by or on behalf of the Loan Parties, including, without limitation: (a) cash representing operating revenue earned or to be earned by the Loan Parties; (b) proceeds from Loans and (c) any other cash received by the Loan Parties from whatever source (including amounts received in respect of the liquidation of any Hedge Agreements and amounts received in respect of any disposition of assets), other than amounts described in the definition of “Excluded Accounts” which are deposited in Excluded Accounts.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property.

“Certain Funds Provision” has the meaning given to such term in the Commitment Letter.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

A “Change in Control” will be deemed to occur if any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires Beneficial Ownership of Voting Stock of the Borrower representing (a) more than 35% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of the Borrower (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) and (b) more than the percentage of the aggregate ordinary voting power for the election of directors that is at the time Beneficially Owned, directly or indirectly, by the Permitted Holders, taken together (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested).

“Change in Law” means:

(1) the adoption of any law, rule or regulation (including, without limitation, any rule or regulation adopted by the NAIC or its Securities Valuation Office) after the Closing Date;

(2) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority (including, without limitation, any rule or regulation adopted by the NAIC or its Securities Valuation Office) after the Closing Date; or

(3) compliance by any Lender (or, for purposes of Section 2.16(2), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority (including, without limitation, any rule or regulation adopted by the NAIC or its Securities Valuation Office), made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case will be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.09.

“Class” means, with respect to an Initial Term Loan Facility, DDTL Facility or Revolving Facility, (a) when used with respect to Lenders, the Lenders under such Initial Term Loan Facility, DDTL Facility or Revolving Facility, as applicable and (b) when used with respect to Loans, Commitments or Borrowings, Loans, Commitments or Borrowings under such Initial Term Loan Facility, DDTL Facility or Revolving Facility, as applicable.

“Closing Date” means June 8, 2021.

“Closing Date Refinancing” means the repayment, redemption, defeasance, discharge, refinancing or termination in full of all of the existing indebtedness of the Acquired Businesses (excluding certain indebtedness permitted to remain outstanding after the Closing Date in accordance with this Agreement and the other Loan Documents), the termination of all commitments in respect thereof, and the discharge and release all security and guaranties in respect thereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collaboration Agreement” means a collaboration agreement to be entered into on or after the Closing Date between the Borrower or one or more of its Restricted Subsidiaries and a commercial health insurance payor (“Payor”) pursuant to which Payor will make unsecured loans, defer rent obligations or make other unsecured credit extensions to the Borrower or one or more of its Restricted Subsidiaries to finance the establishment of de novo facilities, including costs and expenses incurred in connection with entering into a Management Services Agreement and other similar agreements in respect of any Physician-Owned Practice which will operate such facilities.

“Collateral” means the “Collateral” as defined in the Collateral Agreement and also includes all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document (but in any event excluding the Excluded Assets).

“Collateral Agent” means Royal Bank of Canada, in its capacity as Collateral Agent for itself and the other Secured Parties, and any duly appointed successor in that capacity.

“Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Closing Date, among the Loan Parties and the Collateral Agent.

“Co-Managers” means Deutsche Bank Securities Inc. and Keybank National Association, each in its capacity as a co-manager.

“Commitment” means a Term Commitment or a Revolving Facility Commitment, as the context may require.

“Commitment Fees” means, collectively, the DDTL Facility Commitment Fees together with the Revolving Facility Commitment Fees.

“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of March 8, 2021, by and among the Borrower, Royal Bank of Canada, RBC Capital Markets, LLC, Truist Bank, Truist Securities, Inc., Citizens Bank NA, Regions Bank, Capital One, N.A., Fifth Third Bank, National Association, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Keybank National Association and BankUnited, N.A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” and “Companies” each has the meaning assigned to such term in the recitals hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” means, for any period, the cash Consolidated Interest Expense of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for such period, including all cash commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net cash costs under Hedge Agreements, but excluding:

(1) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting);

(2) any fees (including any periodic agency fees) and expenses associated with the Transactions, any Asset Sale or other disposition, acquisition, Investment, equity issuances or debt issuances (in each case, whether such transaction is consummated or not);

(3) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under any Hedge Agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging;

(4) any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates;

(5) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities;

(6) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions;

(7) penalties and interest relating to taxes;

(8) accretion or accrual of discounted liabilities not constituting Indebtedness;

(9) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting;

(10) pay-in-kind interest expense of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices payable pursuant to the terms of the agreements governing such debt for borrowed money;

(11) commissions, discounts, yield and other fees and charges (including any interest expense) related to any inventory financing agreement;

(12) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any acquisition or Investment not prohibited by the terms of the Loan Documents; and

(13) any other non-cash items included in determining Consolidated Interest Expense,

in each case, as calculated on a consolidated basis in accordance with GAAP, provided that only cash interest items shall be taken into account in determining Consolidated Cash Interest Expense for the purposes of this definition.

“Consolidated Debt” means, as of any date, the sum (without duplication) of all outstanding Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Indebtedness for borrowed money, Capital Lease Obligations, purchase money Indebtedness, deferred purchase price, similar payment obligations and earnouts of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices and all Guarantees of the foregoing, in each case, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared on a consolidated basis in accordance with GAAP, based upon the financial statements for the most recent four fiscal quarter period for which Required Financial Statements have been delivered (or were required to be delivered), in each case, calculated on a Pro Forma Basis, as such amount may be adjusted to reflect the effect (as determined by the Borrower in good faith) of any Hedge Agreement or other derivative instrument entered into in respect of the currency exchange risk relating to such Indebtedness, calculated on a mark-to-market basis; provided, however, Consolidated Debt shall exclude (a) deferred purchase price, similar payment obligations and earnouts of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices (including those incurred or created in connection with a Permitted Acquisition or other permitted Investment (excluding any obligations in connection with employment or severance arrangements)), in each case, to the extent not overdue by five (5) or more Business Days and the amount payable is not subject to good faith dispute and, for the avoidance of doubt, excluding working capital or other purchase price adjustments, true-up payments, holdbacks, expense reimbursements or indemnification obligations and (b) the principal amount of any PPP Loans outstanding on the Closing Date to the extent the Borrower shall have deposited cash collateral in respect of the unpaid principal of, and interest on such PPP Loans into one or more escrow accounts subject to the control of the PPP Escrow Agent on behalf of the PPP Lender of such PPP Loans.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices on a consolidated basis for such period:

(1) increased, in each case to the extent deducted in calculating such Consolidated Net Income (other than in respect of clause (k)) (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including foreign, federal, state, local, provincial, territorial, franchise, excise, property, value added, withholding and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating to any tax examinations, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of the Borrower in respect of such period (in each case, to the extent attributable to the operations of the Borrower and its Subsidiaries), which will be included as though such amounts had been paid as income taxes directly by the Borrower; plus

(b) Consolidated Interest Expense; plus

(c) all depreciation and amortization losses, charges and expenses; plus

(d) all

(i) losses, charges and expenses relating to the Transactions;

(ii) transaction fees, costs and expenses incurred in connection with the consummation of any transaction that is out of the ordinary course of business (or any transaction proposed but not consummated and including any such transaction consummated prior to the Closing Date) permitted under this Agreement, including equity issuances (including any expense relating to enhanced accounting functions or other transaction costs associated with being a public company, including Public Company Costs), investments, acquisitions, asset sales or other dispositions, recapitalizations, consolidations, mergers, amalgamations, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be incurred under this Agreement (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions; provided, that, that the aggregate amount added back under this clause (d)(ii), clauses (i), (k) and (l)(II) below and clause (2) of the definition of “Pro Forma Basis” shall not exceed 25.0% of Consolidated EBITDA of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for the four fiscal quarter period ending on the last day of such period (the “Expenses and Synergies Cap”) (calculated on a Pro Forma Basis and after giving effect to any such add-backs);

(iii) transaction fees, costs and expenses incurred in connection with any amendments, waivers or other modifications to the Loan Documents;

(iv) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period;

(v) costs and expenses related to, or incurred in connection with, business or facilities (including de novo facilities) start-up, opening, pre-opening, transition, consolidation, shut-down and closing, including costs and expenses incurred in connection with entering into Management Services Agreements and other similar agreements in respect of Physician-Owned Practices and/or to ensure that such agreements comply with all applicable laws; provided that the aggregate amount added back under this clause (d)(v) shall not exceed 25.0% of Consolidated EBITDA of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and after giving effect to any such add-backs);

(vi) fees and expenses (including, but not limited to, travel expenses) of, and indemnification payments paid to, board members, board advisors and board observers, and all fees, costs and expenses relating to directors and officers insurance; and

(vii) proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(e) minority interest expense or deduction attributable to minority Equity Interests or non-controlling interests of third parties in any non-Wholly Owned Restricted Subsidiary; plus

(f) non-cash earn-out obligations, deferred purchase price or other adjustments of purchase price or, in each case, similar obligations and expenses related thereto incurred in connection with any Permitted Acquisition or other Investment; plus

(g) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of the Borrower and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of the Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(h) all non-cash charges, expenses or losses, including, without limitation, any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (I) the Borrower may determine not to add back such non-cash charges in the current period or (II) to the extent the Borrower decides to add back such non-cash charges, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(i) all losses, charges, expenses, costs, accruals or reserves of any kind (i) attributable to the planning, undertaking and/or implementation of cost savings or strategic initiatives, business optimization, cost rationalization programs, operating expense reductions and/or other initiatives, actions or synergies (including, without limitation, in connection with any integration, restructuring or transition), (ii) relating to the closure or consolidation of any facility and/or discontinued operations (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation, any software development, any expansion and/or relocation or any entry into a new market, or (iii) relating to any severance, any signing, retention or completion bonus, or any modification to any pension and post-retirement employee benefit plan, indemnities and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company (including, for the avoidance of doubt, any one time Public Company Cost and any one time cost related to any Permitted Acquisition); provided that the aggregate amount added back under this clause (i), clause (d)(ii) above, clauses (k) and (l)(II) below and clause (2) of the definition of “Pro Forma Basis” shall not exceed the Expenses and Synergies Cap for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and after giving effect to any such add-backs); plus

(j) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period (i) the Borrower may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(k) (i) pro forma “run rate” cost savings, operating expense reductions, restructuring charges and synergies related to operational efficiencies, strategic and cost saving initiatives, purchasing improvements, contract arbitrage, acquisitions, divestitures, other specified transactions, restructurings, cost savings initiatives and other initiatives and actions that are related to or resulting from the Transactions, reasonably expected by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices to be realized within 18 months of the date of such calculation (without duplication of the amount of actual benefits realized during such period from such actions), which cost savings, operating expense reductions, restructuring charges and synergies are factually supportable and reasonably identifiable in the good faith determination of the Borrower, as certified in writing by a Financial Officer of the Borrower plus (ii) pro forma “run rate” cost savings, operating expense reductions, restructuring charges and synergies related to operational efficiencies, strategic and cost saving initiatives, purchasing improvements, acquisitions, divestitures, other specified transactions, restructurings and other initiatives and actions, in each case, reasonably expected by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices to be realized within 18 months of the date of such calculation (without duplication of the amount of actual benefits realized during such period from such actions), which cost savings, operating expense reductions, restructuring charges and synergies are factually supportable and reasonably identifiable in the good faith determination of the Borrower, as certified in writing by a Financial Officer of the Borrower; provided that the aggregate amount added back under this clause (k), clauses (d)(ii) and (i) above, clause (l)(II) below and clause (2) of the definition of “Pro Forma Basis” shall not exceed the Expenses and Synergies Cap for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and after giving effect to any such add-backs);

(l) without duplication, adjustments and add-backs (which add-backs and adjustments shall not, for the avoidance of doubt, be limited to the time periods in respect of which such add-backs and adjustments were reflected therein) (I) reflected in the Financial Model and/or (II) other adjustments and add-backs that are of the type contained in a quality of earnings report made available to the Administrative Agent prepared by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Loan Party; provided that the aggregate amount added back under this clause (l)(II), clauses (d)(ii), (i) and (k) above and clause (2) of the definition of “Pro Forma Basis” shall not exceed the Expenses and Synergies Cap for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and after giving effect to any such add-backs); and

(2) decreased, without duplication and to the extent increasing such Consolidated Net Income for such period, by non-cash gains (excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date).

Notwithstanding the foregoing, the Consolidated EBITDA of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for the fiscal quarters ended:

(i)	June 30, 2020 will be deemed to be $13,000,000;

(ii)	September 30, 3020 will be deemed to be $14,500,000;

(iii)	December 31, 2020 will be deemed to be $13,200,000; and

(iv)	March 31, 2021 will be deemed to be $7,300,000.

it being understood that the amounts listed in the foregoing clauses (i), (ii), (iii) and (iv) do not give effect to the adjustments provided for in the definition of Pro Forma Basis for any transactions or events occurring after the Closing Date.

“Consolidated First Lien Net Debt” means, as of any date, all Consolidated Debt as of such date that is secured by a Lien on the Collateral (or in the case of Consolidated Debt of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices consisting of purchase money Indebtedness or Capital Lease Obligations, assets of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices secured thereby) that is pari passu with the Lien securing the Obligations (or, as applicable, secured on a “first priority” basis), minus all Unrestricted Cash of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices as of such date in an amount not to exceed the Cash Netting Cap, in each case, determined based upon the financial statements for the most recent four fiscal quarter period for which Required Financial Statements have been delivered (or were required to be delivered), in each case, calculated on a Pro Forma Basis; provided that for purposes of calculating the amount of Consolidated First Lien Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“Consolidated Interest Expense” means, for any period, with respect to the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices on a consolidated basis, the sum, without duplication, of:

(1) the aggregate interest expense of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay-in-kind interest payments, amortization of original issue discount, the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to Hedge Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2) consolidated capitalized interest of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for such period, whether paid or accrued; plus

(3) any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the Borrower and that has been Guaranteed by the Borrower, the Restricted Subsidiaries and/or any of the Physician-Owned Practices; less

(4) interest income of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for such period;

provided that when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period. For purposes of this definition, interest on Capital Lease Obligations will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, for any period, the aggregate amount of the net income (or loss) of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for such period, calculated on a consolidated basis in accordance with GAAP and before any deduction for preferred stock dividends; provided that:

(1) all net after-tax extraordinary, exceptional, nonrecurring or unusual gains, losses, income, expenses, costs, accruals, charges and reserves of any kind, and in any event including all Transaction Costs, restructuring (whether or not classified as restructuring expense on the consolidated financial statements) (other than restructuring charges and synergies related to operational efficiencies), severance, rent, relocation, retention, consolidation or other similar charges and expenses, one-time charges (including compensation charges), contract termination costs, litigation and other legal and arbitration costs, excess pension charges, system establishment charges, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or otherwise, and any fees, expenses, charges or change in control payments related to the Transactions or otherwise (including any transition-related expenses incurred before, on or after the Closing Date), will be excluded;

(2) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after tax gain or loss on the disposal of abandoned, closed or discontinued operations will be excluded;

(3) all net after-tax gain, loss, expense or charge attributable to business dispositions (including Equity Interests of any Person), asset dispositions, abandonments or the designation of an Unrestricted Subsidiary other than in the ordinary course of business (as determined in good faith by a Responsible Officer of the Borrower) will be excluded;

(4) all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Hedge Agreements or other derivative instruments (including deferred financing costs written off, premiums paid or other expenses incurred) will be excluded;

(5) all non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Hedge Agreements or other derivative instruments, including any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, will be excluded;

(6) (a) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are or are permitted to be paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (b) the net income for such period will include any ordinary course dividends, distributions or other payments in cash received from any such Person during such period in excess of the amounts included in clause (a) hereof, in each case will be excluded;

(7) the cumulative effect of a change in law, regulation or accounting principles and changes as a result of the adoption or modification of accounting policies, in each case during such period will be excluded;

(8) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(9) all impairment charges and asset write-ups, write-downs and write-offs or write-downs will be excluded;

(10) all equity-based or non-cash compensation or similar charge, cost or expense or reduction of revenue, realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or similar rights will be excluded;

(11) any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(12) accruals and reserves for liabilities (including contingent liabilities) or expenses that are established or adjusted as a result of the Transactions within eighteen (18) months after the Closing Date will be excluded;

(13) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees;

(14) any non-cash currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Hedge Agreements for currency exchange risk), will be excluded;

(15) (a) the non-cash portion of “straight-line” rent expense will be excluded and (b) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(16) expenses and lost profits with respect to liability or Casualty Events or business interruption will be disregarded to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (a) has not been denied by the applicable insurer in writing and (b) is in fact paid or reimbursed within 365 days of the date on which such liability was discovered or such Casualty Event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (16);

(17) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact paid or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(18) non-cash charges, expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances will be excluded; and

(19) any income or gain resulting from the forgiveness of any PPP Loans will be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of: (i) proceeds actually received or reimbursed from business interruption insurance and (ii) reimbursements of any losses, charges and expenses pursuant to indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under the terms hereof.

“Consolidated Total Net Debt” means, as of any date, all Consolidated Debt as of such date minus all Unrestricted Cash of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices as of such date in an amount not to exceed the Cash Netting Cap, in each case, determined based upon the financial statements for the most recent four fiscal quarter period for which Required Financial Statements have been delivered (or were required to be delivered), and calculated on a Pro Forma Basis; provided that for purposes of calculating the Consolidated Total Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” will have correlative meanings.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, in form and substance reasonably satisfactory to the Collateral Agent, which provides the Collateral Agent with springing Control of a Deposit Account after the occurrence of an Event of Default, executed and delivered by the Borrower or another Loan Party, as applicable, and the applicable bank or securities intermediary at which such relevant account is maintained. As used in this definition of “Control Agreement”, “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.25.

“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the Borrower in the form of one or more series of term loans, revolving commitments (and corresponding revolving loans) or notes; provided that:

(1) such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part (and such exchange, extension, renewal, replacement or refinancing occurs substantially concurrently with such incurrence or obtainment), Indebtedness (“Refinanced Debt”) that is existing Term Loans, Revolving Loans or Revolving Facility Commitments or other Credit Agreement Refinancing Indebtedness;

(2) such Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, defeasance costs, fees, commissions and expenses);

(3) other than with respect to Customary Bridge Loans, (A) the Weighted Average Life to Maturity of such Indebtedness may not be shorter than the longest remaining Weighted Average Life to Maturity of the Refinanced Debt at the time of incurrence thereof unless the Lenders under any then existing Term Facility are also offered by the Borrower the same percentage amortization prepayments for each year at the corresponding times (less any amounts of any existing amortization for such applicable loans), provided that, for purposes of this clause (3), each such individual Lender will be deemed to have rejected such offer unless such Lender notifies the Administrative Agent that it has accepted such offer by 11:00 a.m., New York City time, three (3) Business Days (or such longer period which the Borrower agrees) after the date of such offer, and (B) the final maturity date of such Indebtedness is not earlier than the maturity date of the Refinanced Debt;

(4) such Indebtedness may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder;

(5) such Indebtedness is not secured by any assets or property of the Borrower or any Restricted Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);

(6) such Indebtedness is not guaranteed by any Restricted Subsidiary that is not a Loan Party;

(7) if such Indebtedness is secured:

(a) if such Indebtedness is secured by Collateral on a pari passu basis with the Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of an Acceptable Intercreditor Agreement;

(b) if such Indebtedness is secured by Collateral on a junior basis to the Loans, a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of an Acceptable Intercreditor Agreement;

(c) the terms and conditions (except as otherwise provided in this definition) of such Indebtedness (including pricing and optional prepayment or redemption terms) shall be as otherwise agreed between the Borrower and the applicable Lenders of such Indebtedness; provided that, to the extent such terms and conditions of such Credit Agreement Refinancing Indebtedness are not consistent with the terms of the Initial Term Loans, the DDTLs and/or the Revolving Loans, as applicable, such terms and conditions shall either, at the option of the Borrower, (A) be reasonably satisfactory to the Administrative Agent or (B) reflect market terms and conditions, taken as a whole, at the time of incurrence, issuance or effectiveness thereof (as reasonably determined by the Borrower) (it being understood and agreed that (i) terms differing from those with respect to the relevant Facilities applicable solely to periods after the Latest Maturity Date existing at the time of such incurrence or issuance shall be deemed to be acceptable and (ii) if any more favorable provision is added for the benefit of any Credit Agreement Refinancing Indebtedness, such provision shall be deemed to be acceptable to the extent such provision is added for the benefit of the Initial Term Loan Facility, the DDTL Facility and/or the Revolving Facility, as applicable); and

(d) such Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Credit Extension” means, as the context may require, (i) the making of a Loan by any Lender or (ii) the issuance of any Letter of Credit, or the amendment or extension of any outstanding Letter of Credit, by the applicable Issuing Bank.

“Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount determined on a cumulative basis, equal to the product of (i) the Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date (with any negative Excess Cash Flow amount for any Excess Cash Flow Period deemed to be zero for such purposes) times (ii) a percentage equal to 100% minus the Required ECF Percentage.

“Cure Expiration Date” has the meaning assigned to such term in Section 7.02.

“Cure Right” has the meaning assigned to such term in Section 7.02.

“Current Assets” means, as of any date, all assets (other than cash, Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices as “current assets” (other than amounts related to current or deferred Taxes based on income or profits), determined based upon the then most recently ended Test Period and calculated on a Pro Forma Basis, but excluding: (i) Hedge Agreements to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of the Borrower and (ii) deferred financing fees.

“Current Liabilities” means, as of any date, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices as “current liabilities,” other than:

(1) any Revolving Facility Credit Exposure, Revolving Loans, Revolving L/C Exposure, Swing Line Loans or other revolving loans;

(2) the current portion of any Indebtedness (including the Swap Termination Value of any Hedge Agreements);

(3) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid);

(4) accruals for current or deferred Taxes based on income or profits;

(5) accruals, if any, of transaction costs resulting from the Transactions;

(6) accruals of any costs or expenses related to (a) severance or termination of employees prior to the Closing Date or (b) bonuses, pension and other post-retirement benefit obligations or (c) restructuring reserves; and

(7) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), in each case, characterized as such and, arising expressly out of purchase and sale contracts;

in each case, calculated on a Pro Forma Basis.

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year that provides for an automatic extension or conversion into permanent loans or notes; provided that (a) the Weighted Average Life to Maturity of any loan or note which is exchanged for or otherwise replaces such bridge loans (including by way of automatic conversion) is not shorter than the Weighted Average Life to Maturity of the then existing Term Loans at the time of incurrence of such bridge loans and (b) the final maturity date of any loan or note which is exchanged for or otherwise replaces such bridge loans (including by way of automatic conversion) is not earlier than the Latest Maturity Date of the Term Loans on the date of the incurrence of such bridge loans.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DDTL Facility” means the DDTL Facility Commitments and the extensions of credit made hereunder by the DDTL Lenders.

“DDTL Facility Commitment” has the meaning assigned to such term in Section 2.01(2).

“DDTL Facility Commitment Expiration Date” means, with respect to the DDTL Facility Commitment of any DDTL Lender, the earliest of (a) the date on which the entire amount of the DDTL Facility Commitments has been drawn, (b) the date on which the DDTL Facility Commitments have been terminated in full or reduced to zero pursuant to Section 2.08(2) and (c) the six (6) month anniversary of the Closing Date.

“DDTL Facility Commitment Fee” has the meaning assigned to such term in Section 2.13(1)(b).

“DDTL Facility Credit Exposure” means, at any time, the aggregate principal amount of the DDTLs outstanding at such time. The DDTL Facility Credit Exposure of any DDTL at any time will be, subject to adjustment as expressly provided in Section 2.25, the product of (a) such DDTL Lender’s DDTL Facility Percentage and (b) the aggregate DDTL Facility Credit Exposure of all DDTLs, collectively, at such time.

“DDTL Facility Percentage” means, with respect to any DDTL, the percentage of the total DDTL Facility Commitments represented by such DDTL’s DDTL Facility Commitment. If the DDTL Facility Commitments have terminated or expired, the DDTL Facility Percentages will be determined based upon the DDTL Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“DDTL Lender” means each Lender with a DDTL Facility Commitment or who otherwise holds DDTLs.

“DDTLs” has the meaning assigned to such term in Section 2.01(2).

“Debt Fund Affiliate” means:

(1) any Affiliate of the Borrower (other than (a) the Borrower and any of its Subsidiaries and (b) any natural person) that is a bona fide bank, diversified debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, in each case, that is not organized primarily for the purpose of making equity investments;

(2) any Affiliate, division or internal group of a Permitted Investor that has the principal purpose of investing in, acquiring or trading commercial loans, bonds or similar extensions of credit in the ordinary course;

(3) any investment fund or account of a Permitted Investor managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Investor has invested) or a division or internal group within a Permitted Investor that is not organized or used primarily for the purpose of making equity investments in portfolio companies, in each case, in the case of clauses (1), (2) and (3) with respect to which the Borrower does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; and

(4) any fund or vehicle managed or advised by Deerfield Partners or any Affiliates thereof, that are not organized primarily for the purpose of making equity investments.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Representative” means, with respect to any Indebtedness that is secured on a pari passu basis with, or on a junior basis to, the Loans, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Deerfield Partners” has the meaning assigned to such term in the recitals hereof.

“Default” means any event or condition which, but for the giving of notice, lapse of time or both (if not cured, waived or otherwise remedied hereunder during such time), would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, constitutes a Lender Default.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Deposit Account” shall have the meaning assigned to such term in the UCC; provided that, as used herein and in the other Loan Documents, the term “Deposit Account” shall include any “money market” or similar account into which Cash Receipts of one or more Loan Parties is deposited in the ordinary course of business, irrespective of whether any such account would otherwise constitute a “Securities Account” pursuant to the UCC.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with an Asset Sale that is designated in writing as Designated Non-Cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed, retired, sold or otherwise disposed of in compliance with Section 6.05 hereof.

“Disinterested Director” means, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction. A member of the Board of Directors shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interests of the Borrower.

“Disqualified Institution” means:

(1) any Person that is a competitor of the Borrower, any of its Subsidiaries or the Acquired Business and identified by the Borrower to the Lead Arrangers in writing from time to time;

(2) any bank, financial institution or other Person that is identified by the Borrower in writing from time to time to the Lead Arrangers (if prior to the Closing Date) or to the Administrative Agent; and

(3) any Affiliate of the entities described in the foregoing clauses (1) and (2), to the extent such Affiliate is clearly identifiable as such on the basis of such Affiliate’s name or has been identified as such by the Borrower to the Lead Arrangers in writing, in each case other than any such Affiliate that is a bona fide bank, diversified debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business.

Notwithstanding anything in the Loan Documents to the contrary, the Administrative Agent shall not be responsible (or have any liability) for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (1) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (2) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution. The list of Disqualified Institutions shall be available to Lenders upon request but shall not otherwise be posted to the Lenders without the Borrower’s consent.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable at the option of the holder thereof), or upon the happening of any event or condition:

(1) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments);

(2) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;

(3) provide for the scheduled payments of dividends in cash; or

(4) either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of:

(a) the Latest Maturity Date at the time of issuance thereof; and

(b) the Termination Date;

provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“Distressed Person” has the meaning assigned to such term in the definition of “Lender-Related Distress Event.”

“DNF” has the meaning assigned to such term in the definition of “DNF Acquisition”.

“DNF Acquisition” means the acquisition by CareMax of substantially all of the assets of Unlimited Medical Services of Florida, LLC, a Florida limited liability company (“DNF”), dba DNF Medical Centers, from DNF’s existing equity holders (the “DNF Sellers”), pursuant to a purchase agreement to be entered into by and among CareMax, DNF and the DNF Sellers.

“DNF Sellers” has the meaning assigned to such term in the definition of “DNF Acquisition”.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States or any political subdivision thereof, and “Domestic Subsidiaries” means any two or more of them. Unless otherwise indicated in this Agreement, all references to Domestic Subsidiaries will mean Domestic Subsidiaries of the Borrower.

“Dutch Auction” means an auction of Term Loans conducted:

(1) pursuant to Section 9.04(10) to allow an Affiliated Lender to acquire Term Loans at a discount to par value and on a pro rata basis; or

(2) pursuant to Section 9.04(14) to allow a Purchasing Borrower Party to prepay Term Loans at a discount to par value and on a pro rata basis,

in each case, in accordance with the applicable Dutch Auction Procedures.

“Dutch Auction Procedures” means, with respect to a purchase of Term Loans in a Dutch Auction, Dutch Auction procedures as reasonably agreed upon by the applicable Affiliated Lender or Purchasing Borrower Party, as the case may be, and the Administrative Agent; provided that the Administrative Agent shall have no obligation to act as the manager in any Dutch Auction and any such Dutch Auction may instead be managed by any other bank or another investment bank of recognized standing selected by the Borrower in consultation with the Administrative Agent.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“ECF De Minimis Amount” means, for any Excess Cash Flow Period, the greater of (x) $4,500,000 and (y) 10.0% of Consolidated EBITDA for the Test Period ending on the last day of such Excess Cash Flow Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, and natural resources such as flora and fauna.

“Environmental Laws” means all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, binding agreements and final, binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, which shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Restricted Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means:

(1) a Reportable Event, or the requirements of Section 4043(b) of ERISA apply, with respect to a Plan;

(2) a withdrawal by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate that is treated as a termination under Section 4062(e) of ERISA;

(3) a complete or partial withdrawal by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate from a Multiemployer Plan, receipt of written notification by the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or endangered or in critical status within the meaning of Section 305 of ERISA;

(4) the provision by a Plan administrator or the PBGC of notice of intent to terminate a Plan, to appoint a trustee to administer a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan;

(5) the incurrence by the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA;

(6) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Plan;

(7) the imposition of a lien under Section 303(k) of ERISA with respect to any Plan; and

(8) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“Erroneous Payment” has the meaning assigned to such term in Section 8.13(1).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.13(4).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Borrowing” means a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

“Eurocurrency Rate” means with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum equal to the arithmetic mean of the offered rates for deposits in the relevant currency with a term equivalent to such Interest Period that appears on the applicable Reuters page (or any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration Limited (or any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London interbank offered rate)) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (unless market practice differs in the relevant market where the Eurocurrency Rate for such currency is to be determined, in which case the date of quotation will be determined by the Administrative Agent in accordance with market practices in such market (and if quotations would normally be given on more than one day, then the date of quotation will be the last of those days)) (as applicable, the “Screen Rate”); provided that if the applicable Screen Rate is not available at such time for any reason, “Eurocurrency Rate” shall be the interest rate per annum equal to the Interpolated Screen Rate.

“Eurocurrency Revolving Loan” has the meaning assigned to such term in Section 1.09.

“Eurocurrency Revolving Loan Borrowing” has the meaning assigned to such term in Section 1.09.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means, with respect to any property, any of the following: (a) any loss, damage or destruction of such property; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Excess Cash Flow” means, for any Excess Cash Flow Period, the Consolidated Net Income of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for such period, minus, without duplication:

(1) cash repayments, cash prepayments and other cash payments made with respect to the principal of any Indebtedness or the principal component of any Capital Lease Obligations of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice during such period (excluding voluntary and mandatory prepayments of Term Loans, voluntary prepayments of Indebtedness described in Section 2.12(3)(b) and prepayments of other revolving Indebtedness (except to the extent accompanied by a corresponding reduction in commitments), but including all premium, make-whole or penalty payments paid in cash (to the extent such payments were not already deducted in calculating Consolidated Net Income and are not otherwise prohibited under this Agreement)); minus

(2) an amount equal to the aggregate net non-cash gain on acquisitions or dispositions by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income; minus

(3) to the extent not otherwise deducted in calculating Consolidated Net Income, cash payments made by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice during such period in respect of (a) long-term liabilities other than Indebtedness or (b) items for which an accrual or reserve was established in a prior period; minus

(4) (a) cash payments made by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice during such period in respect of Taxes, to the extent such payments exceed the amount of tax expense deducted in calculating such Consolidated Net Income, and (b) at the option of the Borrower, cash payments that the Borrower, any Restricted Subsidiary or any Physician-Owned Practice will be required to make in respect of Taxes within 365 days after the end of such period; provided that amounts described in this clause (b) will not reduce Excess Cash Flow in subsequent periods; minus

(5) all cash payments and other cash expenditures made by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice during such period (a) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (1) through (18) of the definition of Consolidated Net Income or (b) that were not expensed during such period in accordance with GAAP; minus

(6) all non-cash credits included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (16) and (17) of Consolidated Net Income to the extent not reimbursed in cash during such period); provided that any cash reimbursement of any such non-cash credit in any future period will be added to Excess Cash Flow in such future period to the extent previously deducted pursuant to this clause (7); minus

(7) an amount equal to the increase in the Working Capital of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices during such period, if any, (other than any such increases contemplated by this clause (8) that are directly attributable to acquisitions of a Person or business unit by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices during such period); minus

(8) the aggregate principal amount of all mandatory prepayments pursuant to Section 2.12(2), or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds were taken into account in calculating Consolidated Net Income for such period; plus

(9) all non-cash charges, losses and expenses of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice that were deducted in calculating such Consolidated Net Income; plus

(10) an amount equal to the aggregate net non-cash loss on acquisitions or dispositions by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; plus

(11) all cash payments received by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice during such period pursuant to Hedge Agreements that were not treated as revenue or net income under GAAP; plus

(12) an amount equal to the decrease in Working Capital of the Borrower during such period, if any; plus

(13) all amounts referred to in clauses (1) and (3) above to the extent funded with the proceeds of the issuance or the incurrence of long-term Indebtedness (other than proceeds of revolving loans), the sale or issuance of Equity Interests or any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition to any Person of, any assets.

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with and including the fiscal year ending December 31, 2021.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means “Excluded Accounts” as defined in the Collateral Agreement.

“Excluded Assets” means “Excluded Assets” as defined in the Collateral Agreement.

“Excluded Contributions” means, as of any date, the aggregate amount of the net cash proceeds and Cash Equivalents, together with the aggregate fair market value of other assets that are used or useful in a business permitted under Section 6.08, received by the Borrower after the Closing Date from:

(1) contributions to its common equity capital; or

(2) the sale of Capital Stock of the Borrower;

in each case, designated as Excluded Contributions, less the aggregate amount of Investments made pursuant to Section 6.04(24), in each case prior to such date; provided that the proceeds of Disqualified Stock, Specified Equity Contributions or any net cash proceeds that are used prior to such date (A) to make Restricted Payments under Section 6.06(1) or Section 6.06(2)(b) or (B) to make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(8) or a payment in respect of Junior Financing under Section 6.09(1)(a), in each case in reliance on clause (3) or (4) of the definition of Available Amount.

“Excluded Equity Interests” means “Excluded Equity Interests” as defined in the Collateral Agreement.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 6.01.

“Excluded Subsidiary” means any:

(1) Immaterial Subsidiary;

(2) Subsidiary that is not a Wholly Owned Subsidiary of the Borrower;

(3) Unrestricted Subsidiary;

(4) Foreign Subsidiary or CFC;

(5) direct or indirect Subsidiary of a direct or indirect Foreign Subsidiary;

(6) direct or indirect Domestic Subsidiary that has no material assets other than cash, Cash Equivalents, direct or indirect Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) or direct or indirect Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and indebtedness (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more direct or indirect Foreign Subsidiaries that are CFCs;

(7) Subsidiary if acting as a Guarantor, or its Guarantee, would, and only so long as it would, (a) be prohibited or restricted by applicable law, rule or regulation or by any contractual obligation (with respect to any such contractual obligations, only to the extent existing on the Closing Date or on the date such Person becomes a direct or indirect Subsidiary of the Borrower (to the extent not created or entered into in contemplation of the Transactions or the acquisition thereof) or (b) require a governmental or regulatory consent, approval, license or authorization (unless such consent, approval, license or authorization has been received);

(8) Subsidiary that is treated as a disregarded entity or partnership for U.S. federal income tax purposes the assets of which consist of direct or indirect Equity Interests or direct or indirect Equity Interests and Indebtedness of one or more CFCs;

(9) Subsidiary for which the provision of a Guarantee would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code, or any similar law or regulation in any applicable jurisdiction) to the Borrower or one of its Subsidiaries (as reasonably determined by the Borrower);

(10) acquired Restricted Subsidiary, acquired pursuant to a Permitted Acquisition or similar investment, the purchase of which is financed with Excluded Indebtedness constituting assumed indebtedness and any Restricted Subsidiary thereof that guarantees such indebtedness, in each case to the extent, and so long as, such Indebtedness prohibits or therein prevents such Restricted Subsidiary from becoming a Guarantor and such prohibition or prevention was not entered into in contemplation of such acquisition;

(11) any Subsidiary that is a captive insurance subsidiary (including any Captive Insurance Company), any not-for-profit Subsidiary or any Subsidiary which is a special purpose entity for any receivables or other securitization transaction; and

(12) Subsidiary in circumstances where the Borrower and the Administrative Agent reasonably agree that any of the cost, difficulty, burden or consequences of providing a Guarantee is excessive in relation to the value to the Lenders afforded thereby.

in each case, unless the Borrower determines in its sole discretion, from time to time, upon notice to the Administrative Agent, that any of the foregoing Persons that is a Restricted Subsidiary should not be an Excluded Subsidiary; provided that (x) such Restricted Subsidiary shall comply with Section 5.11 upon such designation and shall provide a guaranty and credit support that is substantially similar to the guarantees and credit support provided by the Subsidiary Guarantors party hereto on the Closing Date and (y) such designation shall remain in effect until the date on which the Borrower has informed the Administrative Agent in writing that it elects to have such Restricted Subsidiary redesignated as an Excluded Subsidiary, and such redesignation shall be permitted so long as, after giving effect thereto, (A) such Restricted Subsidiary would qualify as an Excluded Subsidiary pursuant to one of the above provisions and (B) if immediately after such designation it shall be a Restricted Subsidiary any Investments made by a Loan Party into such Restricted Subsidiary after the Closing Date while it is a Loan Party shall be deemed made for purposes of Section 6.04 immediately following such redesignation (net of Returns actually received in respect of such Investments), and any incurrence of Indebtedness by such Restricted Subsidiary and the incurrence of Liens on the assets of such Restricted Subsidiary, in each case, after the Closing Date that remains outstanding on the date of such designation shall be deemed incurred for purposes hereof immediately following such redesignation, and no Event of Default would result from such designation.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder:

(1) Taxes imposed on or measured by its net income (however denominated), franchise Taxes or branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes;

(2) any U.S. federal withholding Tax imposed on amounts payable hereunder to or for the account of a Recipient under any law applicable at the time such Recipient becomes a party to this Agreement (or in the case of a Lender, under any law applicable at the time such Lender changes its Lending Office), in each case except to the extent that the Recipient’s assignor (if any), immediately before the assignment (or such Lender, immediately before it changed its Lending Office), was entitled to receive additional amounts from the Loan Party with respect to any withholding Tax pursuant to Section 2.18(1) or Section 2.18(3);

(3) Taxes that are attributable to such Lender’s or Administrative Agent’s failure to comply with Section 2.18(4); and

(4) any withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned to such term in Section 3.19(3)(a).

“Expenses and Synergies Cap” has the meaning assigned to such term in clause (d)(ii) of the definition of “Consolidated EBITDA”.

“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.24(1), as such amount may be adjusted from time to time in accordance with this Agreement.

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.24(1).

“Extended Term Loan Installment Date” has the meaning assigned to such term in Section 2.10(3).

“Extended Term Loans” has the meaning assigned to such term in Section 2.24(1).

“Extending Lender” has the meaning assigned to such term in Section 2.24(1).

“Extending Revolving Lender” has the meaning assigned to such term in Section 2.24(1).

“Extending Term Lender” has the meaning assigned to such term in Section 2.24(1).

“Extension” has the meaning assigned to such term in Section 2.24(1).

“Extension Amendment” has the meaning assigned to such term in Section 2.24(2).

“Extension Offer” has the meaning assigned to such term in Section 2.24(1).

“Facilities” means the Initial Term Loan Facility, the DDTL Facility, the Revolving Facility, the Letter of Credit Sublimit and/or the Swing Line Sublimit, as the context may require.

“fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such assets, as determined in good faith by a Responsible Officer of the Borrower (which determination shall be conclusive absent manifest error).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the foregoing and any treaty, law, fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that:

(1) if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the next succeeding Business Day as so published on such next succeeding Business Day;

(2) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent; and

(3) in no event will the Federal Funds Rate be less than zero.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of March 8, 2021, by and among the Borrower, Royal Bank of Canada, RBC Capital Markets, LLC, Truist Bank, Truist Securities, Inc., Citizens Bank NA, Regions Bank, Capital One, N.A., Fifth Third Bank, National Association, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Keybank National Association and BankUnited, N.A.

“Fees” means the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees, Administrative Agent Fees and all other fees set forth in the Fee Letter and payable to any Lender, the Administrative Agent, or any Lead Arranger, in each case, with respect to Loans.

“Financial Model” means the financial model delivered on behalf of the Borrower to RBCCM on November 25, 2020.

“Financial Officer” means, with respect to any Person, the chief financial officer, president, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller of such Person.

“Financial Performance Covenants” has the meaning assigned to such term in Section ~~6.12(2~~6.12(3) .

“First Lien Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated First Lien Net Debt as of the last day of the then most recently ended Test Period, to (b) Consolidated EBITDA for the then most recently ended Test Period, calculated on a Pro Forma Basis.

“Fixed Amounts” has the meaning assigned to such term in Section 1.07(2).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of:

(1) (a) Consolidated EBITDA of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for the most recently ended Test Period, minus (b) the unfinanced portion of all Capital Expenditures (excluding any Capital Expenditures made with the proceeds of any Reinvestment Deferred Amounts), minus (c) federal, state and foreign income taxes paid in cash by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices (net of refunds received) for the most recently ended Test Period, minus (d) Restricted Payments made paid by the Borrower during the most recently ended Test Period pursuant to Section 6.06(11)(ii); to

(2) (a) Consolidated Cash Interest Expense of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices for the most recently ended Test Period, plus (b) scheduled payments of principal on Consolidated Debt paid or payable in cash for the most recently ended Test Period, plus (c) Restricted Payments made paid by the Borrower during the most recently ended Test Period pursuant to Sections 6.06(9) and (10);

provided that, for purposes of calculating the Fixed Charge Coverage Ratio, for each component (other than Consolidated EBITDA) for each date of determination ending prior to the first anniversary of the Closing Date, (i) all Capital Expenditure amounts pursuant to clause (1)(b) above, all tax amounts pursuant to clause (1)(c) above and all Restricted Payments pursuant to clause (1)(d) above and (ii) all amounts under clause (2) of this definition shall, in each case, be measured from the Closing Date through such date of determination, divided by the number of days in such period, and multiplied by 365.

“Flood Certificate” means a life of loan “Standard Flood Hazard Determination Form” of the U.S. Federal Emergency Management Agency or any successor Governmental Authority performing a similar function.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statue thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and any and all official rulings, regulations and interpretations thereunder or thereof.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the Flood Insurance Laws.

“Flood Zone” means areas designated as having special flood hazards as determined by the U.S. Federal Emergency Management Agency or any successor Governmental Authority performing a similar function, and as described in the Flood Insurance Laws.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each state thereof and the District of Columbia will be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each applicable Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of the outstanding Revolving L/C Exposure, other than Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to Revolving Lenders that are not Defaulting Lenders or cash collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Facility Percentage of the aggregate principal amount of outstanding Swing Line Loans, other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to Revolving Lenders that are not Defaulting Lenders in accordance with the terms thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and (ii) the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (or agencies with similar functions and comparable stature and authority within the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies)) that are applicable to the circumstances as of the date of determination.

Notwithstanding anything to the contrary contained in this definition, in the event of an Accounting Change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute capital leases as of December 31, 2017 shall be considered capital leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (provided, that together with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such Accounting Change the Borrower shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such Accounting Change).

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means:

(1) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations;

(b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof;

(c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation;

(d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part); or

(e) as an account party in respect of any letter of credit, bank guarantee or other letter of credit guaranty issued to support such Indebtedness or other obligation;

provided, that the term “Guarantee” will not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into after the Closing Date in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the related primary obligation or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (1) the Borrower (other than with respect to its own Obligations); (2) each Subsidiary Loan Party; and (3) each Restricted Subsidiary that the Borrower may elect, in its sole discretion, from time to time, upon written notice to the Administrative Agent, to cause to Guarantee the Obligations until the date on which the Borrower has informed the Administrative Agent that it elects not to have such Person Guarantee the Obligations; provided that, in the case of this clause (3), such Restricted Subsidiary shall provide a guaranty and credit support that is substantially similar to the guarantees and credit support provided by the Subsidiary Guarantors party hereto on the Closing Date.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls or radon gas, in each case, that are regulated or would reasonably be expected to give rise to liability under any Environmental Law.

“Heat” has the meaning assigned to such term in the definition of “Heat Acquisition”.

“Heat Acquisition” means the acquisition by Interamerican Medical Center Group, LLC, a Florida limited liability company (“IMCG”), of 100% of the issued and outstanding equity interests of Senior Medical Associates, LLC, a Florida limited liability company (“SMA”) and Stallion Medical Management, LLC, a Florida limited liability company (“SMM” and, together with SMA, collectively, “Heat”), from Moshin Jaffer (the “Heat Seller”), pursuant to that certain Securities Purchase Agreement, dated as of March 8, 2021, by and among IMCG, Heat and the Heat Seller.

“Heat Seller” has the meaning assigned to such term in the definition of “Heat Acquisition”.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries will be a Hedge Agreement.

“IMC” has the meaning assigned to such term in the recitals hereof.

“IMCG” has the meaning assigned to such term in the definition of “Heat Acquisition”.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that (i) did not, as of the last day of the most recent fiscal quarter of the Borrower for which Required Financial Statements have been delivered (or were required to be delivered), have either net revenues on a Pro Forma Basis with a value in excess of 5.0% of the consolidated net revenues of the Borrower and the Restricted Subsidiaries for the most recent four quarter fiscal period or net assets on a Pro Forma Basis with a value in excess of 5.0% of the consolidated net assets of the Borrower and the Restricted Subsidiaries for the most recent four quarter fiscal period; and (ii) taken together with all Immaterial Subsidiaries designated pursuant to the preceding clause (i) (or re-designated pursuant to the definition of “Excluded Subsidiary”) as of the last day of the most recent fiscal quarter of the Borrower for which Required Financial Statements have been delivered (or were required to be delivered), did not have either net revenues on a Pro Forma Basis with a value in excess of 10.0% of the consolidated net revenues of the Borrower and the Restricted Subsidiaries for the most recent four quarter fiscal period or net assets on a Pro Forma Basis with a value in excess of 10.0% of the consolidated net assets of the Borrower and the Restricted Subsidiaries for the most recent four quarter fiscal period.

“Incremental Facility” has the meaning assigned to such term in Section 2.22(1).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.22(5).

“Incremental Lenders” has the meaning assigned to such term in Section 2.22(5).

“Incremental Loans” has the meaning assigned to such term in Section 2.22(1).

“Incremental Revolving Facility Commitment” has the meaning assigned to such term in Section 2.22(1).

“Incremental Revolving Lender” has the meaning assigned to such term in Section 2.22(9).

“Incremental Revolving Loan” has the meaning assigned to such term in Section 2.22(1).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(1).

“Incremental Term Loan Installment Date” has the meaning assigned to such term in Section 2.10(2).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(1).

“Incremental Yield” has the meaning assigned to such term in Section 2.22(8).

“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.07(2).

“Indebtedness” means, with respect to any Person, without duplication:

(1) all obligations of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3) all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(5) all Capital Lease Obligations of such Person;

(6) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(7) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(8) the principal component of all obligations of such Person in respect of bankers’ acceptances;

(9) all Guarantees by such Person of Indebtedness described in clauses (1) through (8) above; and

(10) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(a) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(b) prepaid or deferred revenue arising in the ordinary course of business;

(c) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset;

(d) earn-out, purchase price or working capital adjustment obligation, non-compete agreement obligations, consulting obligations and deferred compensation obligations until any such obligation is not paid within five (5) Business Days after becoming due and payable and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(e) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are not prohibited hereby); or

(f) obligations in respect of warrants or similar Equity Interests not otherwise constituting Disqualified Stock, regardless whether such obligations are required to be shown as a liability on the balance sheet of such Person in accordance with GAAP or otherwise.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Taxes” means (1) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document; and (2) to the extent not otherwise described in clause (1), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.05(2).

“Initial Term Loan Commitment” has the meaning assigned to such term in Section 2.01.

“Initial Term Loans” means the Term Loans incurred on the Closing Date pursuant to Section 2.01(1).

“Initial Term Loan Facility” means the facility and commitments utilized in incurring Initial Term Loans hereunder.

“Intellectual Property Rights” has the meaning assigned to such term in Section 3.20(1).

“Intellectual Property Security Agreements” shall have the meaning set forth in the Collateral Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (1) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing; (2) with respect to any ABR Loan, the last Business Day of each March, June, September and December commencing with the last Business Day of March 2021 and the Maturity Date of the Facility under which such Loan was made; and (3) to the extent necessary to create a fungible Class of Revolving Loans or Term Loans, on any Business Day that any Incremental Term Loan, Incremental Revolving Facility Commitment or DDTL, as applicable, is incurred or part of such Class.

“Interest Period” means, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months thereafter (or, if agreed to by all Lenders under such applicable Class, 12 months or any other period not provided for above, which rate in such case shall be calculated using the Interpolated Screen Rate) (or such other periods as agreed to by the Administrative Agent to facilitate the alignment of interest payments with other borrowings under the Facilities or the end of a fiscal or calendar period, which rate in such case shall be calculated using the Interpolated Screen Rate or such other manner as reasonably agreed between the Administrative Agent and the Borrower), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13; provided that:

(1) if any Interest Period would end on a day other than a Business Day, such Interest Period will be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period will end on the next preceding Business Day;

(2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the calendar month at the end of such Interest Period;

(3) no Interest Period will extend beyond the applicable Maturity Date;

(4) Interest will accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period; and

(5) the initial Interest Period(s), commencing on the Closing Date, will be as specified in the Borrowing Request(s) delivered by the Borrower to the Administrative Agent on or prior to the Closing Date.

“Interpolated Screen Rate” means, with respect to any Eurocurrency Loan for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as such Screen Rates are determined as of approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Investment” means, as to any Person, the acquisition or investment by such Person, by means of (a) the purchase or other acquisition (including by merger or otherwise) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness, in each case (x) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and (y) made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of all or substantially all of the property and assets of another Person or assets constituting a line of business or division or business or operating unit of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through the Borrower or any Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.04. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Borrower’s good faith estimate of the fair market value of such asset or property at the time such Investment is made)), without adjustment for subsequent changes in the value of such Investment, net of any Returns with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or reasonably equivalent ratings of another internationally recognized rating agency).

“Investment Grade Securities” means:

(1) securities issued or directly and fully Guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among the Borrower and its Restricted Subsidiaries;

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition; and

(4) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means (1) those Lenders listed on Schedule 2.01 hereto and (2) each other Revolving Lender designated as an Issuing Bank pursuant to Section 2.05(12), in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(10). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates or designees of such Issuing Bank, in which case the term “Issuing Bank” will include any such Affiliate or designee with respect to Letters of Credit issued by such Affiliate or designee for all purposes of the Loan Documents. Royal Bank of Canada may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Royal Bank of Canada, as applicable, for all purposes under the Loan Documents. On the Closing Date, the only Issuing Bank shall be Royal Bank of Canada.

“Issuing Bank Fees” has the meaning assigned to such term in Section 2.13(2)(b).

“Junior Financing” means (1) (A) any Indebtedness permitted to be incurred hereunder that is contractually subordinated in right of payment to the Obligations, (B) any Indebtedness for borrowed money secured by Liens on Collateral that are contractually subordinated or junior to the Liens securing the Obligations and (C) any unsecured Indebtedness for borrowed money (in each case other than Indebtedness among the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices permitted hereunder) or (2) any Permitted Refinancing Indebtedness for borrowed money in respect of any of the foregoing.

“L/C Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” has the meaning assigned such term in Section 2.13(2)(a).

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date of the applicable Facilities in effect on such date.

“LCA Election” has the meaning assigned to such term in Section 1.07(1).

“LCA Test Date” has the meaning assigned to such term in Section 1.07(1).

“Lead Arrangers” means RBC Capital Markets, LLC and Truist Securities, Inc., each in its capacity as a joint lead arranger and joint bookrunner.

“Lender” means each financial institution listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04) as a Lender, any Person that becomes a Lender hereunder pursuant to Section 9.04 and any Additional Lender.

“Lender Default” means:

(1) the refusal (which may be given verbally or in writing and so long as such refusal has not been retracted) or failure of any Lender to make available its portion of any Borrowing or reimbursement obligations hereunder, which refusal or failure is not cured within one (1) Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied;

(2) the failure of any Lender to pay over to the Administrative Agent, each applicable Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due;

(3) any Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other similar agreements in which it commits to extend credit, unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such public statement) cannot be satisfied;

(4) the failure of any Lender within two (2) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (d) upon timely receipt of such written confirmation by the Administrative Agent and the Borrower);

(5) any Lender or a direct or indirect parent company of such Lender becoming subject to a Bail-In Action; or

(6) the admission in writing by any Lender that it is insolvent or such Lender becoming subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls a Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event will not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” has the meaning assigned to such term pursuant to Section 2.05.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05. The Letter of Credit Commitments of each of the Issuing Banks on the Closing Date shall be those Commitments listed on Schedule 2.01 hereto. Any Issuing Bank shall be permitted at any time to increase its Letter of Credit Commitment with the written consent of the Borrower and notice to the Administrative Agent of such increase, so long as such Issuing Bank’s Letter of Credit Commitment does not exceed the Letter of Credit Sublimit.

“Letter of Credit Request” means a request by the Borrower substantially in the form of Exhibit C-2 (or such other form as may be agreed between the Borrower and the applicable Issuing Bank).

“Letter of Credit Sublimit” means the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $7,500,000.

“LIBOR Quoted Rate” means, for any day (or if such day is not a Business Day, the immediately preceding Business Day), a fluctuating rate per annum equal to the Adjusted Eurocurrency Rate for an interest period of one month available as of 11:00 a.m., London time, on such day by reference to the ICE Benchmark Administration Interest Settlement Rates (or by reference to the rates provided by any Person that takes over the administration of such rate if the ICE Benchmark Administration is no longer making a “Eurocurrency Rate” rate available) for deposits in dollars (as set forth by the Screen Rate); provided that if such Screen Rate is not available at such time for any reason, “LIBOR Quoted Rate” shall be the interest rate per annum equal to the Interpolated Screen Rate.

“Lien” means, with respect to any asset (1) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset; or (2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will an operating lease, any capital lease in respect of Real Property permitted hereunder, or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means any acquisition or other investment, including by way of merger, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, in each case by the Borrower or one or more Restricted Subsidiaries permitted pursuant to the Loan Documents.

“Liquidity ” means, with respect to any fiscal quarter, the sum of (i) all Unrestricted Cash held in pledged accounts subject to a Control Agreement as of the last day of such fiscal quarter plus (ii) the availability under the Revolving Facility (calculated as the aggregate Revolving Commitments minus the aggregate Revolving Facility Credit Exposure of the Revolving Lenders) as of the last day of such fiscal quarter.

“Loan Documents” means this Agreement, the Security Documents, any Acceptable Intercreditor Agreement, any Incremental Facility Amendment, any Extension Amendment, any Refinancing Amendment, any Note and, solely for the purposes of Section 3.01, 3.02, and 7.01(3) hereof, the Fee Letter.

“Loan Parties” means the Borrower and the other Guarantors.

“Loans” means the Term Loans, the Revolving Loans, the Swing Line Loans and any other loans made by any Lenders to the Borrower pursuant to this Agreement, any Incremental Facility Amendment and/or any Refinancing Amendment.

“Management Group” means the group consisting of (i) the directors, executive officers and other management personnel of the Borrower, the Companies, the Acquired Businesses or the Restricted Subsidiaries on the Closing Date that have, after giving effect to the Transactions on the Closing Date, direct or indirect Equity Interests in the Borrower as of the Closing Date, (ii) any trust, partnership, limited liability company, corporate body or other entity established by any such current or former director, officer, employee, or member of management of the Borrower or any Person described in the succeeding clauses (iii) and (iv), as applicable, to hold a direct or indirect investment in the Borrower in connection with such Person’s estate or tax planning, (iii) any current or former spouse, current or former qualified domestic partner, siblings, parents or grandparents or any descendant (including adopted children and step-children), father-in-law, mother-in-law, son-in-law, daughter-in-law or current or former spouse or qualified domestic partner of the foregoing of those Persons described in clause (i) above, who is transferred Equity Interests of the Borrower by any Person described in clause (i) (or by any vehicle described in clause (ii) above), in connection with such Person’s estate or tax planning, and (iv) any Person who acquires an investment in the Borrower by will or by the laws of intestate succession as a result of the death of any of the Persons described in clauses (i) or (iii) above.

“Management Services Agreement” means a management services agreement (x) in substantially the same form provided to the Lenders prior to the Closing Date (other than any changes to the form required by applicable law or any applicable rule, regulation or order of any Governmental Authority) or (y) in any other form reasonably acceptable to the Required Lenders, in each case, between the Borrower, any other Loan Party or any Wholly Owned Subsidiary of a Loan Party and a Physician-Owned Practice, pursuant to which the Borrower, such other Loan Party or such other Wholly Owned Subsidiary of a Loan Party shall manage such Physician-Owned Practice; provided that, if a Management Services Agreement is entered into with a Wholly Owned Subsidiary of a Loan Party, such Wholly Owned Subsidiary becomes a Loan Party in accordance with Section 5.11 within sixty (60) days after the date such Management Services Agreement is entered into.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) on the Closing Date, a Material Adverse Effect (as defined in the Acquisition Agreement) and (b) after the Closing Date, a circumstance, event or condition that would reasonably be expected to have a material adverse effect on:

(1) the consolidated business, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries (taken as a whole);

(2) the ability of the Borrower and the Guarantors (taken as a whole) to perform their material payment obligations under the Loan Documents; or

(3) the material rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents.

“Material Agreement” means any agreement, contract or similar instrument to which any Loan Party is a party or to which any of its property or assets may be subject to or bound for, which breach, non-performance, cancellation or failure to renew would reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans) of the Borrower or any Subsidiary Loan Party in an aggregate outstanding principal amount exceeding $12,500,000 at the time of any determination.

“Material Real Property” means any Real Property located in the United States (other than Excluded Assets) owned in fee by any Loan Party that has a fair market value (as of the Closing Date or, with respect to fee-owned Real Property acquired after the Closing Date, at the time of acquisition thereof by a Loan Party) of at least the greater of (x) $2,250,000 and (y) 5.0% of Consolidated EBITDA for the most recently ended Test Period at such time.

“Maturity Date” means, as the context may require:

(1) with respect to the Initial Term Loans and the DDTLs, the fifth anniversary of the Closing Date;

(2) with respect to the Revolving Facility Commitments, any Revolving Loans and any Letters of Credit in respect thereof that have not been extended pursuant to Section 2.24, the fifth anniversary of the Closing Date;

(3) with respect to any Incremental Term Loans or any Incremental Revolving Facility Commitments (and corresponding Incremental Revolving Loans), the final maturity date specified therefor in the applicable Incremental Facility Amendment;

(4) with respect to any Other Term Loans or any Other Revolving Commitments (and/or any corresponding Other Revolving Loans), the final maturity date specified therefor in the applicable Refinancing Amendment; and

(5) with respect to any Extended Term Loans or any Extended Revolving Commitments and any Extended Revolving Loans and any Letters of Credit in respect thereof, the final maturity date specified therefor in the applicable Extension Amendment;

provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maturity Provision” has the meaning assigned to such term in Section 2.22(7)(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.09.

“Maximum Total Net Leverage Ratio Financial Covenant” has the meaning assigned to such term in Section 6.12(1).

“Minimum Fixed Charge Coverage Ratio Financial Covenant” has the meaning assigned to such term in Section 6.12(2).

“Minimum Liquidity Covenant” has the meaning assigned to such term in Section 6.12(3).

“MNPI” means any material Non-Public Information regarding the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information). For purposes of this definition, “material Non-Public Information” means Non-Public Information that would reasonably be expected to be material to a decision by any Lender whether to assign or acquire any Term Loans or whether to enter into any of the transactions contemplated thereby.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” means all Material Real Property as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Mortgage pursuant to this Agreement.

“Mortgages” means each of the mortgages and deeds of trust creating a Lien on Mortgaged Property or any interest in Material Real Property made by any Loan Party, reasonably acceptable to the Administrative Agent, in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“NAIC” shall mean The National Association of Insurance Commissioners, and any successor thereto.

“Net Cash Proceeds” means the aggregate cash proceeds (using the fair market value of any Cash Equivalents) received by the Borrower or any Restricted Subsidiary in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form) or any Event of Loss, net of the direct cash costs relating to such Asset Sale or Event of Loss and the sale or disposition of such Designated Non-Cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required to be paid as a result of such transaction that is secured by a Permitted Lien (provided that, in the case of Collateral, such Lien is prior or senior to the Lien securing the Obligations), any costs associated with unwinding any related Hedge Agreements in connection with such transaction and any deduction of appropriate amounts to be provided by the

Borrower or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that such reserved amounts will be deemed to be Net Cash Proceeds to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount).

“New DDTLs” has the meaning assigned to such term in Section 2.10(2).

“New York Courts” has the meaning assigned to such term in Section 9.15(1).

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.20(3).

“Non-Debt Fund Affiliate” means any Affiliated Lender other than a Debt Fund Affiliate.

“Non-Debt Fund Affiliate Assignment and Acceptance” has the meaning assigned to such term in Section 9.04(10)(b).

“Non-Public Information” means information that is (i) not publicly available and (ii) material with respect to a Person or its securities for purposes of United States Federal and State securities laws.

“Note” has the meaning assigned to such term in Section 2.09(5).

“Obligations” means:

(1) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and all amounts owing to any Agent, any Issuing Bank, any Lender, any Swing Line Lender or any beneficiary of any indemnification obligation undertaken by any Loan Party, in each case pursuant to the terms of this Agreement or any other Loan Document, including all interest, fees, expenses and other amounts accrued or accruing (or that would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement by or against any Loan Party of any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended (the “Bankruptcy Code”), or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Loan Party as the debtor in such proceeding, in accordance with and at the rate specified in this Agreement, whether or not the claim for such interest or expense is allowed or allowable as a claim in such proceeding;

(2) any Specified Hedge Obligations; and

(3) any Cash Management Obligations;

provided that:

(a) the Specified Hedge Obligations and Cash Management Obligations will be secured and Guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and Guaranteed;

(b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement or any Security Document will not require the consent of any Cash Management Bank or Qualified Counterparty; and

(c) Obligations shall not, in any event, include any Excluded Swap Obligation.

“OFAC” has the meaning assigned to such term in Section 3.19(3)(a).

“Organizational Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, (b) for any partnership, the certificate of limited partnership (if any) and partnership agreement, (c) for any limited liability company, the articles or certificate of formation or organization and operating agreement or limited liability company agreement or (d) for any other entity, the applicable certificate, articles or other document of formation or organization and any agreement, instrument or other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Equity Interests of such entity.

“Original Term Loan Installment Date” has the meaning assigned to such term in Section 2.10(1).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Refinancing Loans” has the meaning assigned to such term in Section 2.23(1).

“Other Revolving Commitments” has the meaning assigned to such term in Section 2.23(1).

“Other Revolving Loans” has the meaning assigned to such term in Section 2.23(1).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20(2)).

“Other Term Loan Installment Date” has the meaning assigned to such term in Section 2.11(2).

“Other Term Loans” has the meaning assigned to such term in Section 2.23(1).

“Participant” has the meaning assigned to such term in Section 9.04(4)(a).

“Participant Register” has the meaning assigned to such term in Section 9.04(4)(a).

“Payment Notice” has the meaning assigned to such term in Section 8.13(1).

“Payment Office” means the office of the Administrative Agent located at Royal Bank of Canada, 20 King Street West, 4th Floor, Toronto, Ontario, Canada, M5H 1C4, Attention: Manager, Agency Services, Fax: (416) 842-4023 or such other office or account as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

“Payment Recipient” has the meaning assigned to such term in Section 8.13(1).

“Payor” has the meaning assigned to such term in the definition of “Collaboration Agreement”.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Permitted Acquisition” means any acquisition of all or substantially all the assets of, or a majority of the Equity Interests (or any acquisition of Equity Interests of a Person if, following the acquisition of such Equity Interests, a majority of the Equity Interests of such Person is owned and such Person is, or becomes, a Restricted Subsidiary) in, or merger, consolidation or amalgamation with, a Person (in the case of a merger, consolidation or amalgamation, so long as such Person is, or becomes, the Borrower or a Restricted Subsidiary), or any acquisition of assets constituting a division or line of business or business or operating unit of a Person (or any subsequent investment made in a Person, division or line of business or business or operating unit previously acquired in a Permitted Acquisition); provided that (1) immediately following such acquisition after giving Pro Forma Effect thereto, (a) no Event of Default shall have occurred and be continuing; provided, further, that if such Permitted Acquisition is in connection with a Limited Condition Transaction, no Event of Default shall have occurred and be continuing as of the LCA Test Date and no Specified Event of Default shall have occurred and be continuing on the date of consummation of such Permitted Acquisition and (b) the Borrower shall be in compliance, on a Pro Forma Basis, with a Total Net Leverage Ratio that is 0.25:1.00 below the then applicable Maximum Total Net Leverage Ratio Financial Covenant as set forth in Section 6.12(1) and (2) the portion of the total consideration paid (except to the extent consisting of, or financed with the proceeds of, Equity Interests of, or capital contributions to, the Borrower (other than Disqualified Stock) issued or made substantially contemporaneously with such acquisition) in connection with such acquisition allocable to acquisitions of entities which are not, or in the case of asset acquisitions, are not owned by, any Loan Party, in each case shall not, when aggregated with the amount of any Investments made by the Borrower and the Guarantors in Restricted Subsidiaries that are not Guarantors pursuant to Section 6.04(5), exceed the greater of (i) $15,750,000 and (ii) 35.0% of Consolidated EBITDA for the most recently ended Test Period; provided that, for the avoidance of doubt, such limitation shall not apply to any Physician-Owned Practice.

“Permitted Amendment” means any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment.

“Permitted Debt” has the meaning assigned thereto in Section 6.01.

“Permitted Holders” means each of:

(1) Deerfield Partners;

(2) any member of the Management Group (or any controlled Affiliate thereof);

(3) any other holder of a direct or indirect Equity Interest in the Borrower that holds such interest as of the Closing Date and is disclosed to the Lead Arrangers prior to the Closing Date; and

(4) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which Persons described in the foregoing clauses (1), (2) or (3) are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clauses (1), (2) and (3), collectively, Beneficially Own Voting Stock representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower (determined on a fully diluted basis but without giving effect to contingent voting rights not yet vested) then held by such group.

“Permitted Investment” has the meaning assigned to such term in Section 6.04.

“Permitted Investor” means:

(1) Deerfield Partners or any fund or account managed thereby;

(2) any employee benefit plan of the Borrower or any of its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan; and

(3) investment vehicles of members of management of the Borrower that invest in, acquire or trade commercial loans but excluding natural persons.

“Permitted Liens” has the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, retire, discharge, repurchase, exchange or refund (collectively, “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and other costs and expenses incurred in connection with such Refinancing);

(2) other than with respect to Customary Bridge Loans, (i) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness may not be shorter than the longest remaining Weighted Average Life to Maturity of the Refinanced Debt at the time of incurrence thereof and (ii) the final maturity date of such Permitted Refinancing Indebtedness is not earlier than the maturity of the Indebtedness being Refinanced;

(3) if the Indebtedness being Refinanced is subordinated in right of payment or lien priority to any Obligations under this Agreement, such Permitted Refinancing Indebtedness is subordinated in right of payment or lien priority to such Obligations on terms at least as favorable to the Lenders (as determined in good faith by a Responsible Officer of the Borrower) as those contained in the documentation governing the Indebtedness being Refinanced;

(4) no Permitted Refinancing Indebtedness may have different obligors, or greater Guarantees or security, than the Indebtedness being Refinanced; and

(5) in the case of a Refinancing of Indebtedness that is secured on a pari passu basis with, or on a junior basis to, the Loans with Indebtedness that is secured on a junior basis to the Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of an Acceptable Intercreditor Agreement.

Indebtedness constituting Permitted Refinancing Indebtedness will not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date after the date of original incurrence thereof.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Physician-Owned Practice” means with respect to any facility located in any jurisdiction in which ownership of the relevant medical practice(s) to be provided at such facility by non-licensed medical professionals is prohibited by applicable law, any entity (i) 100% of the Equity Interests of which is owned by one or more physicians or other licensed medical professionals who provide services in connection with the applicable medical practice and (ii) that has entered into and continues to be subject to a Management Services Agreement.

“PIPE Transaction” has the meaning assigned to such term in the recitals hereof.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (1) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA; and (2) either (a) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower or any of its Subsidiaries or any ERISA Affiliate or (b) in respect of which the Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” has the meaning assigned to such term in Section 8.01(5).

“Platform” has the meaning assigned to such term in Section 9.17(1).

“Pledged Collateral” means “Pledged Collateral” as defined in the Collateral Agreement.

“PPP Escrow Agent” means JPMorgan Chase Bank., N.A., in its capacity as the escrow agent under the PPP Escrow Agreement.

“PPP Escrow Agreement” means a Security Agreement re: Deposit Account in a form agreed upon between the PPP Escrow Agent, the Borrower and O.M. Investment Group, Inc. as the CareMax Representative (the “CareMax Representative”), which form shall include joint instructions from the CareMax Representative and the Borrower to release any funds being held in escrow with the PPP Escrow Agent.

“PPP Lender” means JPMorgan Chase Bank., N.A., in its capacity as the lender in connection with the PPP Loans.

“PPP Loans” means those certain outstanding loans as set forth on Section 6.30 of the Company Disclosure Schedules (as defined in the Acquisition Agreement) annexed to the Acquisition Agreement.

“Prime Rate” means the rate of interest per annum determined by the Administrative Agent from time to time as its prime commercial lending rate for United States Dollar loans in the United States for such day, changing effective on the date of announcement of changes to such prime commercial lending rate. The Prime Rate is not necessarily the lowest rate that the Administrative Agent is charging any corporate customer.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of the First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio, Consolidated EBITDA, or any other calculation (including, without limitation, of any basket, threshold, test, financial ratio or covenant hereunder (including, for the avoidance of doubt, the Financial Performance Covenants), required by the terms of this Agreement or the other Loan Documents to be made on a Pro Forma Basis, as of any date, that (1) pro forma effect will be given to Specified Transactions, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or, other than with respect to the calculation of any Required ECF Percentage (other than in respect of any permanent payments of Indebtedness on or prior to the date any Excess Cash Flow mandatory payment is made for which such Required ECF Percentage is being calculated (including any such Excess Cash Flow mandatory payment) not funded with long term indebtedness (other than revolving indebtedness)), Applicable Rate and actual compliance with the Financial Performance Covenants, subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and (2) without duplication with any addback in the definition of Consolidated EBITDA, pro forma effect will be given to (i) pro forma “run rate” cost savings, operating expense reductions, restructuring charges and synergies related to operational efficiencies, strategic initiatives, purchasing improvements, acquisitions, divestitures, other specified transactions, restructurings, cost savings initiatives and other initiatives and actions that are related to or resulting from the Transactions, reasonably expected by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices to be realized within 18 months of the date of such calculation (without duplication of the amount of actual benefits realized during such period from such actions), which cost savings, operating expense reductions, restructuring charges and synergies are factually supportable and reasonably identifiable in the good faith determination of the Borrower, as certified in writing by a Financial Officer of the Borrower plus (ii) factually supportable and identifiable pro forma “run rate” cost savings, operating expense reductions, restructuring charges and synergies related to operational efficiencies, strategic and cost savings initiatives, purchasing improvements, acquisitions, divestitures, other specified transactions, restructurings, Permitted Acquisitions or any other acquisition that constitutes a Permitted Investment and other initiatives and actions, in each case, reasonably expected by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices to be realized based upon actions that have been taken as of such date of such calculation or are reasonably expected to be taken within 18 months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, operating expense reductions, restructuring charges, improvements and synergies can be reasonably computed, as certified in writing by a Financial Officer of the Borrower; provided that the aggregate amount added back under this clause (2) and clauses (d)(ii), (i), (k) and (l)(II) of the definition of “Consolidated EBITDA” shall not exceed the Expenses and Synergies Cap for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and after giving effect to any such add-backs).

“Pro Forma Financial Statements” means the unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the date of the most recent consolidated balance sheet delivered pursuant to Section 4.01(4) and a pro forma statement of operations and Consolidated EBITDA for the twelve-month period ending on such balance sheet date, in each case adjusted to give effect to the Transactions, the other transactions related thereto and such other adjustments as are reflected in the Financial Model.

“Projections” means all projections (including financial estimates, financial models, forecasts and other forward-looking information) furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Subsidiaries on or prior to the Closing Date.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities.

“Public Lender” has the meaning assigned to such term in Section 9.17(2).

“Purchase Documents” means the collective reference to the Acquisition Agreement, all exhibits and schedules thereto and all agreements expressly contemplated thereby.

“Purchasing Borrower Party” means the Borrower or any Subsidiary of the Borrower that becomes an Assignee or Participant pursuant to Section 9.04(14).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.25.

“Qualified Counterparty” means any counterparty to any Specified Hedge Agreement that, at the time such Specified Hedge Agreement was entered into or on the Closing Date, was an Agent, a Lead Arranger or a Lender or an Affiliate of the foregoing, whether or not such Person subsequently ceases to be an Agent, a Lead Arranger or a Lender or an Affiliate of the foregoing.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Quarterly Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m., London time, on the day that is two (2) London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness,” and the terms “Refinanced” and “Refinancing” will have correlative meanings.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement (and, as necessary, each other Loan Document) executed by each of (1) the Borrower; (2) the Administrative Agent; and (3) each Lender that agrees to provide any portion of the Other Refinancing Loans in accordance with Section 2.23.

“Refunded Swing Line Loans” has the meaning assigned to such term in Section 2.04(2)(d).

“Register” has the meaning assigned to such term in Section 2.04(2)(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees and collateral provisions) issued by the Borrower in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by the Borrower or a Restricted Subsidiary in connection therewith that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Event of Loss in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that the Borrower or any Restricted Subsidiary intends and expects to use the amount of Net Cash Proceeds of an Asset Sale or Event of Loss to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets used or useful in the Borrower’s or a Restricted Subsidiary’s business.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto that would be required to be prepaid under Section 2.12(2) less any amount expended by the Borrower or a Restricted Subsidiary prior to the relevant Reinvestment Prepayment Date to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets used or useful in the Borrower’s or a Restricted Subsidiary’s business.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the date occurring twelve (12) months after such Reinvestment Event or, if the Borrower or a Restricted Subsidiary has entered into a legally binding commitment within one year after such Reinvestment Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets used or useful in the Borrower’s or a Restricted Subsidiary’s business, the date occurring eighteen (18) months after such Reinvestment Event.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, controlled Affiliates and controlling Persons of such Person and such Person’s Affiliates.

“Related Persons” means, in respect of an Indemnitee, (a) any controlling Person or controlled Affiliate of such Person, (b) the respective directors, officers and employees of such Person or any of its controlling Persons or controlled Affiliates and (c) the respective agents of such Person or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting on behalf of or at the express instructions of such Person, controlling Person or controlled Affiliate.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating in, into, upon, onto or through the Environment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required DDTL Lenders” means, at any time, DDTL Lenders (other than Defaulting Lenders) then holding DDTL Facility Commitments (and after such DDTL Facility Commitments are terminated, DDTL Facility Credit Exposures) representing more than 50% of the DDTL Facility Commitments (and after the DDTL Facility Commitments are terminated, DDTL Facility Credit Exposures) at such time. The DDTL Facility Commitments (and after such DDTL Facility Commitments are terminated, DDTL Facility Credit Exposures) of any Defaulting Lender will be disregarded in determining Required DDTL Lenders.

“Required ECF Percentage” means, with respect to any Excess Cash Flow Period, the percentage set forth in the table below based on the First Lien Net Leverage Ratio determined as of the last day of such Excess Cash Flow Period (but after giving Pro Forma Effect to any permanent payments of Indebtedness prior to the date any Excess Cash Flow mandatory payment is made for which such Required ECF Percentage is being calculated:

First Lien Net Leverage Ratio	Required Percentage
Greater than 1.50:1.00	50.0%
Less than or equal to 1.50:1.00 but greater than 1.00:1.00	25.0%
Less than 1.00:1.00	0.0%

“Required Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Required Lender Consent Items” has the meaning assigned to such term in Section 9.04(12)(c).

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) then holding Revolving Facility Commitments (and after such Revolving Facility Commitments are terminated, Revolving Facility Credit Exposures), Term Commitments and outstanding Term Loans representing more than 50% of the Revolving Facility Commitments (and after the Revolving Facility Commitments are terminated, Revolving Facility Credit Exposures), the DDTL Facility Commitments (and after the DDTL Facility Commitments are terminated, DDTL Facility Credit Exposures) and outstanding Term Loans at such time. The Revolving Facility Commitments (and after such Revolving Facility Commitments are terminated, Revolving Facility Credit Exposures), Term Commitments and outstanding Term Loans of any Defaulting Lender will be disregarded in determining Required Lenders; provided that subject to the Borrower’s right to replace Defaulting Lenders as set forth herein, Defaulting Lenders will be included in determining Required Lenders with respect to any amendment that would disproportionately affect the obligation of the Borrower to make payment of the Loans or Commitments of such Defaulting Lender as compared to other Lenders holding the same Class of Loans or Commitments in a manner that is adverse to such Defaulting Lender.

“Required Prepayment Asset Sale” has the meaning assigned to such term in Section 2.12(2).

“Required Revolving Lenders” means, at any time, Revolving Lenders (other than Defaulting Lenders) having Revolving Facility Commitments (and after such Revolving Facility Commitments are terminated, Revolving Facility Credit Exposures) representing more than 50% of the Revolving Facility Commitments (and after the Revolving Facility Commitments are terminated, Revolving Facility Credit Exposures) at such time. The Revolving Facility Commitments (and after such Revolving Facility Commitments are terminated, Revolving Facility Credit Exposures) of any Defaulting Lender will be disregarded in determining Required Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, vice president, chief administrative officer, secretary, assistant secretary or any Financial Officer or other similar officer of such Loan Party, or any other individual designated in writing to the Administrative Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” has the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries will mean Restricted Subsidiaries of the Borrower.

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect in cash (or the fair market value of property and assets received as determined by the Borrower in good faith) thereof.

“Revolving Facility” means the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Lenders. Following the establishment of any Other Revolving Commitments or Extended Revolving Commitments, such Other Revolving Commitments or Extended Revolving Commitments will be considered a separate Revolving Facility hereunder.

“Revolving Facility Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(3), (b) purchase participations in Letter of Credit Commitments and (c) make (or acquire participations in) Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 under the caption “Revolving Facility Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and includes an Extended Revolving Commitment, an Other Revolving Commitment and/or any Incremental Revolving Facility Commitment, as the context may require. References to “Revolving Facility Commitments” shall mean the Revolving Facility Commitment of each Revolving Lender taken together in the aggregate. The initial aggregate amount of Revolving Facility Commitments of all Revolving Lenders is $40,000,000.

“Revolving Facility Commitment Fee” has the meaning assigned to such term in Section 2.13(1)(a).

“Revolving Facility Commitment Termination Date” means, with respect to the Revolving Facility Commitment of any Revolving Lender, the earliest of (a) the applicable Maturity Date of such Revolving Facility Commitment and (b) the date on which the Revolving Facility Commitments have been terminated in full or reduced to zero pursuant to Section 2.08(2).

“Revolving Facility Credit Exposure” means, at any time, the sum of: (a) the aggregate principal amount of the Revolving Loans outstanding at such time, (b) the Revolving L/C Exposure at such time and (c) the aggregate outstanding principal amount of all Swing Line Loans outstanding at such time. The Revolving Facility Credit Exposure of any Revolving Lender at any time will be, subject to adjustment as expressly provided in Section 2.25, the product of (a) such Revolving Lender’s Revolving Facility Percentage and (b) the aggregate Revolving Facility Credit Exposure of all Revolving Lenders, collectively, at such time.

“Revolving Facility Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages will be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Exposure” means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Revolving L/C Exposure of any Revolving Lender at any time will mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Revolving Lender” means each Lender with a Revolving Facility Commitment or outstanding Revolving Facility Credit Exposure.

“Revolving Loan Borrowing” has the meaning assigned to such term in Section 1.09.

“Revolving Loans” means the revolving loans made by the Revolving Lenders pursuant to Section 2.01(3).

“S&P” means Standard & Poor’s Ratings Services or any successor entity thereto.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.03.

“Sanctioned Country” has the meaning assigned to such term in Section 3.19(3)(b).

“Sanctioned Persons” has the meaning assigned to such term in Section 3.19(3)(b).

“Sanctions” has the meaning assigned to such term in Section 3.19(3)(a).

“Screen Rate” has the meaning assigned to such term in the definition of “Eurocurrency Rate.”

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Parties” means the collective reference to the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the collective reference to the Collateral Agreement, the Mortgages (if any), the Intellectual Property Security Agreements and each of the security agreements and other instruments and documents executed and delivered by any Loan Party pursuant hereto, thereto or pursuant to which a Loan Party grants a Lien on Collateral to secure the Obligations.

“Senior Managing Agents” means Citizens Bank NA, Regions Bank, Capital One, N.A. and Fifth Third Bank, National Association, each in its capacity as a senior managing agent.

“SMA” has the meaning assigned to such term in the definition of “Heat Acquisition”.

“SMM” has the meaning assigned to such term in the definition of “Heat Acquisition”.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Acquisition Agreement Representations” means such of the representations and warranties made by or with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the accuracy of such representations and warranties is a condition to the Borrower or any of its Affiliates’ obligation to consummate the Acquisition under the Acquisition Agreement or to the extent that the Borrower has the right to terminate all of its (or any of the Borrower’s Affiliates has the right to terminate its) obligations under the Acquisition Agreement (without giving effect to notice or lapse of time or both) as a result of a breach of such representations and warranties in the Acquisition Agreement.

“Specified Equity Contribution” has the meaning assigned to such term in Section 7.02(1).

“Specified Event of Default” means any Event of Default under Section 7.01(2), 7.01(3), 7.01(8) or 7.01(9).

“Specified Hedge Agreement” means any Hedge Agreement entered into or assumed between or among the Borrower or any other Restricted Subsidiary and any Qualified Counterparty and designated by the Qualified Counterparty and the Borrower in writing to the Administrative Agent as a “Specified Hedge Agreement” under this Agreement (which designation shall include a certification by such Qualified Counterparty that it is eligible to be a Qualified Counterparty in accordance with the definition thereof).

“Specified Hedge Obligations” means all amounts owing to any Qualified Counterparty under any Specified Hedge Agreement.

“Specified Representations” means the representations and warranties of each of the Borrower and the other Loan Parties set forth in the following sections of this Agreement:

(1) Section 3.01(1) and (4) (but solely with respect to its organizational existence and status and organizational power and authority as to the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party);

(2) Section 3.02(1) (but solely with respect to its authorization of this Agreement and the other Loan Documents to which it is a party);

(3) Section 3.02(2)(a)(i) (but solely as it relates to the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and solely with respect to non-conflict of this Agreement and the other Loan Documents to which it is a party with its Organizational Documents);

(4) Section 3.03 (but solely with respect to execution and delivery by it, and enforceability against them, of this Agreement and the other Loan Documents to which it is a party);

(5) Section 3.08(2);

(6) Section 3.09;

(7) Section 3.14 (subject to Permitted Liens and subject to the Certain Funds Provision);

(8) Section 3.16;

(9) Section 3.19(1) and 3.19(3)(a); and

(10) Section 3.25.

To the extent any of the Specified Representations with respect to the Companies and any of their respective Subsidiaries are qualified by or subject to “Material Adverse Effect,” the definition thereof shall be “Material Adverse Effect” as defined in and construed in accordance with the Acquisition Agreement for purposes of any representations and warranties made or to be made on, or as of, the Closing Date (or a date prior thereto).

“Specified Transaction” means the Transactions, any Permitted Acquisition or Investment (including any Limited Condition Transaction), any fundamental changes, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated), all sales, transfers and other dispositions of any Subsidiary, line of business or division, or any conversion of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, any Restricted Payment, any incurrence of Liens or any restructuring, strategic and other cost savings initiatives, in each case, in connection with an acquisition or Investment or any other event that by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires a test or covenant to be calculated on a Pro Forma Basis or after giving Pro Forma Effect; provided that any increase in the Commitments (including, for this purpose, any Commitment in respect of any incurrence of DDTLs, any Incremental Facility or Extended Term Loan or Extended Revolving Commitment) above the amount of Commitments in effect immediately prior to such calculation, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn solely on the date of any such increase in connection with determining if such increase is permitted hereunder; provided, further, that, at the Borrower’s election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than or equal to the greater of (x) $2,250,000 and (y) 5.0% of Consolidated EBITDA shall not be calculated on a “Pro Forma Basis.”

“Standby Letters of Credit” has the meaning assigned to such term in Section 2.05(1).

“Statutory Reserves” means the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subagent” has the meaning assigned to such term in Section 8.02.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, association or other entity of which (1) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, joint venture, association or other entity are at the time owned by such Person; or (2) more than 50.0% of the Equity Interests are at the time owned by such Person. Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of the Borrower. For the avoidance of doubt, no Physician-Owned Practice is a Subsidiary of the Borrower or any Restricted Subsidiary.

“Subsidiary Loan Parties” means (1) each Wholly Owned Domestic Subsidiary (other than any Excluded Subsidiary) of the Borrower on the Closing Date and (2) each Wholly Owned Domestic Subsidiary (other than any Excluded Subsidiary) of the Borrower that becomes a party to the Collateral Agreement after the Closing Date.

“Successor Company” has the meaning assigned to such term in Section 6.05(1)(a).

“Supported QFC” has the meaning assigned to such term in Section 9.25.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Royal Bank of Canada in its capacity as provider of Swing Line Loans, or any successor swing line lender pursuant to Section 2.04(3).

“Swing Line Loan” has the meaning assigned to such term in Section 2.04.

“Swing Line Sublimit” means $7,500,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Facility.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding) or similar charges imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Facility Amendment, (iii) a Refinancing Amendment or (iv) an Extension Amendment. The amount of each Lender’s initial Term Commitment is set forth on Schedule 2.01 under the captions “Initial Term Loan Commitment” and “DDTL Facility Commitment” and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Acceptance, Extension Amendment, Incremental Facility Amendment or Refinancing Amendment pursuant to which such Term Lender shall have assumed or made its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of (i) Initial Term Loan Commitments is $125,000,000 and (ii) DDTL Facility Commitments is $20,000,000.

“Term Facility” means the facility and commitments utilized in making Term Loans hereunder. Following the establishment of any Incremental Term Loans (other than an increase to an existing Term Facility), Other Term Loans or Extended Term Loans, such Incremental Term Loans, Other Term Loans or Extended Term Loans will be considered a separate Term Facility hereunder.

“Term Lender” means any Lender that holds Term Loans and/or Term Commitments at such time.

“Term Loan Installment Date” means, as the context requires, an Original Term Loan Installment Date, an Incremental Term Loan Installment Date, an Other Term Loan Installment Date or an Extended Term Loan Installment Date.

“Term Loans” means, collectively, any term loan made hereunder pursuant to Section 2.01 (including the Initial Term Loans and any DDTLs), including, unless the context otherwise requires, any Incremental Term Loans, any Other Term Loans and any Extended Term Loans.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor and (b) the administration of Term SOFR is administratively feasible for the Administrative Agent.

“Termination Date” means the date the Commitments have been terminated and the Obligations (other than (i) Specified Hedge Obligations and Cash Management Obligations that are not then due and payable and (ii) contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full and all Letters of Credit have expired, terminated or been cash-collateralized or back stopped or grandfathered into another facility on terms satisfactory to the applicable Issuing Bank.

“Test Period” means at any time, the most recent period of four (4) consecutive fiscal quarters of the Borrower for which Required Financial Statements have been delivered (or were required to have been delivered) pursuant to Section 5.04(1) or (2)).

“Third Party Material” has the meaning assigned to such term in Section 3.12(1)(iii).

“Title Company” has the meaning assigned to such term in Section 5.11(2)(c).

“Title Policy” has the meaning assigned to such term in Section 5.11(2)(c).

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Net Debt as of the last day of the then most recently ended Test Period, to (b) Consolidated EBITDA for the then most recently ended Test Period, calculated on a Pro Forma Basis.

“Trade Date” has the meaning assigned to such term in Section 9.04(8).

“Trade Letters of Credit” has the meaning assigned to such term in Section 2.05(1).

“Transaction Costs” has the meaning assigned to such term in the recitals hereof.

“Transaction Documents” means the Purchase Documents and the Loan Documents.

“Transaction Participant” means BankUnited, N.A., in its capacity as a participant.

“Transactions” means, collectively, the transactions to occur pursuant to the Transaction Documents, including:

(1) the consummation of the Acquisition;

(2) the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial Borrowings and other initial Credit Extensions hereunder on the Closing Date;

(3) the consummation of the PIPE Transaction;

(4) the closing of the Closing Date Refinancing;

(5) the de-SPAC process, including, without limitation, the preparation, SEC review, printing and circulation of the proxy statement with respect to the Acquisition, the meeting of the shareholders of the Borrower to approve the Acquisition and the preparation and filing of the Borrower’s other filings with the SEC pursuant to the Securities Act and the Exchange Act in connection therewith and the PIPE Transaction; and

(6) the payment of the Transaction Costs.

“Type” means, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” means Adjusted Eurocurrency Rate or ABR, as applicable.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of each of the Acquired Businesses, in each case, for each subsequent fiscal quarter ended at least forty-five (45) days prior to the Closing Date.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” means, as of any date, the amount of (x) all cash and Cash Equivalents of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices as of such date that would not appear as “restricted” on the Required Financial Statements and (y) all cash and Cash Equivalents of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices that are restricted in favor of (i) the Collateral Agent on behalf of the Secured Parties in respect of any of the Facilities and/or (ii) in the case of the Physician-Owned Practices, that are restricted in favor of the Loan Parties, in each case, whether or not held in a pledged account, determined on a consolidated basis in accordance with GAAP based upon the financial statements for the then most recently ended Test Period as of such date, and calculated on a Pro Forma Basis; provided that, other than in the case of determining compliance with the Financial Performance Covenants, cash funded to the balance sheet on the Closing Date shall be deemed to be “restricted” for all purposes hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower (a) designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and (b) any Subsidiary of an Unrestricted Subsidiary, in the case of clause (a) above, until such Subsidiary is redesignated as a Restricted Subsidiary in accordance with the terms of this Agreement; provided that the Borrower will only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date or subsequently re-designate any such Unrestricted Subsidiary as a Restricted Subsidiary (by written notice to the Administrative Agent) if:

(1) no Default or Event of Default is continuing;

(2) such designation or re-designation would not cause a Default or Event of Default;

(3) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants for the Test Period then last ended; and

(4) such Subsidiary designated as an Unrestricted Subsidiary is not the owner of Intellectual Property Rights or other assets which, after giving effect to such designation, would be material to the business of the Borrower and its Restricted Subsidiaries (taken as a whole).

The designation of any Restricted Subsidiary as an Unrestricted Subsidiary will constitute an Investment for purposes of Section 6.04 at the date of designation in an amount equal to the fair market value thereof. Subject to the provisos in clauses (1) and (2) above, the designation of any Unrestricted Subsidiary as a Restricted Subsidiary will constitute the incurrence at the time of such designation of Indebtedness of such Unrestricted Subsidiary and the Liens on the assets of such Unrestricted Subsidiary, in each case outstanding on the date of such redesignation, as applicable. No Unrestricted Subsidiary shall be subject to, or included within the scope of, any provision herein or in any other Loan Document, including, without limitation, any representation, warranty, covenant or Event of Default herein or in any other Loan Document, and the results of operations, cash and Indebtedness of Unrestricted Subsidiaries will not be taken into account for purposes of determining compliance with any financial tests contained in the Loan Documents.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.25.

“Voting Stock” means, as of any date, all classes of Capital Stock of any Person then outstanding that is at the time entitled to vote in the election of the Board of Directors (or similar governing body) of such Person, other than Capital Stock having such power only by reason of the happening of a contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.

“Wholly Owned Domestic Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Wholly Owned Subsidiary. Unless otherwise indicated in this Agreement, all references to Wholly Owned Domestic Subsidiaries will mean Wholly Owned Domestic Subsidiaries of the Borrower.

“Wholly Owned Subsidiary” means, with respect to any Person as of any date, any subsidiary of such Person of which 100% of the Equity Interests (other than directors’ qualifying shares or nominal or other similar shares issued to foreign nationals to the extent required by applicable laws) are, as of such date, owned by such Person, or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless otherwise indicated in this Agreement, all references to Wholly Owned Subsidiaries will mean Wholly Owned Subsidiaries of the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, with respect to the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices on a consolidated basis as of any date of determination, their Current Assets at such date of determination minus their Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital will exclude, without duplication, (a) the impact of any of the items adjusted for in the definition of “Consolidated EBITDA” and (b) be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (i) any reclassification after the Closing Date in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (ii) the effects of purchase accounting adjustments; provided, further, that, to the extent that the Borrower, any Restricted Subsidiary or any Physician-Owned Practice consummates an acquisition or Asset Sale or experiences an Event of Loss (outside the ordinary course) during such period, Working Capital shall be adjusted to eliminate any distortion resulting from such acquisitions, Asset Sales and Events of Loss occurring during the applicable period.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Terms Generally. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings set forth in Section 1.01 of this Agreement when used in any certificate or other document made or delivered pursuant hereto. The definitions set forth or referred to in Section 1.01 will apply equally to both the singular and plural forms of the terms defined. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise,

(1)	the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”;

(2)

in the computation of periods of time from a specified date to a later specified date, (i) the word “from” means “from and including”, (ii) the words “to” and “until” each mean “to but excluding” and (iii) the word “through” means “to and including”;

(3)	the word “will” will be construed to have the same meaning and effect as the word “shall”;

(4)	the word “incur” will be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” will have correlative meanings);

(5)

any reference to any Person will be construed to include such Person’s legal successors and permitted assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof; and

(6)	the words “asset” and “property” will be construed to have the same meaning and effect.

All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or Organizational Document of the Loan Parties means such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and any reference to any law or regulation means, unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time. Whenever this Agreement refers to the “knowledge” of the Borrower or any Loan Party, such reference will be construed to mean the actual knowledge of a Responsible Officer of such Person.

SECTION 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein will be construed, and all financial computations pursuant hereto will be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825-10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein. In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower or the Administrative Agent (acting upon the request of the Required Lenders), the Borrower, the Administrative Agent and the Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that such Accounting Change shall be disregarded for purposes of this Agreement until the effective date of such amendment. “Accounting Change” means (1) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (2) any change in the application of GAAP by the Borrower. Notwithstanding anything to the contrary above or in the definition of “Capital Lease Obligations” or “Capital Expenditures”, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be accounted for as operating leases hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with Accounting Standards Codification 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases.

SECTION 1.04 Effectuation of Transfers. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.05 Currencies. Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars.

SECTION 1.06 Required Financial Statements. With respect to the determination of Consolidated EBITDA, the First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio or any determination under any other applicable provision of the Loan Documents (including the definition of Immaterial Subsidiary) made on or prior to the date on which Required Financial Statements have been delivered (or were required to have been delivered pursuant to Section 5.04(1) or (2)), for the first fiscal quarter ending on or after the Closing Date, such calculation will be determined for the period of four (4) consecutive fiscal quarters ended March 31, 2021, and calculated on a Pro Forma Basis. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the First Lien Net Leverage Ratio, the Total Net Leverage Ratio or any determination under any other applicable provision of the Loan Documents (including the definition of Immaterial Subsidiary) shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.07 Certain Calculations and Tests.

(1)

Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or no Event of Default has occurred, is continuing or would result therefrom or the accuracy of representations and warranties) in connection with any action (including a Specified Transaction) undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio and determination of compliance with this Agreement (including whether any Default or Event of Default has occurred, is continuing or would result therefrom or the accuracy of such representations and warranties or other applicable covenant shall be determined, or any Default or Event of Default blocker shall be tested, in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election” and such date selected, the “LCA Test Date”), in the case of any acquisition or other Investment (including with respect to any Indebtedness contemplated or incurred in connection therewith), either, at the option of the Borrower, (x) as of the date the definitive agreement for such acquisition or other Investment is entered into (or prior to the effectiveness of such definitive agreement, as of the date any documentation or agreement is entered into with a substantially similar effect as a binding definitive agreement), (y) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred or (z) at the time of the consummation of the relevant acquisition or other Investment, in each case, after giving effect to the relevant transaction, any related Indebtedness (including the intended use of proceeds thereof) and all other permitted pro forma adjustments on a Pro Forma Basis and if, after such applicable ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and such other related and specified actions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four (4) consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such applicable ratios and provisions, such applicable ratios and provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios or other financial test are not complied with as a result of fluctuations in such ratio or other financial measurement (including due to fluctuations in Consolidated EBITDA of the Borrower) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will nevertheless be deemed to have been complied with solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder; provided that if such ratios or other financial test improve as a result of such fluctuations, such improved ratios and other financial measurements, as the case may be, may be utilized and (ii) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related and specified actions. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction and related and specified actions on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires or irrevocable notice is rescinded, as applicable, without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other related and specified actions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(2)

Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under any covenant that does not require compliance with a financial ratio or test (including, without limitation, Pro Forma Compliance with any First Lien Net Leverage Ratio test, Total Net Leverage Ratio test and/or Fixed Charge Coverage Ratio test, but excluding any Consolidated EBITDA test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under the same covenant as such Fixed Amount that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts being substantially concurrently incurred (other than, in the case of any Fixed Amounts contained in Section 6.01 or Section 6.02, any refinancings of any Indebtedness that was previously incurred) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of any Incurrence Based Amounts under any covenant other than Incurrence Based Amounts contained in Section 6.01 or Section 6.02.

SECTION 1.08 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan Borrowing”).

SECTION 1.09 Reclassification. For purposes of determining compliance at any time with Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06, Section 6.07 and Section 6.09, in the event that any Lien, Indebtedness, Asset Sales and other dispositions, Permitted Investments, Restricted Payment, Affiliate transaction or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions or items (or any combination of one or more thereof) in the same covenant permitted pursuant to any clause of such Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06, Section 6.07 and Section 6.09, the Borrower, in its sole discretion, may classify and/or reclassify or divide such transaction or item (or portion thereof) in the same covenant from time to time and will only be required to include the amount and type of such transaction (or portion thereof) in any one category in the same covenant.

SECTION 1.10 Calculation of Baskets and Ratios. If any of the baskets set forth in Article VI of this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VI, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

SECTION 1.11 Certifications. All certificates and other statements required to be made by any director, officer, employee or member of management or other Responsible Officer of a Loan Party pursuant to any Loan Document are and will be made on the behalf of such Loan Party and not in such officer’s, director’s, employee’s, or Responsible Officer’s or member of management’s individual capacity.

SECTION 1.12 Available Amount Transactions. If more than one action occurs on any given date the permissibility or the taking of which is determined hereunder by reference to the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously but shall instead occur in the order determined by the Borrower, i.e., each transaction must be permitted under Available Amount as so calculated.

SECTION 1.13 Divisions. For all purposes under the Loan Documents, in connection with any Delaware LLC Division (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

(1)

Subject to the terms and express conditions set forth herein, each Term Lender severally and not jointly agrees to make an Initial Term Loan available to the Borrower on the Closing Date in one (1) single drawing concurrently with the consummation of the Acquisition and the Closing Date Refinancing, in an aggregate principal amount equal to the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Loan Commitments” (such amount being referred to herein as such Term Lender’s “Initial Term Loan Commitment”). As of the Closing Date, the aggregate Initial Term Loan Commitments of the Term Lenders shall be in the amount of $125,000,000. Amounts borrowed as an Initial Term Loan that are repaid or prepaid may not be reborrowed.

(2)

Subject to the terms and express conditions set forth herein, each DDTL Lender severally and not jointly agrees to make DDTLs available to the Borrower from and after the Closing Date from time to time until the DDTL Facility Commitment Expiration Date on not more than two (2) occasions, in an aggregate principal amount not to exceed the amount set forth opposite such DDTL Lender’s name on Schedule 2.01 under the caption “DDTL Facility Commitments” or in the Assignment and Acceptance pursuant to which such DDTL Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.22) (such amount being referred to herein as such DDTL Lender’s “DDTL Facility Commitment”). Amounts borrowed under this Section 2.01(2) are referred to as a “DDTLs”. References to “DDTL Facility Commitments” shall mean the DDTL Facility Commitment of each DDTL Lender taken together in the aggregate. As of the Closing Date, the aggregate DDTL Facility Commitments of all of the DDTL Lenders shall be in the amount of $20,000,000, as such amount may be adjusted as permitted by this Agreement. The DDTL Facility Commitment of each DDTL Lender shall be reduced by the aggregate amount of DDTLs funded by such DDTL Lender. Amounts borrowed as a DDTL that are repaid or prepaid may not be reborrowed.

(3)

Subject to the terms and express conditions set forth herein, each Revolving Lender severally and not jointly agrees to make Revolving Loans available to the Borrower on or after the Closing Date from time to time until the Revolving Facility Commitment Termination Date, in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the Revolving Facility Credit Exposure exceeding the Revolving Facility Commitments then in effect. Within the foregoing limits and subject to the terms and express conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans (without premium or penalty).

SECTION 2.02 Loans and Borrowings.

(1)

Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type, in Dollars, made to the Borrower by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and not joint, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(2)

Subject to Section 2.15, each Revolving Loan Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and such Lender will not be entitled to any amounts payable under Section 2.16 or 2.18 solely in respect of increased costs resulting from, and existing at the time of such exercise.

(3)

At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. At the time that each ABR Borrowing is made, such Borrowing will be in an aggregate principal amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings outstanding. Notwithstanding anything to the contrary herein, the Revolving Loans comprising any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments.

(4)

Notwithstanding any other provision of this Agreement, the Borrower will not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date applicable to such Borrowing.

(5)

All DDTLs, once funded, shall be added to, become part of, and be deemed to be of the same Class as, the outstanding Initial Term Loans. All DDTLs that are funded, if any, are, to the extent permissible, intended to be fungible with the outstanding Initial Term Loans and, except with respect to amortization as set forth below, shall have the same terms as the outstanding Initial Term Loans (and, unless the context otherwise requires, shall constitute Term Loans). Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all actions as may be reasonably necessary to ensure that all DDTLs, when originally made, are included in each Borrowing of the outstanding Initial Term Loan on a pro rata basis. Without limiting the generality of the foregoing, this may be accomplished by requiring each outstanding Borrowing of the Initial Term Loans that are Eurocurrency Loans to be converted into ABR Loans on the date each such DDTLs are incurred, or by allocating a portion of each such DDTL to each outstanding Borrowing of the Initial Term Loans that are Eurocurrency Loans on a pro rata basis. Any conversion of Eurocurrency Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.17. In addition, each scheduled amortization payment under Section 2.10(1) required to be made after the making of any DDTLs which (as of the date of such scheduled amortization payment) is of the same Class as the outstanding Initial Term Loans shall be ratably increased by the aggregate principal amount of such DDTLs for all Lenders on a pro rata basis to the extent necessary, including, to avoid any reduction in the amortization payments to which the Term Lenders are entitled in respect of such DDTLs. To the extent any installment under Section 2.10(1) that is scheduled to be made in respect of the Initial Term Loans on any day shall have been reduced or eliminated due to the application thereto of a prepayment prior to the date on which DDTLs are funded and as of which day is of the same Class as the Initial Term Loans, then notwithstanding the provisions of Section 2.19 hereof to the contrary, Lenders who hold such funded DDTLs on such day shall be entitled to receive the entire portion of each payment of, or application to, the installment with respect to such funded DDTLs scheduled to be made on such day.

SECTION 2.03 Request for Borrowing. To request a Borrowing, the Borrower will deliver to the Administrative Agent a Borrowing Request not later than: (a) in the case of an ABR Borrowing, 2:00 p.m., New York City time, one (1) Business Day before the date of the proposed Borrowing, (or such later time as the Administrative Agent may agree in its sole discretion); provided that any such notice of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(5) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing, 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (or such later time as the Administrative Agent may agree in its sole discretion); provided that any notice of a Eurocurrency Borrowing to be made on the Closing Date may be given not later than 12:00 noon, New York City time, one (1) Business Day prior to the date of the proposed Eurocurrency Borrowing (or such later time as the Administrative Agent may reasonably agree), which notice may be subject to the effectiveness of this Agreement. Each Borrowing Request must specify:

(1)	whether such Borrowing is to be comprised of an Initial Term Loan Borrowing, DDTL Borrowing, Revolving Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(2)	the principal amount of the requested Borrowing;

(3)	the requested date of the Borrowing (which will be a Business Day);

(4)	whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(5)	in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which will be a period contemplated by the definition of the term “Interest Period”; and

(6)	the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing is specified in the applicable Borrowing Request, then the Borrower will be deemed to have selected an Interest Period of one-month’s duration. Upon receipt of such Borrowing Request, the Administrative Agent will promptly notify each Lender of such Borrowing Request and of the amount (if any) of such Lender’s pro rata share of the requested Borrowing. The proceeds of the Loans requested under this Section 2.03 will be disbursed by the Administrative Agent in immediately available funds by wire transfer to such bank account or accounts as designated by the Borrower in each Borrowing Request.

SECTION 2.04 Swing Line Loans

.

(1)

At any time prior to the Revolving Facility Commitment Termination Date, subject to the terms and express conditions hereof, the Swing Line Lender agrees to make Swing Line Loans in Dollars to the Borrower in an aggregate principal amount up to but not exceeding the Swing Line Sublimit; provided that after giving effect to the making of any Swing Line Loan, in no event shall the Revolving Facility Credit Exposure exceed the Revolving Facility Commitments then in effect. The Swing Line Lender’s obligation to make Swing Line Loans shall expire on the Maturity Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than such date. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow, prepay and reborrow Swing Line Loans (without premium or penalty). Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Revolving Facility Percentage times the amount of such Swing Line Loan.

(2)	Borrowing Mechanics for Swing Line Loans.

(a)	Swing Line Loans shall be made in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount (or such other amount as agreed to by the Swing Line Lender).

(b)

Subject to Section 4.02, to request the making of a Swing Line Loan hereunder, the Borrower shall notify the Swing Line Lender by telephone (with written notice to promptly follow prior to such Borrowing, along with a copy to the Administrative Agent) in the form of a Borrowing Request signed by the Borrower (by hand, facsimile or email) not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing.

(c)

The Swing Line Lender shall make the amount of its Swing Line Loan available to the Borrower not later than 4:00 p.m., New York City time, on the date specified in the Borrowing Request by wire transfer of same day funds in Dollars to be credited to the account of the Borrower at the principal office designated by the Administrative Agent or such other account as may be designated in writing to the Swing Line Lender by the Borrower.

(d)

With respect to any Swing Line Loans which have not been prepaid by the Borrower pursuant to Section 2.11, the Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 1:00 p.m., New York City time, at least one (1) Business Day in advance of the proposed Borrowing, a notice (which shall be deemed to be a Borrowing Request given by the Borrower) requesting that each Lender holding a Revolving Facility Commitment make Revolving Loans that are ABR Loans to the Borrower on the date of such Borrowing in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (A) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered to the Swing Line Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (B) on the day such Revolving Loans are made, the Swing Line Lender’s Revolving Facility Percentage of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Loans to the Borrower. The Borrower hereby authorizes the Swing Line Lender to charge the Borrower’s accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of any Borrower from the Swing Line Lender in bankruptcy or insolvency, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.19.

(e)

If for any reason Revolving Loans are not made pursuant to Section 2.04(2)(d) in an amount sufficient to repay in full any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third (3rd) Business Day after demand for payment thereof by the Swing Line Lender, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, in an amount equal to its Revolving Facility Percentage of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day’s notice from the Administrative Agent, each Revolving Lender shall deliver to the Administrative Agent (for the account of the Swing Line Lender) an amount equal to its respective participation in the applicable unpaid amount in same day funds at the principal office of the Administrative Agent. In order to evidence such participation, each Revolving Lender agrees to enter into a participation agreement at the request of the Swing Line Lender or the Administrative Agent in form and substance reasonably satisfactory to the Swing Line Lender and the Administrative Agent. In the event any Revolving Lender fails to make available to the Administrative Agent (for the account of the Swing Line Lender) the amount of such Revolving Lender’s participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by the Swing Line Lender for the correction of errors among banks and thereafter at the ABR. A certificate of the Swing Line Lender submitted to any Lender with respect to amounts owing under this Section 2.04(2)(e) shall be conclusive absent manifest error. No funding of risk participations hereunder shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest, as provided for in this Agreement.

(f)

Notwithstanding anything contained herein to the contrary, (A) each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.04(2)(d) and each Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.04(2)(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (2) the occurrence or continuation of a Default or Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender to make Revolving Loans hereunder (but not to purchase and fund risk participations in Swing Line Loans pursuant Section 2.04(2)(e) above) are subject to the condition that the Swing Line Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 4.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (B) the Swing Line Lender shall not be obligated to make any Swing Line Loans (1) if it does not in good faith believe that all conditions under Section 4.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (2) at a time when any Revolving Lender is a Defaulting Lender unless the Swing Line Lender (A) is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders pursuant to Section 2.25(1) or (B) has otherwise entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the applicable Fronting Exposure.

(3)

The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender (provided that no consent of the replaced Swing Line Lender will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding or such Swing Line Loans will be prepaid on or prior to the effective date of such removal) and the successor Swing Line Lender. The Administrative Agent shall promptly notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement shall become effective, the Borrower shall prepay any outstanding Swing Line Loans made by the removed Swing Line Lender. From and after the effective date of any such replacement, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

SECTION 2.05 Letters of Credit

.

(1)

General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (a) trade or commercial letters of credit in support of trade or commercial obligations of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (b) standby letters of credit issued for any other lawful purposes of the Borrower or any of its Restricted Subsidiaries (such letters of credit issued for such purposes, “Standby Letters of Credit”), in each case for the Borrower’s own account or for the account of any Restricted Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time prior to the date that is five (5) Business Days prior to the Revolving Facility Commitment Termination Date; provided that no Issuing Bank shall be required to issue a Trade Letter of Credit without its consent. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement will control. “Letters of Credit” will include Trade Letters of Credit and Standby Letters of Credit.

(2)	Notice of Issuance, Amendment, Renewal, Extension.

(a)

To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (3) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower will deliver by hand, facsimile or e-mail to the applicable Issuing Bank and the Administrative Agent three (3) Business Days in advance of the requested date of issuance, amendment or extension (or such shorter period as the Administrative Agent and the applicable Issuing Bank may agree in their sole discretion) a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which will be a Business Day), the date on which such Letter of Credit is to expire (which will comply with paragraph (3) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or Trade Letter of Credit, and such other information as required by the applicable Issuing Bank to issue, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower will also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit will be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower will be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure will not exceed the Letter of Credit Sublimit and (ii) the Revolving Facility Credit Exposure will not exceed the Revolving Facility Commitments then in effect.

(b)	Notwithstanding anything to the contrary contained herein, the Issuing Bank will not issue (or be obligated to issue) any Letter of Credit if:

(i)	any order, judgment or decree of any Governmental Authority or arbitrator by its terms purports to enjoin or restrain the Issuing Bank from issuing such Letter of Credit;

(ii)

any applicable law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank prohibits the issuance of letters of credit generally;

(iii)

such Letter of Credit imposes upon the Issuing Bank any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date;

(iv)	such Letter of Credit imposes upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

(v)

any Lender is at such time a Defaulting Lender, unless the Issuing Bank (A) is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders pursuant to Section 2.25(1) or (B) has otherwise entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Issuing Bank’s applicable Fronting Exposure with respect to such Defaulting Lender;

(vi)

issuance of such Letter of Credit would cause (x) the aggregate undrawn Dollar equivalent amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (y) the aggregate amount of L/C Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time to exceed its Letter of Credit Commitments; or

(vii)	in the case of Trade Letters of Credit, such Issuing Bank has not consented thereto.

(3)	Expiration Date.

(a)

Each Standby Letter of Credit will expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Issuing Bank in its sole discretion) after the date of issuance of such Standby Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon the Issuing Bank in its sole discretion) after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Standby Letter of Credit with a one-year tenor may provide for the automatic extension thereof for additional one-year periods (which will in no event extend beyond the date referred to in the preceding clause (ii)) so long as such Standby Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such 12-month period to be agreed upon at the time such Standby Letter of Credit is issued; provided, further, that if the Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date of any Standby Letter of Credit may extend beyond the date referred to in clause (ii) above; and, provided, further, that (A) if any such Standby Letter of Credit is outstanding or is issued after the date that is five (5) Business Days prior to the applicable Maturity Date, the Borrower will provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 103.0% of the face amount of each such Standby Letter of Credit on or prior to the applicable Maturity Date or, if later, such date of issuance, and (B) each Revolving Lender’s participation in any undrawn Letter of Credit that is outstanding on the applicable Maturity Date will terminate on the applicable Maturity Date.

(b)	Each Trade Letter of Credit will expire on the earlier of (A) 180 days after such Trade Letter of Credit’s date of issuance or (B) the date that is five (5) Business Days prior to the Maturity Date.

(4)

Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, its Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (5) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and will not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Facility Commitments, and that each such payment will be made without any offset, abatement, withholding or reduction whatsoever.

(5)	Reimbursement.

(a)

If the applicable Issuing Bank makes any L/C Disbursement in respect of a Letter of Credit, the Borrower will reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to the L/C Disbursement, not later than 2:00 p.m., New York City time, within one (1) Business Day of the Borrower’s receipt of notice under paragraph (8) of this Section 2.05 of such L/C Disbursement or the second (2nd)

Business Day, if such notice is received after 2:00 p.m., New York City time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Loans; provided that the Borrower may, subject to the conditions to Borrowings set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Loan Borrowing in an amount equal to such L/C Disbursement and, to the extent so financed, the Borrower’s obligations to make such payment will be discharged and replaced by the resulting Revolving Loan Borrowing.

(b)

If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent will promptly notify the applicable Issuing Bank and each other Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and, in the case of a Revolving Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Lender will pay to the Administrative Agent its Revolving Facility Percentage of the payment then due from the Borrower in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 will apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent will promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Any payment made by a Revolving Lender pursuant to this paragraph (5) to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of a Revolving Loan Borrowing as contemplated above) will not constitute a Revolving Loan and will not relieve the Borrower of its obligations to reimburse such L/C Disbursement.

(c)

Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (5)(a), the Administrative Agent will distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to paragraph (5)(b) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.

(6)

Obligations Absolute. The obligations of the Borrower to reimburse L/C Disbursements as provided in paragraph (5) of this Section 2.05 will be absolute, unconditional and irrevocable, and will be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(a)	any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

(b)	any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(c)	payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or

(d)

any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against the Borrower’s obligations hereunder.

(7)

Limited Liability. None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties, will have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (a), (b) or (c) of Section 2.05(6); provided that the foregoing will not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by a final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank will be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(8)

Disbursement Procedures. The applicable Issuing Bank will, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank will promptly notify the Administrative Agent and the Borrower by telephone (promptly confirmed in writing by facsimile or e-mail) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice will not relieve the Borrower of its obligations to reimburse such Issuing Bank and/or the Revolving Lenders with respect to any such L/C Disbursement.

(9)

Interim Interest. If an Issuing Bank makes any L/C Disbursement, then, unless the Borrower reimburses such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof will bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (5) of this Section 2.05, then Section 2.14(3) will apply. Interest accrued pursuant to this paragraph will be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (5) of this Section 2.05 to reimburse such Issuing Bank will be for the account of such Revolving Lender to the extent of such payment.

(10)

Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent will promptly notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrower will pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13. From and after the effective date of any such replacement, (a) the successor Issuing Bank will have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (b) references herein to the term “Issuing Bank” will be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context will require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank will remain a party hereto and will continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but will not be required to issue additional Letters of Credit.

(11)

Cash Collateralization. If any Event of Default occurs and is continuing, (a) in the case of an Event of Default described in Section 7.01(8) or (9), on the Business Day (or such later date as agreed by the Administrative Agent in its sole discretion), or (b) in the case of any other Event of Default, on the third (3rd) Business Day (or such later date as agreed by the Administrative Agent in its sole discretion), in each case, following the date on which the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph (11), the Borrower will deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(8) or (9), the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind. Each such deposit pursuant to this paragraph will be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent will have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments will be made at the option and sole discretion of (i) for so long as an Event of Default is continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each cash, in Cash Equivalents and at the risk and expense of the Borrower, such deposits will not bear interest. Interest or profits, if any, on such investments will accumulate in such account. Moneys in such account will be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, will be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) will be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(12)

Additional Issuing Banks. From time to time, the Borrower may, by notice to the Administrative Agent, designate any Revolving Lender to act as an Issuing Bank; provided that such Lender agrees in its sole discretion to act as such and such Lender is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank will execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval will not be unreasonably withheld, delayed or conditioned) and will thereafter be an Issuing Bank hereunder for all purposes. The Borrower may, in its sole discretion, request issuance of a Letter of Credit from any Issuing Bank.

(13)

Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank will (a) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(2) no later than the next Business Day after receipt thereof and (b) report in writing to the Administrative Agent as follows:

(a)

on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank will be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent will not have advised the Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement;

(b)	on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement;

(c)

on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent reasonably requests, including but not limited to prompt verification of such information as may be requested by the Administrative Agent; and

(d)	to the extent that the Issuing Bank is not a Lender on the Closing Date, on the first Business Day of each month.

(14)

Reallocation. If the applicable Maturity Date in respect of any class of Revolving Facility Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other classes of Revolving Facility Commitments in respect of which the applicable Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(5)) under (and ratably participated in by Lenders pursuant to) the Revolving Facility Commitments in respect of such non-terminating classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Facility Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be reallocated); provided, in no event shall such reallocation cause a Lender’s share of the Revolving Facility Commitment to exceed such Lender’s Revolving Facility Commitment, and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in a manner reasonably acceptable to the applicable Issuing Bank. If, for any reason, such cash collateral is not provided or reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Facility Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such applicable Maturity Date. Unless otherwise previously agreed, commencing with the Maturity Date of any tranche of Revolving Facility Commitments, the sublimit for Letters of Credit shall be agreed with the Revolving Lenders under the extended tranches.

(15)

Governing Law. Unless otherwise agreed by the applicable Issuing Bank and the Borrower, each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws of the State of New York, and to the extent not prohibited by such laws, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) or the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “Uniform Customs”) (as determined in good faith by the Issuing Bank for such Letter of Credit) shall apply to each Standby Letter of Credit, and the Uniform Customs shall apply to each Trade Letter of Credit. For the avoidance of doubt, except as otherwise set forth in this Section 2.05(15) with respect to Standby Letters of Credit, the ISP shall not apply to the terms of this Agreement.

(16)

Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder may be in support of any obligations of, or for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries. If required by the applicable Issuing Bank, the Borrower shall be a co-applicant on any Letter of Credit issued or outstanding hereunder in support of any obligations of, or is for the account of, a Restricted Subsidiary and shall be jointly and severally liable with respect to any obligations of the applicant thereunder.

SECTION 2.06 Funding of Borrowings.

(1)

Each Lender will make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the Borrowing Request (or as otherwise directed by the Borrower); provided that Revolving Loans made to finance the reimbursement of an L/C Disbursement and reimbursements as provided in Section 2.05(5) will be remitted by the Administrative Agent to the applicable Issuing Bank.

(2)

Unless the Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (1) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent at (a) in the case of such Lender, the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (b) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount will constitute such Lender’s Loan included in such Borrowing.

(3)

The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make any Revolving Loan on behalf of any Revolving Lender. In such event, such Revolving Lender, on behalf of whom the Administrative Agent has made such Revolving Loan, will reimburse the Administrative Agent for all or any portion of such Revolving Loan made on its behalf upon written notice given to such Revolving Lender not later than 12:00 noon, New York City time, on the same Business Day such reimbursement is requested. On each such settlement date, the Administrative Agent will pay to any Revolving Lender the net amount owing to such Revolving Lender in connection with such settlement, including amounts relating to Revolving Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Loan for the period from and including the date on which such Revolving Loan is made on such Revolving Lender’s behalf, to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Loan by such Revolving Lender, will be paid to the Administrative Agent for its own account.

SECTION 2.07 Interest Elections.

(1)

Each Borrowing initially will be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, will have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion will be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion will be considered a separate Borrowing.

(2)

To make an election pursuant to this Section 2.07 following the Closing Date, the Borrower will notify the Administrative Agent of such election by telephone or in writing in the same manner as telephonic notice is to be confirmed as provided below (a) in the case of an election to convert to or continue a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the effective date of such election or (b) in the case of an election to convert to or continue an ABR Borrowing, not later than 2:00 p.m., New York City time, one (1) Business Day before the date of such election. Each such telephonic Interest Election Request will be confirmed promptly by hand delivery, facsimile transmission or e-mail to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit D and signed by the Borrower.

(3)	Each telephonic and written Interest Election Request will be irrevocable and will specify the following information:

(a)

the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (c) and (d) below will be specified for each resulting Borrowing);

(b)	the effective date of the election made pursuant to such Interest Election Request, which will be a Business Day;

(c)	whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(d)

if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which will be a period contemplated by the definition of “Interest Period.”

(4)

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower will be deemed to have selected a Eurocurrency Borrowing having an Interest Period of one month’s duration.

(5)	Promptly following receipt of an Interest Election Request, the Administrative Agent will advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(6)

If the Borrower fails to timely deliver an Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Specified Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Specified Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing will be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments.

(1)

Unless previously terminated, (x) the Initial Term Loan Commitments will terminate on the Closing Date (after giving effect to any Borrowings on such date), (y) the DDTL Facility Commitments will terminate on the DDTL Facility Commitment Expiration Date and (z) the Revolving Facility Commitments will terminate on the Revolving Facility Commitment Termination Date.

(2)

The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments or any Term Commitments; provided that (i) each such reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the applicable Commitments) (or such other amount as agreed by the Administrative Agent), (ii) with respect to the Revolving Facility Commitments, (a) the Borrower will not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.12, the aggregate Revolving Facility Credit Exposure would exceed the Revolving Facility Commitments, (b) any reduction of the Revolving Facility Commitments shall be allocated pro rata among all Revolving Lenders with a Revolving Facility Commitment and (c) any reduction of the Revolving Facility Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit or the Swing Line Sublimit; provided that the Letter of Credit Sublimit and/or the Swing Line Sublimit, as applicable, shall be permanently reduced by the amount thereof (if any) in excess of the Revolving Facility Commitments and (iii) with respect to the DDTL Facility Commitments, any reduction of the DDTL Facility Commitments shall be allocated pro rata among all DDTL Lenders with a DDTL Facility Commitment.

(3)

The Borrower will notify the Administrative Agent in writing (which may be by hand, facsimile or email) of any election to terminate or reduce the Revolving Facility Commitments or any Term Commitments under paragraph (2) of this Section 2.08 at least three (3) Business Days prior to the date of such termination or reduction, specifying such election and the date thereof. Promptly following receipt of any notice, the Administrative Agent will advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 will be irrevocable; provided that a notice of termination of the Revolving

Facility Commitments or any Term Commitments delivered by the Borrower may be revocable or conditioned on a refinancing of all or any portion of the applicable Facility, in which case such notice may be revoked or postponed by the Borrower (by notice to the Administrative Agent prior to 2:00 p.m., New York City time, on the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Facility Commitments or any Term Commitments will be permanent. Each reduction of the Revolving Facility Commitments or any Term Commitments will be made ratably among the Lenders in accordance with their respective Revolving Facility Commitments or applicable Term Commitments.

SECTION 2.09 Promise to Pay; Evidence of Debt.

(1)

The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each (a) Revolving Lender the then unpaid principal amount of each Revolving Loan of such Revolving Lender to the Borrower on the applicable Maturity Date and (b) Term Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(2)

Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(3)

The Administrative Agent will maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(4)

The entries made in the accounts maintained pursuant to paragraph (2) or (3) of this Section 2.09 will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that to the extent there is a conflict between the entries in the accounts maintained pursuant to paragraph (2) or (3) of this Section 2.09, the records of the Administrative Agent shall control.

(5)

Any Lender may request that Loans of any Class made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower will prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such Note and interest thereon will at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

SECTION 2.10 Repayment of Term Loans.

(1)

The Borrower will repay to the Administrative Agent for the ratable account of the applicable Lenders holding Initial Term Loans on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the Closing Date, in an aggregate principal amount equal to the applicable percentage of the aggregate principal amount of Initial Term Loans outstanding on the Closing Date set forth in the following grid:

Year	Percentage
Closing Date – June 7, 2022 (i.e., Year 1)	1.25%
June 8, 2022 – June 7, 2023 (i.e., Year 2)	1.25%
June 8, 2023 – June 7, 2024 (i.e., Year 3)	1.25%
June 8, 2024 – June 7, 2025 (i.e., Year 4)	1.875%
June 8, 2025 – June 7, 2026 (i.e., Year 5)	2.50%

provided that, such payments for the Initial Term Loans will be (x) reduced as a result of the application of prepayments of Initial Term Loans in accordance with the order of priority set forth in Section 2.11 or 2.12, as applicable and (y) subject to adjustments as set forth in any Incremental Facility Amendment that increases the aggregate principal amount of the Initial Term Loans (each such date being referred to as an “Original Term Loan Installment Date”).

(2)

To the extent that any DDTLs are not “fungible” with the Initial Term Loans, the principal amount of each DDTL funded after the Closing Date shall be paid in quarterly installments on the last Business Day of each March, June, September and December, commencing on the last Business Day of the first full fiscal quarter to occur after the date that the first such DDTL is funded hereunder, and continuing on the last Business Day of each March, June, September and December. Each such installment shall be in an aggregate principal amount equal to the applicable percentage of the aggregate principal amount of such initial funded amount of each such DDTL, in each case as set forth in the grid in Section 2.10(1) above. The Administrative Agent and the Borrower may, in their reasonable discretion, make any appropriate adjustments as may be necessary or advisable to cause any DDTLs incurred after the Closing Date (the “New DDTLs”) to be treated as the same Class of Loans as the existing Initial Term Loans and/or existing DDTLs that were incurred by the Borrower prior to the date of incurrence of such New DDTLs, and to permit “fungibility” with such existing Initial Term Loans and/or existing DDTLs. The remaining outstanding principal amount of each DDTL shall be due and payable in full on the Maturity Date for Initial Term Loans.

(3)

(a) In the event that any Incremental Term Loans are made, the Borrower will repay Borrowings consisting of Incremental Term Loans on the dates (each an “Incremental Term Loan Installment Date”) and in the amounts set forth in the applicable Incremental Facility Amendment, (b) in the event that any Other Term Loans are made, the Borrower will repay Borrowings consisting of Other Term

Loans on the dates (each an “Other Term Loan Installment Date”) and in the amounts set forth in the applicable Refinancing Amendment and (c) in the event that any Extended Term Loans are made, the Borrower will repay Borrowings consisting of Extended Term Loans on the dates (each an “Extended Term Loan Installment Date”) and in the amounts set forth in the applicable Extension Amendment; and

(4)	to the extent not previously paid, all outstanding Term Loans will be due and payable on the applicable Maturity Date;

together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

SECTION 2.11 Optional Prepayment of Loans. The Borrower may at any time and from time to time prepay the Loans of any Class, in whole or in part, without premium or penalty (subject to Section 2.17), in an aggregate principal amount, (1) in the case of Eurocurrency Loans, that is an integral multiple of $500,000 and not less than $1,000,000, and (2) in the case of ABR Loans, that is an integral multiple of $500,000 and not less than $1,000,000, or, in each case, if less, the amount outstanding or as may be otherwise agreed with the Administrative Agent. The Borrower will notify the Administrative Agent in writing (substantially in the form attached hereto as Exhibit H) by hand delivery, facsimile transmission or e-mail of such election not later than 2:00 p.m., New York City time, (a) in the case of a Eurocurrency Borrowing, three (3) Business Days before the anticipated date of such prepayment, (b) in the case of an ABR Borrowing, one (1) Business Day before the anticipated date of such prepayment and (c) in the case of a prepayment of Swing Line Loans, not later than 2:00 p.m., New York City time, on the date of prepayment, in each case, or such shorter period as is acceptable to the Administrative Agent; provided that prior written notice shall not be required and no minimum shall apply in respect of Revolving Loans and Swing Line Loans. Each such notice of prepayment will specify the relevant Borrowing to be prepaid, the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid. All prepayments under this Section 2.11 will be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. Any such notice may be revocable or conditioned on a refinancing of all or any portion of any Facility, in which case such notice may be revoked or postponed by the Borrower (by notice to the Administrative Agent prior to 2:00 p.m., New York City time, on the specified effective date) if such condition is not satisfied; provided that the provisions of Section 2.17 shall apply with respect to any such revocation or extension. Any optional prepayments of Term Loans pursuant to this Section 2.11 shall be applied among the Classes of Term Loans as directed by the Borrower (or, in the case of no such direction, pro rata to each of the Classes of Term Loans) and within each Class of Term Loans subject to such prepayment will be applied to the remaining scheduled amortization payments of such applicable Class of Term Loans as directed by the Borrower (or in the absence of such direction, in direct order of maturity, to the amortization payments of such applicable Class of Term Loans) and will be applied ratably to the Term Loans of such Class included in the prepaid Borrowing.

SECTION 2.12 Mandatory Prepayment of Loans.

(1)

In the event and on such occasion that the Revolving Facility Credit Exposure exceeds the Revolving Facility Commitments, the Borrower shall prepay (no later than one (1) Business Day after written notice from the Administrative Agent to the Borrower) first, Swing Line Loans (if any) and second, Revolving Loans (or, if no such Revolving Loans are outstanding, cash collateralize Letters of Credit in accordance with Section 2.05(11)) in an aggregate amount equal to the amount by which the Revolving Facility Credit Exposure exceeds the Revolving Facility Commitments.

(2)

The Borrower will apply 100% of the Net Cash Proceeds received by the Borrower and its Restricted Subsidiaries in respect of an Asset Sale made pursuant to Section 6.05(2), Section 6.05(4) or on account of an Event of Loss (each a “Required Prepayment Asset Sale”), to prepay Term Loans within ten (10) Business Days following receipt of such Net Cash Proceeds, unless the Borrower has delivered a Reinvestment Notice on or prior to the end of such Business Day; provided that, subject to the other provisions of this Section 2.12(2), within ten (10) Business Days of each Reinvestment Prepayment Date the Borrower will apply an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event to the prepayment of the Term Loans; provided, further, that no such prepayment shall be required under this clause (2) for any Required Prepayment Asset Sales, to the extent Net Cash Proceeds of such Required Prepayment Asset Sale required to be prepaid under this clause (2) do not exceed the greater of (1) $2,250,000 or (2) 5.0% of Consolidated EBITDA for the most recently ended Test Period (the “Asset Sale Threshold”), and if greater than the Asset Sale Threshold, only amounts in excess of the Asset Sale Threshold shall be required to be prepaid in accordance with this Section 2.12(2);

(3)

Commencing with the fiscal year ending December 31, 2021, not later than the tenth (10th) Business Day following the date on which Annual Financial Statements have been delivered or are required to be delivered pursuant to Section 5.04(1) and the related certificate has been delivered or was required to be delivered pursuant to Section 5.04(3), the Borrower will calculate Excess Cash Flow for such Excess Cash Flow Period and will apply the following amount to the prepayment of Term Loans (if positive):

(a)

the Required ECF Percentage of such Excess Cash Flow (provided that, if the applicable First Lien Net Leverage Ratio used in calculating the Required ECF Percentage (after taking into account any such prepayment and any reductions pursuant to (b) below) falls into a lower threshold, then the relevant percentage shall be reduced accordingly for any further prepayments to be made); minus

(b)

the amount of any voluntary prepayments or repurchases (including those made through debt buybacks made by the Borrower or any of its Restricted Subsidiaries pursuant to Section 9.04(14) and, solely to the extent made below par, in an amount equal to the discounted amount of cash actually paid in respect of such debt buyback) during such Excess Cash Flow Period and, at the option of the Borrower, on or prior to the day that is the tenth (10th) Business Day following the date on which Annual Financial Statements have been delivered or are required to be delivered pursuant to Section 5.04(1) and the related certificate has been delivered or was required to be delivered pursuant to Section 5.04(3) of:

(i)

Term Loans (including Initial Term Loans, DDTLs, Incremental Term Loans, Other Term Loans and Extended Term Loans, in each case, solely to the extent such Term Loans rank pari passu to the Initial Term Loans);

(ii)	Revolving Loans, Incremental Revolving Loans and Other Revolving Loans (in each case, to the extent accompanied by a corresponding permanent reduction in the Commitments); or

(iii)

Credit Agreement Refinancing Indebtedness and other Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness (or Credit Agreement Refinancing Indebtedness or Permitted Refinancing Indebtedness described in this clause (iii)) (in the case of any revolving indebtedness, to the extent accompanied by a corresponding reduction in the commitments);

in each case, (i) made during the applicable fiscal year or after year-end and prior to the time such prepayment pursuant to this Section 2.12(3)(b) is due (any payments described in this sub-clause (i) made after the end of the applicable fiscal year but prior to the time such prepayment pursuant to this Section 2.12(3) is due in respect of such fiscal year, an “After Year End Payment”; provided that no such After Year End Payment applied in respect of any Excess Cash Flow Period may be applied in any succeeding Excess Cash Flow Period) and (ii) not financed with the proceeds of the issuance or the incurrence of long-term Indebtedness (other than proceeds of revolving loans); minus

(c)

(i) cash payments made by the Borrower or any Restricted Subsidiary during such period in respect of Capital Expenditures, Capitalized Software Expenditures, Permitted Acquisitions, Investments (including, without limitation, any purchase of, or Investment in, intellectual property, any purchase price adjustments (including working capital adjustments), deferred purchase consideration, earn-out payments (and payments of seller notes converted from earn-outs), holdback amounts and indemnity payments with respect thereto) and Restricted Payments (excluding Restricted Payments made pursuant to Section 6.06(8) in reliance on clause (2) of the definition of Available Amount, Investments made pursuant to Section 6.04(3) in reliance on clause (2) of the definition of Available Amount, Investments in Cash Equivalents and other items (including Investments and Restricted Payments) that are eliminated in consolidation) and (ii) at the option of the Borrower, cash payments that the Borrower or any Restricted Subsidiary has made or is required to make in respect of Capital Expenditures, Capitalized Software Expenditures, Permitted Acquisitions, Investments (including, without limitation, any purchase of, or Investment in, intellectual property, any purchase price adjustments (including working capital adjustments), deferred purchase consideration, earn-out payments (and payments of seller notes converted from earn-outs), holdback amounts and indemnity payments with respect thereto) and Restricted Payments, in each case of sub-clauses (i) and (ii) hereof, made during the applicable fiscal year or as an After Year End Payment and, in the case of Permitted Acquisitions, other Investments and capital expenditures, at the Borrower’s option, consideration required to paid in cash pursuant to binding obligations entered into by the Borrower or any of its Restricted Subsidiaries; provided that amounts described in this clause (ii) will not reduce Excess Cash Flow in subsequent periods and, to the extent not so paid, will increase Excess Cash Flow in the subsequent period; minus

(d)	the ECF De Minimis Amount.

Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(1), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(4)

The Borrower will apply 100% of the net cash proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Indebtedness that is not Excluded Indebtedness to the prepayment of Term Loans, on or prior to the date which is five (5) Business Days after the receipt of such net cash proceeds.

(5)

Notwithstanding anything in this Section 2.12 to the contrary, any Lender may elect, by notice to the Administrative Agent in writing by hand delivery, facsimile transmission or e-mail at least two (2) Business Days prior to the required prepayment date, to decline all (but not less than all) of any mandatory prepayment of its Term Loans pursuant to this Section 2.12 (other than clause (4) of this Section 2.12), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined will be retained by the Borrower and will be added to the Available Amount as set forth in clause (8) of the definition thereof. Such mandatory prepayments of Term Loans will be applied, subject to clause (6) below, on a pro rata basis to the then outstanding Term Loans of all Classes being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans; provided that if no Lenders exercise the right to decline a given mandatory prepayment of the Term Loans pursuant to this Section 2.12(5), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment will be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurocurrency Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.17.

(6)

The Borrower will deliver to the Administrative Agent, at the time of each prepayment of Term Loans required under Section 2.12 (other than Section 2.12(1)), (a) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (b) to the extent practicable, at least three (3) Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Term Loan being prepaid and the principal amount of each Term Loan (or portion thereof) to be prepaid. Prepayment of the Term Loans pursuant to this Section 2.12 will be made without premium or penalty, in the case of Eurocurrency Loans, accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment, and applied as directed by the Borrower or, absent such direction, to reduce scheduled amortization payments of Term Loans under Section 2.10(1) in direct order of maturity; provided that any prepayment of Incremental Term Loans, Other Term Loans or Extended Term Loans will be applied in the order specified in the applicable Permitted Amendment. No payments under Section 2.17 will be required in connection with a prepayment of Term Loans pursuant to this Section 2.12. In the event of any prepayment of Term Loans pursuant to this Section

2.12 at a time when Term Loans of more than one Class remain outstanding, the aggregate amount of such prepayment will be allocated between each Class of Term Loans pro rata based on the aggregate principal amount of outstanding Term Loans of each such Class (except as otherwise provided in the applicable Permitted Amendment, in each case with respect to the applicable Class of Term Loans).

SECTION 2.13 Fees.

(1)	The Borrower agrees to pay to the Administrative Agent, a fee for the account of:

(a)

each Revolving Lender (other than a Defaulting Lender) in accordance with its Revolving Facility Percentage, on or prior to the fifth (5th) Business Day after the end of each fiscal quarter of the Borrower, commencing with the first full fiscal quarter of the Borrower ending after the Closing Date, and on the Revolving Facility Commitment Termination Date, a commitment fee (the “Revolving Facility Commitment Fee”) based on the average daily amount of the aggregate Available Unused Revolving Facility Commitments during the preceding fiscal quarter (or in the case of the first full fiscal quarter, the period commencing on the Closing Date and ending with the end of the first full fiscal quarter, or ending with the Revolving Facility Commitment Termination Date, as applicable) at a rate equal to the Applicable Rate. The total Revolving Facility Commitment Fee paid by the Borrower will be equal to the sum of all of the Revolving Facility Commitment Fees due to the Revolving Lenders. The Revolving Facility Commitment Fees will (i) begin to accrue on the Closing Date and will cease to accrue on the Revolving Facility Commitment Termination Date, (ii) be payable quarterly in arrears on the fifth (5th) Business Day after the end of the first full fiscal quarter following the Closing Date and each fiscal quarter thereafter and (iii) computed on the basis of the actual number of days elapsed in a year of 360 days. Notwithstanding anything to the contrary herein, Swing Line Loans shall not constitute utilization of the Revolving Facility Commitments for purposes of calculating the Revolving Facility Commitment Fee.

(b)

each DDTL Lender (other than a Defaulting Lender) in accordance with its DDTL Facility Percentage, on or prior to the fifth (5th) Business Day after the end of each fiscal quarter of the Borrower, commencing with the first full fiscal quarter of the Borrower ending after the Closing Date, and on the DDTL Facility Commitment Expiration Date, a commitment fee (the “DDTL Facility Commitment Fee”) based on the average daily amount of the aggregate Available Unused DDTL Facility Commitments during the preceding fiscal quarter (or in the case of the first full fiscal quarter, the period commencing on the Closing Date and ending with the end of the first full fiscal quarter, or ending with the DDTL Facility Commitment Expiration Date, as applicable) at a rate equal to the Applicable Rate. The total DDTL Facility Commitment Fee paid by the Borrower will be equal to the sum of all of the DDTL Facility Commitment Fees due to the DDTL Lenders. The DDTL Facility Commitment Fees will (i) begin to accrue on the Closing Date and will cease to accrue on the DDTL Facility Commitment Expiration Date, (ii) be payable on the earliest of (x) the date on which any DDTL Facility Commitments have been terminated pursuant to Section 2.08(2) (solely with respect to any accrued DDTL Facility Commitment Fees payable on account of such terminated amounts), (y) the six month anniversary of the Closing Date (solely with respect to any accrued DDTL Facility Commitment Fees payable on account of DDTL Facility Commitments that have expired on such date) and (z) with respect to any other then-accrued and unpaid DDTL Facility Commitment Fees, in arrears on the fifth (5th) Business Day after the end of the first full fiscal quarter following the Closing Date and (iii) computed on the basis of the actual number of days elapsed in a year of 360 days.

(2)	The Borrower agrees to pay to:

(a)

the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender, it being understood that at any time any Issuing Bank has Fronting Exposure to such Defaulting Lender, the letter of credit participation fee with respect to such Fronting Exposure (an “L/C Participation Fee”) will be payable to such Issuing Bank for its own account) in accordance with its Revolving Facility Percentage, on or prior to the fifth (5th) Business Day after the end of each fiscal quarter of the Borrower in each year, commencing with the first full fiscal quarter of the Borrower ending after the Closing Date, and on the Revolving Facility Commitment Termination Date, an L/C Participation Fee on the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding fiscal quarter (or in the case of the first full fiscal quarter, the period commencing on the Closing Date and ending with the end of the first full fiscal quarter, or ending with the Revolving Facility Commitment Termination Date, as applicable) at the rate per annum equal to the Applicable Rate for Eurocurrency Revolving Loans effective for each day in such period; and

(b)

each Issuing Bank, for its own account (i) on or prior to the fifth (5th) Business Day after the end of each fiscal quarter of the Borrower, commencing with the first full fiscal quarter of the Borrower ending after the Closing Date, and the Revolving Facility Commitment Termination Date, a fronting fee in respect of each Letter of Credit issued by, or the term of which is extended by, such Issuing Bank for the period from and including the date of issuance, renewal or extension of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125 % per annum of the daily stated amount of such Letter of Credit (or as may otherwise be agreed with such Issuing Bank) plus (ii) such Issuing Bank’s customary issuance fees and customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees will be (i) payable quarterly in arrears on the last day of the first full fiscal quarter following the Closing Date and each fiscal quarter thereafter and (ii) computed on the basis of the actual number of days elapsed in a year of 360 days.

(3)

The Borrower agrees to pay to the Administrative Agent, for its own account, the agency fee set forth in the Fee Letter at the times and on the terms specified therein (the “Administrative Agent Fees”).

(4)

All Fees will be paid on the dates due and payable, in immediately available funds, to the Administrative Agent at the Payment Office for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees will be paid directly to the applicable Issuing Banks. Once paid, none of the Fees will be refundable under any circumstances.

SECTION 2.14 Interest.

(1)	The Loans comprising each ABR Borrowing will bear interest at ABR plus the Applicable Rate.

(2)	The Loans comprising each Eurocurrency Borrowing will bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(3)

Following the occurrence and during the continuation of a Specified Event of Default, the Borrower will pay interest on overdue amounts hereunder at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.14 or (ii) in the case of overdue interest or any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (1) of this Section 2.14.

(4)

Accrued interest on each Loan will be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) on the applicable Maturity Date and (iii) with respect to Revolving Loans, upon termination of the Revolving Facility Commitments; provided that (A) interest accrued pursuant to paragraph (3) of this Section 2.14 will be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a repayment of an ABR Loans), accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan will be payable on the effective date of such conversion.

(5)

All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the prime rate will be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, will be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Eurocurrency Rate or Eurocurrency Rate will be determined by the Administrative Agent, and such determination will be conclusive absent manifest error.

SECTION 2.15 Inability to Determine Rates.

(1)

If the Administrative Agent (in the case of clause (a) or (b) below) or the Required Lenders (in the case of clause (c) below) reasonably determine that for any reason in connection with any request for a Eurocurrency Loan or a conversion to or continuation thereof that:

(a)	deposits are not being offered to banks in the London interbank eurocurrency market for Dollars for the applicable amount and Interest Period of such Eurocurrency Loan,

(b)

adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan or in connection with an existing or proposed ABR Loan, or

(c)	the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan,

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by facsimile transmission or e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing that is requested to be continued, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

(2)

Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(3)

Notwithstanding anything to the contrary herein or in any other Loan Document, (a) if a Term SOFR Transition Event has occurred after a Benchmark Replacement and the applicable Reference Time in respect of any setting of the then-current Benchmark or (b) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), in each case, then Term SOFR will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (3) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(4)

In connection with the implementation of a Benchmark Replacement (including, for the avoidance of doubt, in connection with the occurrence of a Term SOFR Transition Event and in accordance with Section 2.15(3) above), the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(5)

The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (6) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.

(6)

Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(7)

Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

SECTION 2.16 Increased Costs.

(1)	If any Change in Law:

(a)

imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Bank;

(b)

imposes on any Lender or Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(c)

subjects any Recipient to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (2) through (4) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) any Lender invokes Section 2.21 or (z) in the case of requests for reimbursement under clause (b) above resulting from a market disruption, (A) such circumstances are not generally affecting the banking market or (B) such request has not been made by Lenders constituting the Required Lenders.

(2)

If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(3)

A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (1) or (2) of this Section 2.16 and setting forth in reasonable detail the manner in which such amount or amounts was determined and certifying that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers will be delivered to the Borrower and will be conclusive absent manifest error. The Borrower will pay to such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(4)

Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.16, such Lender or Issuing Bank will notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.16 will not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower will not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.16 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above will be extended to include the period of retroactive effect thereof.

SECTION 2.17 Break Funding Payments. Except as otherwise set forth herein, the Borrower will compensate each Lender for the actual out-of-pocket loss, cost and expense (excluding loss of anticipated profits) attributable to the following events:

(1)	the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);

(2)	the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto;

(3)	the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto; or

(4)	the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20.

Such loss, cost or expense to any Lender will be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the

Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the London interbank market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees.

A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.17 and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts were determined will be delivered to the Borrower and will be conclusive absent manifest error. The Borrower will pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

SECTION 2.18 Taxes.

(1)

All payments by or on account of any obligation of any Loan Party hereunder will be made without deduction or withholding for any Taxes, except as required by applicable law; provided that if any Taxes are required to be deducted or withheld under any applicable law from such payments (as determined in the good faith discretion of the Loan Party or the applicable withholding agent), then (a) such Loan Party or applicable withholding agent will make such deductions or withholding; (b) such Loan Party or applicable withholding agent will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (c) if such Tax is an Indemnified Tax, the sum payable by the Loan Party will be increased as necessary so that after making all required deductions and withholding (including deductions and withholding applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the amount it would have received had no such deductions or withholding been made.

(2)	The Loan Parties will pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(3)

The Loan Parties will indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

(4)

As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.18, such Loan Party will deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(5)

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(5)(b)(i), (ii) and (iv) below) will not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)	Without limiting the generality of Section 2.18(5) above,

(i)

each Lender that is a U.S. Person will deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)

each Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two original copies of whichever of the following is applicable:

(A) In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) duly completed and executed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto);

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code,

(x) a certificate substantially in the form of the applicable Exhibit F to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code; or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; and

(y) duly completed and executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any subsequent versions thereof or successors thereto); or

(D) to the extent a Foreign Lender is not the Beneficial Owner, duly completed and executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a certificate substantially in the form of the applicable Exhibit F, Internal Revenue Service Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of the applicable Exhibit F on behalf of each such direct and indirect partner;

(iii)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)

if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient will deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(5)(b), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

In addition, each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete, invalid, or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(c)

On or before the date of this Agreement (and on or before the date any successor or replacement Administrative Agent becomes the Administrative Agent hereunder), to the extent copies thereof have not previously been so delivered, the Administrative Agent shall deliver to the Borrower, to the extent it is legally able to do so, two duly executed copies of either (i) Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) or (ii) Internal Revenue Service Form W-8IMY (or any subsequent versions thereof or successors thereto) certifying that it is a “U.S. branch” of a foreign bank and evidencing its agreement with the Borrower to be treated as a U.S. Person with respect to payments made to it by the Borrower.

(6)

If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.18, it will pay over promptly an amount equal to such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party pursuant to this Section 2.18(6) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(6), in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this Section 2.18(6) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.18(6) will not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith, to be confidential) to the Loan Parties or any other Person.

(7)

Notwithstanding any other provision of this Agreement, any Loan Party may deduct and withhold any Taxes required by any law to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 2.18.

(8)

Each party’s obligations under this Section 2.18 will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement, the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(9)	For purposes of this Section 2.18, the term “applicable law” includes FATCA and the “Recipient” includes any Issuing Bank.

SECTION 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(1)

Unless otherwise specified, (a) the Borrower will make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of L/C Disbursements or otherwise) prior to 2:00 p.m., New York City time, at the Payment Office, except payments to be made directly to the applicable Issuing Banks as expressly provided herein and except that payments pursuant to Section 2.16, 2.17, 2.18 and 9.05 will be made directly to the Persons entitled thereto; and (b) each such payment will be made, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof and will make settlements with the Lenders with respect to other payments at the times and in the manner provided in this Agreement. Except as otherwise provided herein, if any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder will be deemed to have been made by the required time if the Administrative Agent, at or before such time, has taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(2)

Except as otherwise provided in this Agreement, if (a) at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees and other Obligations then due from the Borrower hereunder or (b) at any time an Event of Default shall have occurred and be continuing and the Administrative Agent will receive proceeds of Collateral in connection with the exercise of remedies, such funds will be applied in accordance with Section 5.02 of the Collateral Agreement (subject to the application of proceeds provisions contained in an Acceptable Intercreditor Agreement).

(3)

Except as otherwise provided in this Agreement, if any Lender, by exercising any right of set-off or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Class of Loans or participations in L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Class of Loans and participations in L/C Disbursements than the proportion received by any other Lender in such Class, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in L/C Disbursements and the Loans of such Class of other Lenders in such Class to the extent necessary so that the benefit of all such payments will be shared by the Lenders in such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in L/C Disbursements; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and (b) the provisions of this paragraph (3) will not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(4)

Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Banks, as applicable, the amount due. In such event, if the

Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Banks, as applicable, severally and not jointly agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Banks with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(5)

If any Lender fails to make any payment required to be made by it pursuant to Section 2.06(1), 2.19(3), 2.05(4) or 2.05(5), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under Section 2.06(1), 2.19(3), 2.05(4) and/or 2.05(5) as applicable, until all such unsatisfied obligations are fully paid.

SECTION 2.20 Mitigation Obligations; Replacement of Lenders.

(1)

If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender determines it can no longer make or maintain Eurocurrency Loans pursuant to Section 2.21, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate a different Lending Office for funding or booking any of its Loans hereunder that are affected by such event or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.16, 2.18 or 2.21, as applicable, in the future; provided that such efforts would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)

If any Lender requests compensation under Section 2.16 or Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender determines it cannot make Eurocurrency Loans pursuant to Section 2.21, or if any Lender becomes a Defaulting Lender or Disqualified Institution, then the Borrower may, at its sole expense and effort, (a) terminate the unused Revolving Facility Commitment of such Lender and repay the Loans of such Lender on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 9.04(2)(b)(ii)) or (b) require such Lender (and such Lender shall be obligated) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Disbursements and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from (x) in the case of clause (a) above, the Borrower or (y) in the case of clause (b) above, the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter. Nothing in this Section 2.20 will be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(3)

If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that, pursuant to the terms of Section 9.08, requires the consent of such Lender and with respect to which the Required Lenders have granted their consent, then the Borrower may (unless such Non-Consenting Lender grants such consent), at its sole expense and effort, (a) terminate the unused Revolving Facility Commitment of such Lender and repay the Loans of such Lender on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 9.04(2)(b)(ii)) or (b) replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) all Obligations of the Borrower owing to such Non-Consenting Lender (including accrued Fees and any amounts due under Section 2.16, 2.17, 2.18 or 2.25) being removed or replaced will be paid in full to such Non-Consenting Lender concurrently with such removal or assignment and (ii) in the case of clause (b) above, the replacement Lender will purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender will be necessary in connection with such removal or assignment, in the case of clause (b) above, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender will otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section 9.04 within three (3) Business Days after the Borrower’s request, compliance with Section 9.04 will no longer be required to effect such assignment.

SECTION 2.21 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or if any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the applicable Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.

SECTION 2.22 Incremental Facilities.

(1)

Notice. At any time and from time to time, on one or more occasions, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent, (a) increase the aggregate principal amount of any outstanding Class of Term Loans (including, for the avoidance of doubt, DDTLs) or add one or more additional Classes of Term Loans (including, for the avoidance of doubt, delayed draw term loans) under the Loan Documents (any such new Class or increase of Term Loans, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) increase the Revolving Facility Commitments or any other existing Revolving Facility (any such new Classes or increase, an “Incremental Revolving Facility Commitment” and, together with any Incremental Term Facility, “Incremental Facilities”, or either thereof, an “Incremental Facility”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”).

(2)	Ranking. Incremental Facilities will rank pari passu in right of payment and security with the Facilities.

(3)

Size. The principal amount of Incremental Facilities incurred pursuant to this Section 2.22 will not exceed at the time of such incurrence, in the aggregate, a principal amount equal to the greater of (A) $45,000,000 and (B) 100.0% of Consolidated EBITDA for the most recently ended Test Period on the date of such incurrence, calculated on a Pro Forma Basis.

The Borrower may, in the case of any such Incremental Term Loans, elect to incur such Incremental Facilities as a separate tranche or as an increase to any existing tranche of Loans. Each tranche of Incremental Term Loans or Incremental Revolving Facility Commitment will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $5,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than the applicable minimum amount or integral multiple amount if such amount represents all the remaining availability under this clause (3) at such time.

(4)

Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that (i) no existing Lender will have an obligation to provide Incremental Facilities and (ii) there is no obligation to approach any existing Lenders to provide Incremental Facilities) or any Additional Lender; provided that in the case of Incremental Revolving Facility Commitments, the Administrative Agent, each Issuing Bank and the Swing Line Lender shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to any Additional Lender’s providing such Incremental Facilities if such consent by the Administrative Agent, the Issuing Banks or the Swing Line Lender would be required under Section 9.04 for an assignment of Term Loans or Revolving Facility Commitments, as applicable, to such Additional Lender.

(5)

Incremental Facility Amendments. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender or each Additional Lender that agrees, in its sole discretion, to provide such Incremental Facility (the “Incremental Lenders”) and the Administrative Agent. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to reflect the existence and terms of the Incremental Facility and the Loans evidenced thereby, including such amendments that are not adverse to the interests of the Lenders and are reasonably necessary, advisable or appropriate to have such Incremental Facility be fungible with any then existing Facility.

(6)	Conditions. The availability of any Incremental Facility will be subject solely to the following conditions:

(a)

no Default or Event of Default shall have occurred and be continuing on the date such Incremental Facility is incurred or would exist immediately after giving effect thereto; provided, that if the Incremental Facility is being incurred in connection with a Limited Condition Transaction and an LCA Election is made, the date of determination of whether this condition is satisfied shall be the LCA Test Date; provided, further, that if such an LCA Election is made, no Specified Event of Default shall have occurred and be continuing on the date such Incremental Facility is incurred or would exist immediately after giving effect thereto;

(b)

each of the representations and warranties made by any Loan Party set forth in Article III hereof and in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on the date such Incremental Facility is incurred with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (in all respects, as the case may be) as of such earlier date; provided, that if the Incremental Facility is being incurred in connection with a Limited Condition Transaction and an LCA Election is made, the date of determination of whether this condition is satisfied shall be the LCA Test Date; and

(c)	such other conditions (if any) as may be required by the Incremental Lenders providing such Incremental Facilities.

(7)

Terms. Each notice delivered pursuant to this Section 2.22 will set forth the amount and proposed terms of the relevant Incremental Facility. The terms applicable to any Incremental Revolving Facility Commitment shall be the same as those applicable to the Revolving Facility and any Incremental Revolving Facility Commitment shall be structured as an increase in the Revolving Facility.

The terms applicable to any Incremental Term Facility shall be determined by the Borrower and the Incremental Lenders providing such Incremental Facility; provided that:

(a)

other than in connection with Customary Bridge Loans, (x) the final maturity date of such Incremental Term Loans will be no earlier than the Latest Maturity Date of the Term Loans and (y) the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the Term Loans (this clause (a), the “Maturity Provision”);

(b)

such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) in any voluntary or mandatory prepayments of the Term Loans and in the case of any voluntary prepayments the Term Loans, participate on a greater than pro rata basis;

(c)

subject to clause (a) above, the amortization schedules applicable to such Incremental Term Loans will be as determined by the Borrower and the Incremental Lenders providing such Incremental Term Loans;

(d)

to the extent secured, such Incremental Loans shall not be secured by any assets or property of any Loan Party that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent or similar “fronting” lender or in connection with any funding into escrow arrangements);

(e)	such Incremental Loans shall not be guaranteed by any Restricted Subsidiary that is not a Loan Party; and

(f)

if the terms and documentation in respect of any Incremental Term Facility are not consistent with the terms of the Term Loans (except to the extent permitted by the Maturity Provision above or sub-clause (8) below), such terms shall either, at the option of the Borrower, (1) be reasonably satisfactory to the Administrative Agent or (2) reflect market terms and conditions, taken as a whole, at the time of incurrence, issuance or effectiveness thereof (as reasonably determined by the Borrower) (it being understood that (A) terms differing from those with respect to the Facilities applicable only after the Maturity Date of the comparable Facilities are acceptable and (B) if any more favorable provision is added for the benefit of any Incremental Term Facility, such provision shall be deemed to be acceptable to the extent such provision is added for the benefit of the Initial Term Loans established on the Closing Date).

(8)	Pricing.

(a)

Subject to clause (b) below, the interest rate, fees and original issue discount for any Incremental Facility will be as determined by the Borrower and the Incremental Lenders providing such Incremental Facility;

(b)

If the yield (as determined below) on any Incremental Term Loans in the form of term loans that are incurred after the Closing Date, in each case, (such yield, the “Incremental Yield”) exceeds the yield (as determined below) on the applicable Initial Term Loans by more than 50 basis points, then the interest margins for such Initial Term Loans will automatically be increased to a level such that the yield on such Initial Term Loans will be 50 basis points below the Incremental Yield on such Incremental Term Loans. Any increase in yield on the Initial Term Loans required pursuant to this Section 2.22(8) and resulting from the application of an Adjusted Eurocurrency Rate or ABR “floor” on any Incremental Term Loans will be effected solely through an increase in such “floor” (or an implementation thereof, as applicable) in respect of the Initial Term Loans. In determining whether the Incremental Yield on Incremental Term Loans secured on a pari passu basis with the Initial Term Loans exceeds the yield on the Initial Term Loans by more than 50 basis points, (A) such determination will take into account interest margins (and any coupon payable, if applicable), minimum Adjusted Eurocurrency Rate, minimum ABR, upfront fees and original issue discount on the Term Loans or such other Indebtedness in the primary syndication thereof, with upfront fees and original issue discount being equated to interest margins or coupon based on an assumed four-year life to maturity, but will exclude any arrangement, syndication, structuring, commitment, placement, underwriting or other fees payable in connection therewith that is not customarily shared among the applicable lenders or holders of such Indebtedness on a pro rata basis (regardless of whether any such fees are paid to or shared in whole or in part with any Lender) and excluding the effect of any fluctuations in the Eurocurrency Rate or any other applicable base rate and (B)(x) with respect to the Initial Term Loans, to the extent the Eurocurrency Rate on the closing date of the Incremental Facility is less than any Eurocurrency Rate floor then applicable to the Initial Term Loans, the amount of such difference shall be deemed added to the applicable rate for such Initial Term Loans solely for the purposes of determining whether an increase in the interest margins for such Initial Term Loans shall be required and (y) with respect to any Incremental Term Loans, to the extent that the Eurocurrency Rate or any equivalent definition thereof on the closing date of the Incremental Facility is less than any interest rate floor, if any, applicable to the Incremental Term Loans, the amount of such difference shall be deemed added to the applicable rate for such Incremental Term Loans solely for the purposes of determining the Incremental Yield; provided, that for purposes of calculating the Eurocurrency Rate or any such equivalent definition for this clause (B), such rate shall be for the same interest period, which shall be determined by the Borrower from the interest periods available to it under this Agreement and such Indebtedness, respectively. In addition to the foregoing, for purposes of calculating the Incremental Yield for any Incremental Term Loans that constitutes fixed-rate Indebtedness, the fixed rate coupon of such Indebtedness shall be swapped to a floating rate on a customary matched-maturity basis, and the Incremental Yield of such fixed-rate Indebtedness on a floating rate basis shall be reasonably determined in a customary manner by the Administrative Agent based on customary financial methodology in consultation with the Borrower (or, if the Administrative Agent declines (or is unable) to determine such Incremental Yield or the appropriate floating rate swap on a matched maturity basis, as reasonably determined in a customary manner based on customary financial methodology by a financial institution reasonably acceptable to the Administrative Agent and the Borrower).

(9)

Incremental Revolving Facility Commitment. Upon each increase in the revolving commitments under any Revolving Facility pursuant to this Section 2.22, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Lender providing a portion of the Incremental Revolving Facility Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Swing Line Loans and Letters of Credit under such Revolving Facility such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in such Swing Line Loans and Letters of Credit under such Revolving Facility held by each Revolving Lender (including each such Incremental Revolving Lender), as applicable, will equal the percentage of the aggregate revolving commitments of all Revolving Lenders under such Revolving Facility. Additionally, if any revolving loans are outstanding under a Revolving Facility at the time any Incremental Revolving Facility Commitments are established as an increase to such Revolving Facility, the applicable Revolving Lenders immediately after effectiveness of such Incremental Revolving Facility Commitments shall purchase and assign at par such amounts of the revolving loans outstanding under such Revolving Facility at such time as the Administrative Agent may require such that each Revolving Lender holds its pro rata percentage of all revolving loans outstanding under such Revolving Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(10)

Fungible Tranches. Notwithstanding anything herein to the contrary, the Borrower and the Administrative Agent may effectuate changes to the amortization schedule of any class of existing Term Loans to the extent (but only to the extent) necessary to allow for the Incremental Term Loans to be treated as “fungible” with such class of existing Term Loans, including by having such Incremental Term Loans have modestly higher amortization payments.

SECTION 2.23 Other Loans.

(1)

Other Refinancing Loans. Credit Agreement Refinancing Indebtedness may, at the election of the Borrower, take the form of new Term Loans under an additional Term Facility hereunder (“Other Term Loans”) and/or new revolving commitments under an additional Revolving Facility hereunder (“Other Revolving Commitments” and the loans thereunder, “Other Revolving Loans”; and together with Other Term Loans, “Other Refinancing Loans”) pursuant to a Refinancing Amendment.

(2)

Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such of the conditions set forth in Section 4.01 as may be requested by the providers of Other Refinancing Loans. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment.

(3)

Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent, the Borrower and the Lenders or Additional Lenders providing Other Refinancing Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.23. This Section 2.23 supersedes any provisions in Section 9.08 to the contrary.

(4)

Providers of Other Refinancing Loans. Any Lender approached to provide all or a portion of Other Refinancing Loans may elect or decline, in its sole discretion, to provide such Other Refinancing Loans (it being understood that there is no obligation to approach any existing Lenders to provide Other Refinancing Loans). The consent of the Administrative Agent, and, in the case of Other Revolving Commitments, the Issuing Banks and the Swing Line Lender (in each case, such consent not to be unreasonably withheld, delayed or conditioned) will be required in respect of any Person providing Other Refinancing Loans if such consent would be required under Section 9.04 for an assignment of such Loans to such Person.

(5)

Other Revolving Commitments. Notwithstanding anything to the contrary in this Section 2.23 or otherwise, the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on at least a pro rata basis with all other Revolving Facilities.

SECTION 2.24 Extensions of Term Loans and Revolving Facility Commitments.

(1)

Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by (i) the Borrower to all Lenders of Term Loans of the applicable Class with a like maturity date or (ii) the Borrower to all Lenders with Revolving Facility Commitments of the applicable Class with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Facility Commitments with a like maturity date, as the case may be) and offered on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Facility Commitments and otherwise modify the terms of such Term Loans and/or Revolving Facility

Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or Revolving Facility Commitments (and related outstandings) and/or modifying the amortization schedule, optional prepayment terms, required prepayment dates and participation in prepayments in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Facility Commitments, as applicable, in each case as so extended, being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Facility Commitments from the Class of Revolving Facility Commitments from which they were converted). Each Extension Offer will specify the minimum amount of Revolving Facility Commitments or Term Loans, as applicable, with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1,000,000 and an aggregate principal amount that is not less than (i) $5,000,000, in the case of Revolving Facility Commitments and (ii) $25,000,000 in the case of Term Loans (or (a) if less, the aggregate principal amount of such Revolving Facility Commitments or Term Loans or (b) such lesser minimum amount as is approved by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). If the aggregate (x) outstanding principal amount of Term Loans in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Term Loans offered to be extended pursuant to an Extension Offer, then the Term Loans of such Lenders will be extended ratably up to such maximum amount based on the Term Loans of the Lender or the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer and (y) outstanding amount of Revolving Facility Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Revolving Facility Commitments offered to be extended pursuant to an Extension Offer, then the Revolving Facility Commitments of such Lenders will be extended ratably up to such maximum amount based on the Revolving Facility Commitments of the Lender or the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment be subject to any “most favored nation” pricing provisions. Each Lender accepting an Extension Offer with respect to Term Loans of the applicable Class is referred to herein as an “Extending Term Lender” and the Term Loans held by such Lender (and so extended) accepting an Extension Offer is referred to herein as “Extended Term Loans”. Each Lender accepting an Extension Offer with respect to Revolving Facility Commitments of the applicable Class is referred to herein as an “Extending Revolving Lender” (and together with any Extending Term Lender, the “Extending Lenders”) and the Revolving Facility Commitment held by such Lender (and so extended) accepting an Extension Offer is referred to herein as “Extended Revolving Commitments” (and the revolving loans made pursuant thereto, the “Extended Revolving Loans”).

(2)

Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new classes in respect of the Extended Revolving Commitments or Extended Term Loans, as applicable. Any Extension Amendment may, without the consent of any Person other than the Administrative Agent, the Borrower and the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.24. This Section 2.24 supersedes any provisions in Section 9.08 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(3)

Terms of Extended Term Loans. The terms of any Extended Term Loans will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Term Lenders accepting such Extension Offer; provided that:

(a)	the final maturity date of such Extended Term Loans will be no earlier than the Latest Maturity Date of the Term Loans subject to such Extension Offer;

(b)

the Weighted Average Life to Maturity of such Extended Term Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans subject to such Extension Offer; provided that notwithstanding the foregoing, scheduled amortization shall be permitted if the Lenders of other then existing Classes of Term Loans are also offered by the Borrower the same percentage amortization prepayment for each year at the corresponding times (less any amounts of any existing amortization for such applicable loans) (provided that, each individual Lender will be deemed to have rejected such offer unless such Lender notifies the Administrative Agent that it has accepted such offer by 11:00 a.m., New York City time, three (3) Business Days (or such longer period which the Borrower agrees) after the date of such offer);

(c)

such Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans and in the case of any voluntary prepayments of Term Loans, participate on a greater than pro rata basis;

(d)

such Extended Term Loans shall not be secured by any assets or property of any Loan Party that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender or in connection with any funding into escrow arrangements); and

(e)	such Extended Term Loans shall not be guaranteed by any Restricted Subsidiary that is not a Loan Party.

(4)

Terms of Extended Revolving Commitments. The terms of any Extended Revolving Commitments will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Revolving Lenders accepting such Extension Offer; provided that:

(a)

(1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Extended Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the date of obtaining any Extended Revolving Commitments shall be made on at least a pro rata basis with all other Revolving Facilities;

(b)

such Extended Revolving Commitments shall not be secured by any assets or property of any Loan Party that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender or in connection with any funding into escrow arrangements); and

(c)	such Extended Revolving Commitments shall not be guaranteed by any Restricted Subsidiary that is not a Loan Party.

(5)

Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Borrower and each applicable Extending Lender; provided that the Letter of Credit Commitment of any Issuing Bank shall not be extended in connection with any Extension of Revolving Facility Commitments unless such Issuing Bank shall have consented thereto. The transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement (including Sections 2.12 and 2.19) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.24 will not apply to any of the transactions effected pursuant to this Section 2.24.

SECTION 2.25 Defaulting Lenders.

(1)

Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)

Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement is restricted as set forth in the definition of Required Lenders, Required DDTL Lenders and Required Revolving Lenders.

(b)

Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), will be applied at such time or times as may be determined by the Administrative Agent as follows:

(i)	first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(ii)	second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or the Swing Line Lender hereunder;

(iii)

third, if so determined by the Administrative Agent or requested by the Issuing Banks or the Swing Line Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or any Swing Line Loan;

(iv)	fourth, as the Borrower may request, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement;

(v)

fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement;

(vi)

sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(vii)

seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(viii)

eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.25(1)(b) will be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)

Certain Fees. Such Defaulting Lender (i) will not be entitled to receive any Commitment Fee pursuant to Section 2.13(1) for any period during which that Lender is a Defaulting Lender and (ii) will not be entitled to receive any L/C Participation Fee pursuant to Section 2.13(2) for any period during which that Lender is a Defaulting Lender (although the Borrower will be required to pay any such L/C Participation Fee that otherwise would have been required to have been paid to such Defaulting Lender to the non-Defaulting Lenders or the Issuing Banks, in accordance with any reallocation of Fronting Exposure to non-Defaulting Lenders or as may be retained by the Issuing Banks, as the case may be).

(d)

Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.04 and 2.05, the Revolving Facility Percentage of each non-Defaulting Lender will be computed without giving effect to the Revolving Facility Commitment of such Defaulting Lender, and such obligation to so acquire, refinance or fund participations in such Letters of Credit or Swing Line Loans shall automatically be reallocated among the non-Defaulting Lenders with Revolving Facility Commitments upon such Defaulting Lender becoming a Defaulting Lender; provided, that, each such reallocation will be given effect only to the extent such that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans will not exceed the positive difference, if any, of (i) the Revolving Facility Commitment of such non-Defaulting Lender minus (ii) the aggregate outstanding amount of the Revolving Loans of such non-Defaulting Lender.

(e)

Elimination of Remaining Fronting Exposure. At any time that there exists a Defaulting Lender, promptly upon the reasonable request of the Administrative Agent or the Issuing Bank, the Borrower will deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure of the Revolving L/C Exposure (after giving effect to Section 2.25(1)(d)) which will be held as security for the reimbursement obligations of the Borrower with respect to the Revolving L/C Exposure.

(2)

Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages (without giving effect to Section 2.25(1)(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

Each of the Borrower and the Restricted Subsidiaries represents and warrants to each Agent, to each of the Lenders and to the Issuing Banks, with respect to Credit Extensions made on the Closing Date that, on the Closing Date, the Specified Acquisition Agreement Representations and the Specified Representations are true and correct in all material respects.

With respect to any Credit Extensions made after the Closing Date, to the extent required by Section 4.02, the Borrower, with respect to itself and each of the Restricted Subsidiaries, will represent and warrant to each Agent and to each of the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Borrower and each Restricted Subsidiary:

(1)

is a partnership, limited liability company, corporation or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such status or an analogous concept applies to such an organization), except, in the case of Restricted Subsidiaries that do not constitute Loan Parties, where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

(2)

has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

(3)	is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and

(4)

has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02 Authorization. The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which it is a party, the Borrowings hereunder and the Transactions:

(1)	have been duly authorized by all corporate, stockholder, partnership, limited liability company or other applicable action required to be taken by the Loan Parties; and

(2)	will not:

(a)	violate:

(i)	any provision of law, statute, rule or regulation, or of the Organizational Documents of any Loan Party;

(ii)	any applicable order of any court or any rule, regulation or order of any Governmental Authority; or

(iii)

any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound;

(b)

be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such indenture, certificate of designation for preferred stock, agreement or other instrument; or

(c)	result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens;

except, with respect to clauses (a) and (b) of this Section 3.02(2), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to:

(1)	the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally;

(2)	general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3)	implied covenants of good faith and fair dealing; and

(4)	any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by the Administrative Agent, Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for:

(1)	the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions;

(2)	filings with the United States Patent and Trademark Office and the United States Copyright Office;

(3)	filings which may be required under Environmental Laws;

(4)	filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith;

(5)	such as have been made or obtained and are in full force and effect;

(6)	such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; or

(7)	filings or other actions listed on Schedule 3.04.

SECTION 3.05 Title to Properties. Each of the Borrower and the Subsidiary Loan Parties has good fee simple title to, or valid leasehold interests in, all of the Real Property necessary and material to its business as currently conducted, and valid title to its personal property and assets (other than Real Property) (including Intellectual Property Rights), in each case, except for Permitted Liens.

SECTION 3.06 Subsidiaries.

(1)

Schedule 3.06 sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of the Borrower and each Restricted Subsidiary and, as to each Restricted Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any other Subsidiary of the Borrower.

(2)

As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned or held by the Borrower or any Restricted Subsidiary.

SECTION 3.07 Litigation; Compliance with Laws.

(1)

Except as set forth on Schedule 3.07, there are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person (but excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to Section 3.13), in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(2)

To the knowledge of the Borrower, none of the Borrower, any Restricted Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit, but excluding any Environmental Laws, which are subject to Section 3.13) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08 Federal Reserve Regulations.

(1)

None of the Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(2)

No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X.

SECTION 3.09 Investment Company Act. None of the Borrower or any Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.10 Use of Proceeds.

(1)

The proceeds of the Initial Term Loans, together with the proceeds of the PIPE Transaction, will be used, directly or indirectly, by the Borrower, to finance the Acquisition and the Closing Date Refinancing, to pay the Transaction Costs and for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including financing of Permitted Acquisitions and other permitted Investments.

(2)

The proceeds of the Revolving Loans, Letters of Credit and any Loans borrowed after the Closing Date will be used for working capital and other general corporate purposes, including financing of Permitted Acquisitions and other permitted Investments, and any other purpose of the Borrower and its Restricted Subsidiaries not otherwise prohibited under this Agreement.

(3)	The proceeds of the DDTLs may be used by the Borrower to finance Permitted Acquisitions and other similar permitted Investments.

SECTION 3.11 Tax Returns. Except as set forth on Schedule 3.11:

(1)

except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Restricted Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it; and

(2)

each of the Borrower and the Restricted Subsidiaries has timely paid or caused to be timely paid (a) all Taxes shown to be due and payable by it (taking into account any applicable extension) on the returns referred to in clause (1) of this Section 3.11 and (b) all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date, in each case of clauses (a) and (b) above, which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which the Borrower or any Restricted Subsidiary (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.12 No Material Misstatements.

(1)

All written factual information and written factual data (other than (i) the Projections, (ii) estimates and information of a general economic or industry specific nature, (iii) third party memorandums or reports furnished to any Lender of the Administrative Agent (“Third Party Material”); it being understood that Third Party Material shall not be deemed to include written information (other than the Projections and information of a general economic or industry specific nature) on which such Third Party Material is based to the extent such written information has been otherwise made available to the Lenders, and (iv) publicly available information concerning the Borrower or any Restricted Subsidiary that has been made available to the Administrative Agent or the Lenders, directly or indirectly, by or on behalf of the Borrower or any Restricted Subsidiary in connection with the Transactions, when taken as a whole and after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

(2)

The Projections that have been made available to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the Transactions, when taken as a whole, have been prepared in good faith based upon assumptions that are believed by the Borrower to be reasonable at the time made and at the time delivered to the Administrative Agent or the Lenders, it being understood by the Administrative Agent and the Lenders that:

(a)	the Projections are merely a prediction as to future events and are not to be viewed as facts;

(b)	the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower;

(c)	no assurance can be given that any particular Projections will be realized; and

(d)	actual results may differ and such differences may be material.

SECTION 3.13 Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(1)

the Borrower and each of the Restricted Subsidiaries are in compliance with all Environmental Laws (including having obtained and complied with all permits, licenses and other approvals required under any Environmental Law for the operation of its business);

(2)

neither the Borrower nor any Restricted Subsidiary has received notice of or is subject to any pending, or to the Borrower’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved;

(3)

to the Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by the Borrower or any Restricted Subsidiary in violation of Environmental Laws and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any Restricted Subsidiary and transported to or Released at any location which, in each case, described in this clause (3), would reasonably be expected to result in an Environmental Liability of the Borrower or any Restricted Subsidiaries; and

(4)	there are no agreements in which the Borrower or any Restricted Subsidiary has expressly assumed or undertaken responsibility for any known Environmental Liability of any other Person.

SECTION 3.14 Security Documents. The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal and valid Liens on the Collateral described therein; and when financing statements in appropriate form are filed in the offices specified on Schedule III to the Collateral Agreement, and the Collateral Agreement or a summary thereof or an Intellectual Property Security Agreement (in substantially the form of Exhibit B to the Collateral Agreement (for trademarks), Exhibit C to the Collateral Agreement (for patents) or Exhibit D to the Collateral Agreement (for copyrights)) is properly filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the Pledged Collateral described in the Collateral Agreement is delivered to the Collateral Agent, the Liens on the Collateral granted pursuant to the Collateral Agreement will constitute fully perfected Liens on all right, title and interest of the applicable Loan Party in such Collateral in which (and to the extent) a security interest can be perfected under Article 9 of the Uniform Commercial Code, in each case prior to and superior in right of the Lien of any other Person (except for Permitted Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights later owned, created or acquired by (or, if applicable, on behalf of), and registered copyrights exclusively licensed to, the applicable Loan Party after the Closing Date). Notwithstanding anything herein (including this Section 3.14) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law except in the case of a Foreign Subsidiary that becomes a Guarantor with respect to the laws of the jurisdiction of organization of such Foreign Subsidiary.

SECTION 3.15 Financial Statements.

(1)

The Audited Financial Statements and Unaudited Financial Statements fairly present, in all material respects, the financial position as of the respective dates thereof, and results of operations of the Acquired Businesses for each of the periods then ended, in each case on a consolidated basis in accordance with GAAP subject, in the case of the Unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments.

(2)

The Pro Forma Financial Statements were prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), which need not be prepared in accordance with Regulation S-X of the Securities Act of 1933, as amended, and do not include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standard Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(3)

Except as fully reflected in the financial statements described in sub-sections (1) and (2) above and for items disclosed on Schedule 3.07 hereof and the Indebtedness incurred under this Agreement, (i) as of the Closing Date (and after giving effect to any Loans made and Letters of Credit issued on such date), there were no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Restricted Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due and including obligations or liabilities for taxes, long-term leases and unusual forward or other long-term commitments) and (ii) the Borrower knows of no basis for the assertion against the Borrower or any of its Restricted Subsidiaries of any such liability or obligation which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Each Lender, each Issuing Bank and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.

SECTION 3.16 Solvency. On the Closing Date, after giving effect to the consummation of the Transactions, including the making of the Loans hereunder and after giving effect to the application of the proceeds thereof:

(1)

the fair value of the assets of the Loan Parties and their respective Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities (subordinated, contingent or otherwise);

(2)

the present fair saleable value of the property of the Loan Parties and their respective Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities become absolute and matured;

(3)

the Loan Parties and their respective Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (subordinated, contingent or otherwise) as such liabilities become absolute and matured; and

(4)	the Loan Parties and their respective Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Section 3.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 3.17 No Material Adverse Effect. Since December 31, 2020, there has been no event that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.18 Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION 3.19 USA PATRIOT Act; Anti-Corruption Laws; OFAC; Anti-Terrorism.

(1)	To the extent applicable, the Borrower and the Restricted Subsidiaries is in compliance, in all material respects, with (a) the USA PATRIOT Act and (b) the Anti-Corruption Laws.

(2)

No part of the proceeds of the Loans or any Letter of Credit will be used by the Borrower or any of their respective Subsidiaries, directly or, to the knowledge of the Borrower, indirectly, for any unlawful payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.

(3)	None of the Borrower or any Restricted Subsidiary is, or, to the knowledge of the Borrower, is owned or controlled, directly or indirectly, by any of the following:

(a)

a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any economic, financial, or trade sanctions laws administered by (i) the United States, (ii) the United Nations Security Council, (iii) the European Union and its member states (iv) the United Kingdom, or (v) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, and any other agency of the U.S. government, (such laws, “Sanctions”), or with respect to terrorism or money laundering laws applicable to the Borrower and its Restricted Subsidiaries (“AML Laws”);

(b)

a Person that is (i) listed on any list maintained by, or public announcement of Sanctions designation made by the United States government, including but not limited to the List of Specially Designated Nationals and Blocked Person maintained by OFAC; (ii) any Person located, organized or resident in a country or territory that is the subject of comprehensive or territory wide Sanctions (as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine (“Sanctioned Country”)); or (iii) any Person 50% or more owned by any such Person or Persons described in the foregoing clauses (i) or (ii) (collectively, “Sanctioned Persons”).

(4)	In the past five (5) years, none of the Borrower nor any Restricted Subsidiary:

(a)

has received notice of or is otherwise aware of any claim, action, suit, proceeding, investigation, or other inquiry with respect to compliance with or potential material liability with respect to any Sanctions; or

(b)	is engaged or has been engaged in any dealings, directly or indirectly, with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions.

(5)

None of the proceeds of the Loans or any Letter of Credit will be to the knowledge of the Borrower or any of their respective Restricted Subsidiaries, directly or indirectly, used, offered, lent, contributed or otherwise made available to any Restricted Subsidiary, joint venture partner or other Person for the purpose of financing the activities of or with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions.

SECTION 3.20 Intellectual Property; Licenses, Material Agreements, Etc. Except as set forth on Schedule 3.20 and except as would not reasonably be expected to have a Material Adverse Effect:

(1)

the Borrower and each Restricted Subsidiary owns or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, software (including source code), trade secrets and other intellectual property rights that are reasonably required for the operation of their respective businesses (collectively, “Intellectual Property Rights”);

(2)

to the knowledge of the Borrower, neither the Borrower nor any of the Restricted Subsidiaries, nor the use of any Intellectual Property Rights by the Borrower or any of the Restricted Subsidiaries in the conduct of their businesses, is infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any Person;

(3)

no written claim has been received by the Borrower or any Restricted Subsidiary (and no proceeding or litigation against the Borrower or any Restricted Subsidiary is pending or, to the knowledge of the Borrower, threatened) alleging any of the foregoing; and

(4)

neither the Borrower nor any Restricted Subsidiary is in material default or breach of, in any respect, nor has any of the Loan Parties received any notice of default or termination under, any Material Agreement or material license, and, to the knowledge of the Borrower, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach or would give rise to such a right of termination.

SECTION 3.21 Employee Benefit Plans. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value (as determined in good faith by a Responsible Officer of the Borrower) of the assets of such Plans, in the aggregate.

SECTION 3.22 Labor Matters. As of the Closing Date, except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened in writing; (b) the hours worked by and payments made to employees of the Borrower or any of its Restricted Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the consummation of the financing contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement by which any Loan Party is bound.

SECTION 3.23 Insurance. Each of the Loan Parties are insured with insurance companies reasonably believed to be financially sound and reputable, in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses of the same size and character and operating in the same or similar locations as the business of the Loan Parties.

SECTION 3.24 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.25 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Indebtedness that is subordinated in right of payment to the Obligations.

ARTICLE IV

Conditions of Lending

SECTION 4.01 Conditions Precedent to Credit Extensions on the Closing Date. The agreement of each Lender to make Credit Extensions on the Closing Date is subject solely to the satisfaction or waiver by the Administrative Agent, prior to or concurrently with the making of the Credit Extensions on the Closing Date, of the following conditions precedent (the making of such initial Credit Extensions by a Lender being conclusively deemed to be its satisfaction or waiver of such conditions precedent):

(1)

Loan Documents. The Administrative Agent shall have received this Agreement, the Collateral Agreement and the Intellectual Property Security Agreements, in each case, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of each of the parties thereto.

(2)	Borrowing Request. On or prior to the Closing Date, the Administrative Agent shall have received a Borrowing Request and a Letter of Credit Request, if applicable.

(3)

Acquisition Transactions. The Borrower shall have confirmed to the Administrative Agent that the following transactions each have been consummated, or substantially simultaneously with the initial Credit Extensions under the Facilities, shall be consummated:

(a)

the Acquisition in all material respects in accordance with the Acquisition Agreement (and no provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified (including any consents thereunder) in a manner material and adverse to the Lenders without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned)) (it being understood that (a) any modification, amendment, consent, waiver or determination in respect of the definition of “Material Adverse Effect” shall be deemed to be material and adverse to the interests of the Lenders and (b) any reduction in the purchase price consideration shall be deemed not to be material or adverse;

(b)	the PIPE Transaction (in at least the amount set forth in the definition thereof); and

(c)	the Closing Date Refinancing.

After giving effect to the Acquisition, the Closing Date Refinancing and the other transactions contemplated hereby, the Borrower and its Restricted Subsidiaries shall have no outstanding Indebtedness or Disqualified Stock, other than the Loans and other Credit Extensions under the Facilities and other permitted Indebtedness.

(4)

Financial Statements; Pro Forma Financial Statements. The Administrative Agent shall have received to the extent provided under the Acquisition Agreement, the Audited Financial Statements, the Unaudited Financial Statements and the Pro Forma Financial Statements.

(5)

Fees. All accrued costs, fees and expenses (including, without limitation, legal fees and expenses and the fees and expenses of any other advisors) and other compensation due and payable to the Administrative Agent, the Lead Arrangers and the Lenders and required by the Commitment Letter or the Fee Letter to be paid on the Closing Date shall have been paid, in the case of expenses, to the extent a reasonably detailed invoice has been delivered to the Borrower at least two (2) Business Days prior to the Closing Date (provided that the foregoing amounts may, at the Borrower’s option, be offset against the proceeds of the Facilities funded on the Closing Date).

(6)	Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit B, delivered by the Borrower.

(7)	Closing Date Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of the Loan Parties dated the Closing Date and certifying:

(a)

that attached thereto is a true and complete copy of the Organizational Documents of each Loan Party, and each amendment thereto, certified (as of a date reasonably near the Closing Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such Loan Party is organized;

(b)

that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or similar governing body) of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the Closing Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(c)

as to the incumbency and specimen signature of each Responsible Officer executing the Loan Documents specified in Section 4.01(1) (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 4.01(7)); and

(d)

that attached thereto is a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of each Loan Party’s respective jurisdiction of organization dated a recent date prior to the Closing Date.

(8)

Legal Opinion. The Administrative Agent shall have received a customary legal opinion of (a) White & Case LLP, as New York counsel to the Loan Parties and (b) DLA Piper LLP, as local Florida counsel to the Loan Parties.

(9)

Pledged Equity Interests. Except as set forth on Schedule 5.13, the Collateral Agent shall have received the certificates representing the Equity Interests (if such Equity Interests are certificated) of any Loan Party, to the extent obtained by the Borrower on or prior to the Closing Date, in each case to the extent such Equity Interests are included in the Collateral and required to be pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(10)

Lien and Judgment Searches. The Administrative Agent shall have received the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the appropriate jurisdictions, tax and judgment lien searches and intellectual property searches, together with copies of all such filings or other records disclosed by such search.

(11)	Insurance. The Administrative Agent shall have received evidence of insurance coverage in compliance with the terms of Section 5.02.

(12)

No Material Adverse Effect. Except as set forth in Section 3.05 of the Disclosure Schedules annexed to the Acquisition Agreement, since December 18, 2020, there has not occurred any event, change, state of facts, occurrence or circumstance that has had or would reasonably be expected to have, individually or in the aggregate with all other such events, changes, state of facts, occurrences or circumstances, a Material Adverse Effect (as defined in the Acquisition Agreement) with respect to any Company (as defined in the Acquisition Agreement) that would result in the failure of a condition precedent to the Borrower’s obligations under the Acquisition Agreement.

(13)

Know Your Customer and Other Required Information. The Borrower and each of the Guarantors shall have provided no less than three (3) Business Days prior to the Closing Date (provided the same are requested at least five (5) Business Days prior thereto) the documentation and other information to the Lenders that are reasonably requested by the Lenders under the applicable “know-your-customer” rules and regulations, including, without limitation, the USA PATRIOT Act and a certification regarding Beneficial Ownership required by the Beneficial Ownership Regulation.

(14)

Representations and Warranties. The Specified Representations and the Specified Acquisition Agreement Representations will be true and correct in all material respects (provided that any such representation or warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)).

(15)

UCC Financing Statements. The Collateral Agent shall have received with respect to the Borrower and each other Loan Party, UCC-1 financing statements in a form appropriate for filing in the state of organization of such Loan Party.

(16)

Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated as of the Closing Date and certifying as to the matters set forth in Section 4.01(3)(a) and (b), (12) and (14) (solely in respect of the Specified Representations) above.

There are no conditions, implied or otherwise, to the making of Credit Extensions on the Closing Date other than as set forth in the preceding clauses (1) through (15) and upon satisfaction or waiver by the Administrative Agent of such conditions the Credit Extensions will be made by the Lenders. Notwithstanding anything herein to the contrary, to the extent any Collateral (including the creation or perfection of any security interest) cannot be provided on the Closing Date (other than the grant and perfection of security interests (x) in assets with respect to which a lien may be perfected by the filing of a financing statement under the UCC or by the filing of an Intellectual Property Security Agreement agreements with the United States Patent and Trademark Office or United States Copyright Office or (y) in Equity Interests with respect to which a Lien may be perfected by the delivery of a stock (or equivalent) certificate; provided that share certificates of the Companies and their Subsidiaries will only be required to be delivered on the Closing Date to the extent received from the sellers and to the extent not so received shall be required to be delivered within five (5) Business Days of the Closing Date or such later date as the Administrative Agent shall agree) after the Borrower’s use of commercially reasonable efforts to do so, then the delivery of such Collateral shall not constitute a condition precedent to the availability and initial funding of the Facilities on the Closing Date but shall be required to be delivered and/or perfected within ninety (90) days (or such longer period as the Administrative Agent may reasonably agree in its discretion) after the Closing Date pursuant to arrangements to be mutually agreed).

SECTION 4.02 Conditions Precedent to Additional Credit Extensions. The obligation of each Lender to make a Credit Extension after the Closing Date (other than a DDTL) is subject solely to the satisfaction or waiver by the Administrative Agent of the following conditions precedent (the making of any such Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of such conditions precedent):

(1)

The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request or, in the case of the issuance, renewal, extension or amendment of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request.

(2)

Except with respect to any Credit Extension pursuant to Section 2.22, the representations and warranties set forth in the Loan Documents will be true and correct in all material respects (provided that any such representation or warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (provided that any such representation or warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) as of such earlier date).

(3)

Except with respect to any Credit Extension pursuant to Section 2.22, at the time of and immediately after any such Credit Extension, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Each such Credit Extension occurring after the Closing Date will be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Extension as to the matters specified in paragraphs (2) and (3) of this Section 4.02 to the extent applicable to such Credit Extension.

SECTION 4.03 Conditions Precedent to DDTLs. The obligation of each DDTL Lender to make a DDTL after the Closing Date is subject solely to the satisfaction or waiver by the Administrative Agent of the following conditions precedent (the making of any such DDTL by a DDTL Lender being conclusively deemed to be its satisfaction or waiver of such conditions precedent):

(1)	The satisfaction or waiver by the Administrative Agent of the conditions precedent set forth in Section 4.02 above, as applicable.

(2)	As of the last day of the most recently ended Test Period, and after giving effect to such DDTL borrowing, the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenants.

(3)	Payment of fees due and payable to the Lenders and required under the Fee Letter with respect to the DDTL Facility to be paid on the date of any funding of DDTLs shall have been paid.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement is in effect and until the Termination Date, unless the Required Lenders otherwise consent in writing, the Borrower will, and will cause its Restricted Subsidiaries, to:

SECTION 5.01 Existence; Businesses and Properties.

(1)	Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except:

(a)	in the case of a Restricted Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; or

(b)	in connection with a transaction permitted under Section 6.05.

(2)

(a) Do or cause to be done all things necessary to lawfully obtain, preserve, renew, extend and keep in full force and effect the material rights, privileges, licenses, permits, franchises, authorizations and Intellectual Property Rights with respect thereto necessary for the normal conduct of its business and (b) at all times maintain and preserve all property necessary and material to the normal conduct of its business as currently conducted and keep such property in good repair, working order and condition (subject to casualty, condemnation and ordinary wear and tear), in each case, except:

(i)	as expressly permitted by this Agreement;

(ii)	such as may expire, be abandoned or lapse in the ordinary course of business; or

(iii)	where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 Insurance.

(1)

(A) Maintain, with insurance companies reasonably believed to be financially sound and reputable, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses of the same size and character and operating in the same or similar locations as the business of the Loan Parties, and cause the Collateral Agent to be listed as a lender loss payee on property policies and as an additional insured on liability and casualty policies and (B) if at any time, with respect to any improved Real Property constituting Mortgaged Property with any improvement to the applicable Mortgaged Property that is of the type that triggers a requirement for flood insurance to be maintained under the Flood Insurance Laws, that is located in a Flood Zone and for which flood insurance has been made available under the Flood Program, obtain flood insurance on such terms and in such total amount as required by the Flood Insurance Laws (in accordance with the terms and conditions of this Agreement). The Borrower will furnish to the Administrative Agent or Collateral Agent, upon request, information in reasonable detail as to the insurance so maintained. Notwithstanding the foregoing, it is understood and agreed that no Loan Party will be required to maintain flood insurance for Real Property other than such Real Property constituting Mortgaged Property hereunder.

(2)

Obtain certificates and endorsements reasonably acceptable to the Collateral Agent with respect to property and casualty insurance; use commercially reasonable efforts to: (a) cause each insurance policy referred to in this Section 5.02 and procured from an insurance company to provide that it shall not be cancelled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent, except in connection with any flood insurance policy required by sub-clause 5.02(1)(B) hereof, provide for at least forty-five (45) days’ prior written notice to the Collateral Agent of any cancellation or nonrenewal of such policy; and (b) deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

SECTION 5.03 Taxes. Pay and discharge promptly when due and payable, all Taxes imposed upon it or its income or profits or in respect of its property, before the same becomes delinquent or in default, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that such payment and discharge will not be required with respect to any Tax if (1) the validity or amount thereof is being contested in good faith by appropriate proceedings and (2) the Borrower or any affected Restricted Subsidiary, as applicable, has set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders (or, with respect to clause (6) below, to the Lenders who have requested such information)):

(1)

within 90 days following the end of each fiscal year ending after the Closing Date, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and, in each case, starting with the fiscal year following the first full fiscal year ended after the Closing Date, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity will be audited by independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent (it being understood and agreed that WithumSmith+Brown, PC and any of the “Big Four” accounting firms are acceptable), and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date of indebtedness occurring within one year from the time such opinion is delivered or anticipated or actual financial covenant non-compliance)) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices on a consolidated basis in accordance with GAAP (the applicable financial statements delivered pursuant to this clause (1) being the “Annual Financial Statements”);

(2)

within 45 days following the end of each of the first three fiscal quarters of each fiscal year ending after the Closing Date, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and, in each case, the then-elapsed portion of the fiscal year (other than for the fiscal quarter ending June 30, 2021) and setting forth, starting with the fiscal year following the first full fiscal year ended after the Closing Date, in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, which consolidated balance sheet and related statements of operations and cash flows will be certified by a

Responsible Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (the applicable financial statements delivered pursuant to this clause (2) being the “Quarterly Financial Statements” and, together with the Annual Financial Statements, the “Required Financial Statements”);

(3)

together with each delivery of Required Financial Statements (but excluding Required Financial Statements for the fiscal quarter ending June 30, 2021), a customary management discussion and analysis with respect to the financial information, signed by a Financial Officer of the Borrower, describing the financial condition and results of operation of the Loan Parties, their Restricted Subsidiaries and the Physician-Owned Practices for the applicable fiscal quarter and the portion of the fiscal year then ended (or for the fiscal year then ended in the case of the Annual Financial Statements);

(4)

concurrently with any delivery of Required Financial Statements (but excluding Required Financial Statements for the fiscal quarter ending June 30, 2021), a certificate of a Financial Officer of the Borrower:

(a)

certifying that, to such Financial Officer’s knowledge, no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(b)

setting forth, in reasonable detail, (x) the calculation of the First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio for the most recent period of four (4) consecutive fiscal quarters as of the close of such fiscal year or such fiscal quarter, as applicable and (y) the calculation of the Liquidity for the most recent fiscal quarter; and

(c)	certifying a list of all Unrestricted Subsidiaries at such time;

(5)

promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials publicly filed by the Borrower or any Restricted Subsidiary with the SEC or, after an initial public offering, distributed to its stockholders generally, as applicable;

(6)

within ninety (90) days following the end of each fiscal year commencing with the fiscal year ending December 31, 2021, a consolidated annual budget for such fiscal year in the form customarily prepared by the Borrower (the “Budget”), which Budget will in each case be accompanied by the statement of a Financial Officer of the Borrower on behalf of the Borrower to the effect that the Budget is based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof; and

(7)

promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices, in each case (a) as the Administrative Agent may reasonably request (for itself or on behalf of any Lender) and (b) to the extent prepared by the Borrower in the ordinary course of business.

Anything to the contrary notwithstanding, the obligations in clauses (1), (2), (3), (5) and (6) of this Section 5.04 may be satisfied with respect to financial information of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices by furnishing the applicable financial statements and Budget (as the case may be) of the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC.

Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically in accordance with Section 9.01(5).

SECTION 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(1)	any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(2)

the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of its Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(3)	the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(4)

the occurrence of any other material event, condition or circumstance that has had, or would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; and

(5)

any change in the information provided in the Beneficial Ownership Certification (if any) most recently delivered to the Administrative Agent and the Lenders that would result in a change to the list of Beneficial Owners identified in such Beneficial Ownership Certification.

SECTION 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to its business or its property (including ERISA, Environmental Laws and laws related to labor matters), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 will not apply to laws related to Taxes, which are the subject of Section 5.03, or laws related to the USA PATRIOT Act, AML Laws, OFAC, Sanctions and Anti-Corruption Laws, which are the subject of Section 5.09.

SECTION 5.07 Maintaining Books and Records; Access to Properties and Inspections; Material Agreements.

(1)

Maintain proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to allow financial statements to be prepared in accordance with GAAP. The Borrower will, and will cause its Restricted Subsidiaries, to permit any Persons designated by the Administrative Agent to visit and inspect the financial books and records and the properties of the Borrower or any Restricted Subsidiary at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested (subject to the first proviso set forth below), to make extracts from and copies of such financial books and records, and permit any Persons designated by the Administrative Agent, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to such accountant’s policies and procedures); provided that the Administrative Agent may not exercise such rights more often than two (2) times during any calendar year unless an Event of Default is continuing and only such time will be at the Borrower’s expense; and provided, further, that when an Event of Default is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable prior notice to the Borrower.

(2)

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, none of the Loan Parties or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter with any competitor to the Borrower or any of its Subsidiaries or that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure is prohibited by law or any binding agreement, (c) is subject to attorney-client or similar privilege or constitutes attorney work product or (d) creates an unreasonably excessive expense or burden on the Borrower or any of its Subsidiaries.

(3)	Prohibit any amendments to any Material Agreement if such amendments would reasonably be expected to have a Material Adverse Effect.

(4)

Terminate, assign or otherwise dispose of, or permit any of their respective Restricted Subsidiaries to terminate, assign or otherwise dispose of, any material interest in any Material Agreement other than in the ordinary course of business; provided that any material interest in any Material Agreement may be terminated, assigned or otherwise disposed of so long as it is replaced with another Material Agreement.

(5)	Waive, or permit any of their respective Restricted Subsidiaries to waive, any material default or material breach under any Material Agreement other than in the ordinary course of business.

(6)

Fail to enforce, forgive or release, or permit any of their respective Restricted Subsidiaries to fail to enforce, forgive or release, any material right or material interest under any Material Agreement other than in the ordinary course of business.

SECTION 5.08 Use of Proceeds. The Borrower will use the proceeds of the Initial Term Loans, the DDTLs, the Revolving Loans and the Letters of Credit in accordance with Section 3.10.

SECTION 5.09 USA PATRIOT Act; Anti-Corruption Laws; OFAC; Anti-Terrorism.

(1)

The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans or the Letters of Credit or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of (i) funding any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions, except where the activity or business is authorized by OFAC or would otherwise be lawful if conducted by a U.S. Person, or (ii) making any unlawful payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or in any other manner which would result in a violation, in any material respect, of any Anti-Corruption Laws.

(2)

The Borrower and its Restricted Subsidiaries will comply with the USA PATRIOT Act (to the extent applicable), applicable AML Laws, and all applicable Anti-Corruption Laws and Sanctions, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10 Lender Conference Calls. At the reasonable request of the Administrative Agent, no more than once in any fiscal quarter, a Responsible Officer of the Borrower shall participate in a meeting of the Lenders, to be held via teleconference at a date and time to be determined by the Borrower in consultation with the Administrative Agent; provided, however, the provisions of this Section 5.10 may be satisfied by the Borrower hosting customary earning calls with the public.

SECTION 5.11 Further Assurances; Additional Security.

(1)

If (a) a Restricted Subsidiary (other than an Excluded Subsidiary) of the Borrower is formed or acquired (including, without limitation, upon the formation of any Subsidiary (other than an Excluded Subsidiary) that is a Delaware Divided LLC) after the Closing Date, (b) an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary that does not constitute an Excluded Subsidiary or (c) an Excluded Subsidiary ceases to be an Excluded Subsidiary (including as a result of notice by the Borrower pursuant to the definition of Excluded Subsidiary or ceasing to be an Immaterial Subsidiary as of the date the latest financial statements are delivered pursuant to Section 5.04), in each case, within sixty (60) days after the date of the applicable event described above (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower will or will cause such Restricted Subsidiary to:

(i)	deliver a joinder to the Collateral Agreement, substantially in the form specified therein, duly executed on behalf of such Restricted Subsidiary;

(ii)

to the extent required by and subject to the exceptions set forth in the Security Documents, pledge the outstanding Equity Interests (other than Excluded Equity Interests) owned by such Restricted Subsidiary, and cause each Loan Party owning any Equity Interests issued by such Restricted Subsidiary to pledge such outstanding Equity Interests (other than Excluded Equity Interests), and deliver all certificates (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent (or a designated bailee thereof);

(iii)

to the extent required by and subject to the exceptions set forth in this Section 5.11 or the Security Documents, deliver to the Collateral Agent (or a designated bailee thereof) Uniform Commercial Code financing statements with respect to such Restricted Subsidiary and such other documents reasonably requested by the Collateral Agent to create the Liens intended to be created under the Security Documents and perfect such Liens to the extent required by or in a manner consistent with the Security Documents;

(iv)

except as otherwise contemplated by this Section 5.11 or any Security Document, obtain all consents and approvals required to be obtained by it in connection with (A) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (B) the performance of its obligations thereunder; and

(v)

deliver to the Administrative Agent all documentation and other information required by regulatory authorities under applicable “know your customer” and Anti-Corruption Laws and AML Laws and Beneficial Ownership Certificates with respect to such Restricted Subsidiary as has been reasonably requested in writing by the Administrative Agent.

Notwithstanding anything to the contrary contained in this Section 5.11(1), any assets of any such Restricted Subsidiary (if it is a designated Subsidiary) constituting Material Real Property shall be subject to the provisions of clause Section 5.11(2) hereof

(2)

If (A) any Loan Party (a) acquires any Material Real Property after the Closing Date that constitutes a Material Real Property at the time of the acquisition thereof or (b) enters a joinder pursuant to Section 5.11(1)(i) hereof and owns or leases a Material Real Property, then, in each case, within ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after such acquisition or entry of a joinder (as applicable) or (B) any Loan Party owns any Material Real Property at any time, in each case, other than with respect to any Material Real Property that constitutes an Excluded Asset, the Borrower shall cause any Loan Party that owns any Material Real Property to satisfy the following requirements:

(a)	notify the Collateral Agent thereof of such acquired or owned Material Real Property (as applicable);

(b)

cause any such acquired or owned Material Real Property (as applicable) to be subjected to a Mortgage duly executed and delivered to Collateral Agent by the record owner of such Mortgaged Property and securing the Obligations (unless such Material Real Property shall be subject to a Sale and Lease-Back Transaction permitted by Section 6.03 hereunder);

(c)

with respect to each Mortgage, (A) obtain a fully paid American Land Title Association Lender’s title insurance policy or policies (or marked unconditional title commitment(s) to issue such policy or policies) (each a “Title Policy”) issued by the Title Company (as defined below) and in form and substance reasonably satisfactory to the Collateral Agent, with such customary lender’s endorsements as the Collateral Agent may reasonably request, to the extent available in the related jurisdiction(s) at commercially reasonable rates , and in an amount not to exceed the fair market value (as reasonably determined by the Borrower at the time of the acquisition thereof) of each Mortgaged Property encumbered by such Mortgage, and insuring the Collateral Agent that the relevant Mortgage creates a valid and enforceable first priority Lien on the Mortgaged Property encumbered thereby, subject only to Permitted Liens, each of which shall provide for such other affirmative insurance and such reinsurance as the Collateral Agent may reasonably request and (B) title report(s) issued by the title company (the “Title Company”) with respect thereto, together with copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent;

(d)

obtain (i) American Land Title Association (“ALTA”) / National Society of Professional Surveyors, Inc. (successor to the American Congress on Surveying and Mapping) survey(s) for each Mortgaged Property, dated no more than sixty (60) days before the date of their delivery to the Collateral Agent, certified to the Collateral Agent and the issuer of the Title Policies in a manner reasonably satisfactory to the Collateral Agent, or (ii) previously obtained ALTA survey(s) for each Mortgaged Property and affidavits of “no-change” with respect to each such previously obtained ALTA survey(s), in each case, such surveys and/or affidavits to be sufficient for the Title Company to remove the standard survey exception and issue each Title Policy to the Collateral Agent providing all reasonably required survey coverage and survey-related endorsements thereto delivered pursuant to clause (c) above;

(e)

deliver to the Collateral Agent from each applicable Loan Party: (A) a completed Flood Certificate with respect to each Mortgaged Property, which Flood Certificate shall (1) be addressed to the Collateral Agent, and (2) otherwise comply with the Flood Program, and (3) includes a notice about Flood Zone status and flood disaster assistance and describes whether the community in which each Mortgaged Property is located participates in the Flood Program; (B) if any Flood Certificate states that a Mortgaged Property is located in a Flood Zone, the Borrower’s and the relevant Loan Party’s written acknowledgement of receipt of such written notification from the Collateral Agent (1) as to the Flood Zone status of each such Mortgaged Property, and (2) as to whether the community in which each such Mortgaged Property is located is participating in the Flood Program; and (D) with respect to any improved Mortgaged Property, if any improvement to the applicable Mortgaged Property that is of the type that triggers a requirement for flood insurance to be maintained under the Flood Insurance Laws is located in a Flood Zone and is located in a community that participates in, and for which flood insurance has been made available under the Flood Program, evidence that the applicable Loan Party has obtained a policy of flood insurance or such other flood documentation that is in compliance with the Flood Insurance Laws; provided that, notwithstanding anything herein to the contrary, no Mortgage will be signed unless and until each Lender shall have received and approved the Flood Zone status and other documents described in this clause (e);

(f)

for each Mortgage delivered pursuant to clause (b), obtain such customary mortgage or deed of trust enforceability opinions as the Collateral Agent may reasonably request, of local counsel for the applicable Loan Parties in the states in which the relevant Mortgaged Properties are located; and

(g)

take, or cause the applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to perfect such Mortgages and the Liens in the applicable Mortgaged Properties encumbered thereby, in each case, at the expense of the Loan Parties (except as otherwise provided herein), subject to paragraph (5) of this Section 5.11.

(3)

Within thirty (30) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the applicable change, furnish notice to the Collateral Agent of any change in any Loan Party’s:

(a)	corporate or organization name;

(b)	entity structure;

(c)	location (determined as provided in UCC Section 9-307); or

(d)	organizational identification number (or equivalent) or, solely if required for perfecting a security interest in the applicable jurisdiction, Federal Taxpayer Identification Number.

The Borrower will cause all filings to be made within any statutory period, under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, for the benefit of the applicable Secured Parties, in all Collateral held by a Loan Party that can be perfected by such filing in the state of organization of such Loan Party.

(4)

Execute any and all other documents, financing statements, agreements and instruments, and take all such other actions (including the filing and recording of financing statements and other documents), not described in the preceding clauses (1) through (3) and that the Collateral Agent may reasonably request to satisfy the requirements set forth in this Section 5.11 and in the Security Documents with respect to the creation and perfection of the Liens on the

Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, contemplated herein and in the Security Documents and to cause such requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Collateral Agent, from time to time upon reasonable request, evidence as to the perfection and priority of the Liens created by the Security Documents to the extent required hereby.

(5)	Notwithstanding anything to the contrary in this Agreement or any other Loan Document,

(a)

the other provisions of this Section 5.11 need not be satisfied with respect to any Excluded Assets or Excluded Equity Interests or any exclusions and carve-outs from the perfection requirements expressly set forth in the Collateral Agreement or any other Security Document;

(b)

neither the Borrower nor the other Loan Parties will be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent the (i) cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded to the Lenders thereby as reasonably determined by the Borrower and the Administrative Agent (it being understood that, in any event, the Administrative Agent shall have the right to waive or modify any requirements relating to title insurance, surveys, legal opinions or other deliverables with respect to any assets or Collateral if, in its reasonable determination, the cost, burden, difficulty or consequence of obtaining such deliverables is excessive in relation to their benefit to the Lenders), or (ii) the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or, in the case of assets consisting of licenses, leases, agreements or similar contracts, to the extent the grant of security therein would violate or invalidate the terms of such license, lease, agreement or similar contract relating to such asset or would trigger termination of any contract pursuant to any “change of control” or similar provision, in each case, after giving effect to any applicable provisions of the Uniform Commercial Code or other applicable law;

(c)	the Loan Parties will not be required to seek or obtain any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(d)

any liens on the following Collateral will not be required to be perfected other than by filing of a UCC financing statement in the jurisdiction of organization of the Loan Party owning such Collateral:

(i)	vehicles and any other assets subject to certificates of title;

(ii)	individual commercial tort claims below $2,000,000; and

(iii)	letter of credit rights to the extent not perfected as supporting obligations by the filing of a UCC financing statement on the primary collateral;

(e)

no actions will be required outside of the United States in order to create or perfect any security interest in any assets and no foreign law security or pledge agreements, foreign law mortgages or deeds or foreign intellectual property filings or searches will be required; and

(f)

each of the Administrative Agent and the Collateral Agent may grant extensions of time (including after the expiration of any relevant period, which extensions shall apply retroactively) in respect of any time period for the delivery of any item of notification of any event under this Agreement or any other Loan Document related to the guarantee and security interests in respect of the Loan Parties (including for the perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, any particular assets or Collateral) (including extensions beyond the Closing Date, the timelines set forth in Sections 5.11 or 5.13 or in the Security Documents (as applicable) for the perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, any the assets of the Loan Parties on such date), in each case, in its reasonable discretion.

Further, notwithstanding any provision of any Loan Document to the contrary, if any mortgage tax or similar tax or charge is owed on the entire amount of the Obligations evidenced hereby in connection with the delivery of a Mortgage or UCC fixture filing pursuant to Section 5.11(2) above, then, to the extent permitted by, and in accordance with, applicable law, the amount of such mortgage tax or similar tax or charge shall be calculated based on the lesser of (x) the amount of the Obligations allocated to the applicable Mortgaged Property and (y) the fair market value of the applicable Mortgaged Property at the time the Mortgage is entered into.

SECTION 5.12 Accounts.

(1)

The Borrower shall, and shall cause each of the other Loan Parties to, deposit or cause to be deposited directly, all Cash Receipts into one or more Deposit Accounts (other than any Excluded Account) in which the Collateral Agent has been granted a Lien and that, in each case, is listed on Schedule V to the Collateral Agreement and is subject to a Control Agreement; provided that such deposits may be made into an Excluded Account so long as (and solely so long as) such account remains an Excluded Account (in compliance with the definition thereof) immediately following such deposit.

(2)

The Loan Parties may close Deposit Accounts that are subject to a Control Agreement, and/or open new accounts of the type described in clause (1) above, subject to the contemporaneous execution and delivery to the Collateral Agent of any Control Agreement required by the provisions of this Section 5.12.

(3)

So long as no an exercise of remedies in accordance with Section 7.01 shall have occurred and be continuing, the Loan Parties shall direct, and shall have sole control over, the manner of disposition of funds in any Deposit Account that is subject to a Control Agreement;

provided, it is agreed and understood that (A) the Loan Parties shall have until the date that is ninety (90) days following the Closing Date or the closing date of such Permitted Acquisition, as applicable (or such later date as may be reasonably agreed to by the Collateral Agent in its reasonable discretion) to comply with the provisions of this Section 5.12 with regard to Deposit Accounts (other than Excluded Accounts) of the Loan Parties existing on the Closing Date or acquired in connection with such Permitted Acquisition, as applicable, and (B) during the periods described in clause (A), the absence of a Control Agreement as to cash or Cash Equivalents in the applicable accounts referred to therein shall not (in and of itself) prevent the cash or Cash Equivalents therein from being netted in the calculation of First Lien Net Leverage Ratio or Total Net Leverage Ratio, respectively.

SECTION 5.13 Post-Closing Matters. Deliver to Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.13 hereof on or before the dates specified with respect to such items on Schedule 5.13 (or, in each case, such later date as may be agreed to by Administrative Agent in its reasonable discretion). All representations and warranties contained in this Agreement and the other Loan Documents will be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.13 within the time periods specified thereon, rather than as elsewhere provided in the Loan Documents).

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement is in effect and until the Termination Date, unless the Required Lenders otherwise consent in writing, it will not and will not permit any of its Restricted Subsidiaries (and, solely in the case of Sections 6.01, 6.02, 6.06, 6.08, 6.09, 6.12 and 6.14, will not permit any of the Physician-Owned Practices) to:

SECTION 6.01 Indebtedness. Issue, incur or assume any Indebtedness.

The limitation in the immediately preceding paragraph will not apply to the following (collectively, “Permitted Debt”):

(1)

(a) Indebtedness created under the Loan Documents (including Incremental Term Loans, Incremental Revolving Facility Commitments, Incremental Revolving Loans, Other Refinancing Loans, Other Revolving Commitments, Extended Revolving Commitments, Extended Revolving Loans and Extended Term Loans); and (b) Credit Agreement Refinancing Indebtedness;

(2)	Indebtedness existing on the Closing Date (other than Indebtedness described in clause (1) above);

(3)

Capital Lease Obligations, Indebtedness with respect to mortgage financings, purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower, such Restricted Subsidiary or such Physician-Owned Practice, as applicable, in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (3) (and any successive Permitted Refinancing Indebtedness), not to exceed as of any date of incurrence the greater of (a) $6,750,000 and (b) 15.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred; provided that such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;

(4)

Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees, other documentary credits and other similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance;

(5)

Indebtedness arising from agreements of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Transactions, any Permitted Acquisition, any Permitted Investment or the disposition of any business, assets or Restricted Subsidiaries not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiaries for the purpose of financing any such Permitted Acquisition;

(6)

intercompany Indebtedness between or among the Borrower, the Restricted Subsidiaries or the Physician-Owned Practices; provided that the aggregate outstanding principal amount of such Indebtedness that is owing by any Restricted Subsidiary that is not a Guarantor to a Loan Party or any Physician-Owned Practice may not exceed the amount, as of the date such Indebtedness is incurred, permitted pursuant to Section 6.04; provided, further, that any such Indebtedness that is owing by any Loan Party to any Restricted Subsidiary that is not a Guarantor or any Physician-Owned Practice shall be subject to a subordination agreement that is reasonably acceptable to the Administrative Agent;

(7)	Indebtedness pursuant to Hedge Agreements;

(8)

Indebtedness constituting reimbursement obligations with respect to letters of credit, bank guarantees, other documentary credits or other similar instruments issued in the ordinary course of business (provided that upon the drawing of such letters of credit, bank guarantees, other documentary credits or other similar instruments, such obligations are reimbursed within 45 days following such drawing) or in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion Guarantees and similar obligations, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(9)

Guarantees of Indebtedness of the Borrower, the Restricted Subsidiaries or the Physician-Owned Practices permitted to be incurred under this Agreement to the extent such Guarantees are not prohibited by the provisions of Section 6.04 (other than Section 6.04(18));

(10)

(a) Indebtedness assumed in connection with a Permitted Acquisition or other permitted Investment and Indebtedness of any Person that becomes a Restricted Subsidiary or a Physician-Owned Practice if such Indebtedness was not created in anticipation or contemplation of such Permitted Acquisition or other Investment or such Person becoming a Restricted Subsidiary or a Physician-Owned Practice, (b) Indebtedness incurred or assumed in anticipation or contemplation of a Permitted Acquisition or other permitted Investment and (c) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (10) (and any successive Permitted Refinancing Indebtedness in respect thereof); provided that, in the case of foregoing sub-clauses (a) and (b):

(i)

no Specified Event of Default is continuing immediately prior to the execution of the binding agreement governing such Permitted Acquisition or permitted Investment or would result from the making of such Permitted Acquisition or permitted Investment; and

(ii)

the aggregate principal amount of Indebtedness assumed pursuant to this clause (10) shall not exceed the greater of (a) $22,500,000 and (b) 50.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred;

(11)	Indebtedness incurred in connection with any Sale and Lease-Back Transactions permitted by Section 6.03 (and any successive Permitted Refinancing Indebtedness in respect thereof);

(12)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within ten (10) Business Days after notification received by the Borrower of its incurrence;

(13)

Indebtedness supported by a Letter of Credit or letters of credit, bank guarantees, other documentary credits or other similar instruments issued under any credit facility permitted under this Section 6.01, in a principal amount not in excess of the stated amount of such Letter of Credit, letter of credit, bank guarantee or similar instrument, as applicable;

(14)

Indebtedness consisting of (a) the financing of insurance premiums, (b) take or pay obligations contained in supply arrangements or (c) customs, VAT and other tax guarantees, in each case, in the ordinary course of business;

(15)	Cash Management Obligations and other Indebtedness in respect of Cash Management Services entered into in the ordinary course of business;

(16)

Indebtedness issued to future, current or former officers, directors, managers, employees, consultants and independent contractors of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.06, in an aggregate outstanding principal amount not to exceed on any date of incurrence the greater of (x) $3,375,000 and (y) 7.5% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred;

(17)

(a) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (17) (and any successive Permitted Refinancing Indebtedness) may not exceed on any date of incurrence the greater of (x) $6,750,000 and (y) 15.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred and (b) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (17) (and any successive Permitted Refinancing Indebtedness in respect thereof);

(18)

(a) Indebtedness of Foreign Subsidiaries (that are not Guarantors) or Physician-Owned Practices in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness incurred by Foreign Subsidiaries or Physician-Owned Practices to Refinance any Indebtedness originally incurred pursuant to this clause (18) (and any successive Permitted Refinancing Indebtedness), not to exceed on any date of incurrence the greater of (x) $6,750,000 and (y) 15.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred and (b) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (18) (and any successive Permitted Refinancing Indebtedness in respect thereof);

(19)

unsecured Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in the ordinary course of business and not in connection with the borrowing of money;

(20)

Indebtedness representing deferred compensation or other similar arrangements incurred by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice (a) in the ordinary course of business or (b) in connection with the Transactions or any Permitted Investment;

(21)

any Permitted Refinancing Indebtedness incurred to Refinance Credit Agreement Refinancing Indebtedness, Incremental Loans or Indebtedness incurred under clause (2), (3), (10), (11), (17), (18), this clause (21) or clause (28) or (29) of this Section 6.01, in each case subject to the limit set forth in any such clause with respect to the permitted amount thereof other than as may be increased pursuant to clause (1) of the definition of Permitted Refinancing Indebtedness;

(22)

customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business and guarantees of Indebtedness incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(23)

Indebtedness incurred by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice in connection with a Letter of Credit or letters of credit, bank guarantees, other documentary credits and other similar instruments, bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;

(24)

Indebtedness incurred by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice to the extent that the net proceeds thereof are promptly deposited with a trustee to satisfy and discharge Indebtedness in connection with the indenture or other debt agreement therefor in accordance with the terms thereof;

(25)	Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners;

(26)	unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(27)

Guarantees of Indebtedness by the Borrower, any of its Restricted Subsidiaries or any Physician-Owned Practice secured by Liens permitted by Section 6.02(22) or (33) provided that such Guarantee of Indebtedness is non-recourse to the Borrower, such Restricted Subsidiary or such Physician-Owned Practice, as applicable, other than in respect of the assets secured by such Liens;

(28)

(a) additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (28) (and any successive Permitted Refinancing Indebtedness), not to exceed as of any date of incurrence the greater of (a) $13,500,000 and (b) 30.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Indebtedness is incurred and (b) any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (28) (and any successive Permitted Refinancing Indebtedness in respect thereof); provided that Indebtedness for borrowed money incurred pursuant to this clause (28) shall not be permitted to be incurred by any Physician-Owned Practice;

(29)

all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (29) above or refinancings thereof; and

(30)	unsecured obligations incurred pursuant to the Collaboration Agreement in connection the establishment of a de novo facility in an amount not to exceed $1,000,000 for each such de novo facility.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Loan Documents, will be deemed to have been incurred in reliance on the exception in clause (1) of the definition of Permitted Debt and shall not be permitted to be reclassified pursuant to this paragraph.

Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. All Indebtedness incurred pursuant to clause (10) of the definition of Permitted Debt (other than Indebtedness assumed in connection with such applicable Permitted Acquisition or other Permitted Investment and not incurred in anticipation or contemplation thereof), shall, in each case, comply with the Maturity Provisions. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this Section 6.01.

SECTION 6.02 Liens. Create, incur assume or permit to exist any Lien that secures obligations under any Indebtedness on any property or assets at the time owned by it, except the following (collectively, “Permitted Liens”):

(1)	Liens securing Indebtedness incurred in accordance with Section 6.01(1);

(2)

Liens securing Indebtedness existing in accordance with Section 6.01(2); provided that such Liens only secure the obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and do not apply to any other property or assets of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice other than replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing;

(3)

Liens securing Indebtedness incurred in accordance with Section 6.01(3); provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing); provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(4)

Liens on assets or Equity Interests of Foreign Subsidiaries (that are not Guarantors) or Physician-Owned Practices securing Indebtedness incurred by any Foreign Subsidiaries (that are not Guarantors) in accordance with Section 6.01;

(5)

Liens securing Permitted Refinancing Indebtedness incurred in accordance with Section 6.01(21); provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing) provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(6)

(a) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary or a Physician-Owned Practice (together with the proceeds or products thereof and other after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition (and together with any replacements, additions, accessions and improvements thereto and any income or profits thereof or proceeds thereof or of the foregoing)) if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or a Physician-Owned Practice and (b) Liens on property at the time the Borrower, a Restricted Subsidiary or a Physician-Owned Practice acquired such property, including any acquisition by means of a merger or consolidation with or into the Borrower, any of the Restricted Subsidiaries or any Physician-Owned Practice, if such Liens were not created in connection with, or in contemplation of, such acquisition;

(7)

Liens on property or assets of any Restricted Subsidiary that is not a Guarantor or any Physician-Owned Practice securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Guarantor or any Physician-Owned Practice, as applicable;

(8)	Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(9)

Liens disclosed by the Title Policies and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(10)

(a) Liens securing judgments that do not constitute an Event of Default under Section 7.01(10), (b) Liens arising out of judgments against the Borrower, any of its Restricted Subsidiaries or any Physician-Owned Practice with respect to which an appeal or other proceeding for review is then being pursued and for which adequate reserves have been made with respect thereto on the books of the applicable Person in accordance with GAAP and (c) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and in respect of which the Borrower, any affected Restricted Subsidiary or any affected Physician-Owned Practice, as applicable, has set aside on its books reserves in accordance with GAAP with respect thereto;

(11)

Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than forty-five (45) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower, a Restricted Subsidiary or a Physician-Owned Practice has set aside on its books reserves in accordance with GAAP;

(12)

(a) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, (b) pledges and deposits and other

Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower, any Restricted Subsidiary or any Physician-Owned Practice and (c) pledges and deposits and other Liens for payment of rent;

(13)

deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, indemnities, warranties, releases, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit or bankers acceptances in lieu of any such bonds or to support the issuance thereof) incurred by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(14)

survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), ground leases, licenses, special assessments, rights of way covenants, conditions, restrictions, encroachments, protrusions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not materially adversely interfere with the ordinary conduct of the business of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice;

(15)	any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice in the ordinary course of business;

(16)

Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice or (c) relating to purchase orders and other agreements entered into with customers of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice in the ordinary course of business;

(17)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(18)

leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not materially adversely interfere with the business of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices, taken as a whole, and the rights of such parties set forth in such agreements;

(19)

(a) Liens solely on any cash earnest money deposits made by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice in connection with any letter of intent or other agreement in respect of any permitted Investment and Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Acquisition or permitted Investment to be applied against the purchase price for such Investment or (b) consisting of an agreement to sell, transfer or otherwise dispose of any property to the extent such sale, transfer or disposition is permitted by Section 6.05;

(20)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(21)	Liens arising from precautionary Uniform Commercial Code financing statements (or other similar filings in non-U.S. jurisdictions);

(22)

Liens on Equity Interests of any joint venture (together with assets related thereto and the proceeds or products of any of the foregoing) (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(23)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(24)	Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(25)

Liens securing insurance premium financing arrangements and deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(26)	Liens on vehicles or equipment of the Borrower, any of the Restricted Subsidiaries or any Physician-Owned Practice granted in the ordinary course of business;

(27)	Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(28)	Liens:

(a)	of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;

(b)	attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or

(c)

in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(29)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30)

Liens securing additional obligations in an aggregate outstanding principal amount not to exceed at the time such Liens are first created the greater of (a) $13,500,000 and (b) 30.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Liens are first created;

(31)	Liens securing Specified Hedge Obligations and Cash Management Obligations, which amounts are secured under the Loan Documents;

(32)	Liens securing Indebtedness incurred in accordance with Section 6.01(11) solely encumbering the assets that are subject of such Indebtedness;

(33)

Liens on the Equity Interests of Unrestricted Subsidiaries (together with assets related thereto and the proceeds or products of any of the foregoing) that secure Indebtedness or other obligations of such Unrestricted Subsidiary or any Guarantee thereof;

(34)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(35)

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(36)

Liens that may arise as a result of municipal and zoning codes and ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use or occupancy of any Real Property;

(37)	receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(38)

the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(39)	Liens in favor of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice securing indebtedness permitted under Section 6.01; and

(40)	deposit arrangements in the ordinary course of business under which software or source code is placed in escrow with customers on a non-exclusive basis; and

(41)	Liens on the assets of Physician-Owned Practices in favor of the Loan Parties.

For purposes of this Section 6.02, Indebtedness will not be considered incurred under a subsection or clause of Section 6.01 if it is later reclassified as outstanding under another subsection or clause of Section 6.01 (in which event, and at which time, such Indebtedness will be deemed incurred under the subsection or clause to which it is reclassified).

SECTION 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), except the following:

(1)

Sale and Lease-Back Transactions with respect to property owned (a) by the Borrower or any of its Domestic Subsidiaries so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (b) by any Foreign Subsidiary of the Borrower; and

(2)

Sale and Lease-Back Transactions with respect to any other property owned by the Borrower or any Restricted Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease would not exceed the greater of (x) $6,750,000 and (y) 15.0% of Consolidated EBITDA for the then most recently ended Test Period; provided that the aggregate Remaining Present Value of all such leases subject to Sale and Lease-Back Transactions permitted pursuant to this clause (2) shall not exceed the greater of (x) $22,500,000 and (y) 50.0% of Consolidated EBITDA for the then most recently ended Test Period.

SECTION 6.04 Investments, Loans and Advances. Make or permit to exist any Investment, except the following (collectively, “Permitted Investments”):

(1)	the Transactions (including payment of the purchase consideration under the Acquisition Agreement);

(2)

loans and advances to officers, directors, employees, managers, consultants or independent contractors of the Borrower or any Restricted Subsidiary (i) for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or (ii) not to exceed as of the date such Investment is made the greater of (x) $4,500,000 and (b) 10.0% of Consolidated EBITDA for the most recently ended Test Period, in an aggregate principal amount outstanding as of the date such Investment is made (calculated without regard to write-downs or write-offs thereof after the date made);

(3)

Investments in an amount not to exceed the Available Amount as of the date such Investment is made if no Default or Event of Default is continuing immediately prior to execution of the binding agreement governing such Investment or would result therefrom;

(4)

Permitted Acquisitions and pre-existing Investments held by Persons acquired in Permitted Acquisitions or acquired in connection with Permitted Acquisitions (and not specifically in contemplation thereof);

(5)

intercompany Investments among the Borrower and the Restricted Subsidiaries (including intercompany Indebtedness); provided that the aggregate fair market value of all such Investments made in such entities since the Closing Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value) by the Borrower and the Guarantors in Restricted Subsidiaries that are not Guarantors may not exceed, when aggregated with the portion of the total consideration paid in connection with any Permitted Acquisition that is allocable to acquisitions of entities which are not, or in the case of asset acquisitions, are not owned by, any Loan Party, the greater of (i) $15,750,000 and (ii) 35.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received by a Loan Party in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made);

(6)	Cash Equivalents and, to the extent not made for speculative purposes, Investment Grade Securities or Investments that were Cash Equivalents or Investment Grade Securities when made;

(7)	Investments arising out of the receipt by the Borrower or any of the Restricted Subsidiaries of non-cash consideration in connection with any sale of assets permitted under Section 6.05;

(8)

accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(9)

Investments acquired as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(10)	Hedge Agreements and Cash Management Services;

(11)

Investments existing on, or contractually committed as of, the Closing Date and, if in excess of the greater of (i) $6,000,000 and (ii) 12.5% of Consolidated EBITDA for the most recently ended Test Period (other than any intercompany Investments by and among the Borrower or any of its Restricted Subsidiaries), as set forth on Schedule 6.04, and any replacements, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (11) is not increased at any time above the amount of such Investments existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(12)	Investments resulting from pledges and deposits that are Permitted Liens;

(13)	intercompany loans solely among Restricted Subsidiaries that are Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 6.01(18);

(14)

acquisitions of obligations of one or more officers or other employees of the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower, so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(15)

Guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(16)	Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(17)

Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(18)	Guarantees permitted under Section 6.01;

(19)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or any Restricted Subsidiary;

(20)

Investments consisting of the leasing or licensing of intellectual property in the ordinary course of business or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(21)	purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property, in each case in the ordinary course of business;

(22)

Investments in assets useful in the business of the Borrower or any Restricted Subsidiary made with (or in an amount equal to) any Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds; provided that if the underlying Asset Sale was with respect to assets of the Borrower or a Subsidiary Loan Party, then such Investment shall be consummated by the Borrower or a Subsidiary Loan Party;

(23)

intercompany Current Liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(24)	Investments that are made with Excluded Contributions;

(25)

additional Investments (I) so long as the aggregate fair market value of such Investments made since the Closing Date under this clause (I) that remain outstanding (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), will not exceed as of the date such Investment is made the greater of (a) $6,750,000 and (b) 15.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such Investment is made plus (II) so long as the aggregate fair market value of such Investments made since the Closing Date under this clause (II) that remain outstanding (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), in an aggregate amount will not exceed as of the date such Investment is made the aggregate total of all other amounts then available on such date to be utilized for payments made with respect to Junior Financings pursuant to Section 6.09(1), plus (III) so long as the aggregate fair market value of such Investments made since the Closing Date under this clause (III) that remain outstanding (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), in an aggregate amount will not exceed as of the date such Investment is made the aggregate total of all other amounts then available on such date to be utilized for Restricted Payments pursuant to Section 6.06, which the Borrower may, from time to time, in the case of clauses (II) and (III), elect to re-allocate to the making of Investments pursuant to this Section 6.04(28)(II) or (III), as applicable; provided that, in each case, any such reallocated amount shall reduce the applicable basket under Section 6.06 or Section 6.13 from which availability was reallocated, on a dollar-for-dollar basis, in each case for clauses (I) through (III) above, plus any returns of capital actually received by the Borrower or any of the Restricted Subsidiaries in respect of such Investments;

(26)

any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.07 (except transactions described in clauses (1), (5), (7), (8), (10), (12), (16), (17), (18) and (21) thereof);

(27)

loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of customary liabilities relating to their serving in any such capacity or as otherwise specified in Section 6.07;

(28)

any Investment, if as of the date such Investment is made (a) no Default or Event of Default is continuing immediately prior to making such Investment or would result therefrom (or if, earlier, the execution of a binding agreement governing such Investment) and (b) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, is less than or equal to 1.25:1.00;

(29)

Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(30)	Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(31)	advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries;

(32)

Investments in Unrestricted Subsidiaries; provided that the aggregate fair market value of all such Investments (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), may not exceed as of the date such Investment is made, the greater of (i) $9,000,000 and (b) 20.0% of Consolidated EBITDA for the most recently ended Test Period as of the date of such Investment, plus an amount equal to any returns of capital or sale proceeds actually received by a Loan Party in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made);

(33)	Investments in the nature of pledges and deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(34)	advances of payroll payments to employees in the ordinary course of business;

(35)	Investments in deposit accounts, securities accounts and commodities accounts maintained by the Borrower or any Restricted Subsidiary; and

(36)	guarantees by any Loan Party or any Restricted Subsidiary of leases or of obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(37)	Investments in Physician-Owned Practices, so long as such Investments are made in accordance with the applicable Management Services Agreement;

(38)	the DNF Acquisition; and

(39)	the Heat Acquisition.

Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, no Intellectual Property Rights or other assets that are material to the business of the Borrower and its Restricted Subsidiaries (taken as a whole) may be transferred to an Unrestricted Subsidiary.

SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with, any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets, or issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or any division, unit or business of any other Person (including, in each case, pursuant to a Delaware LLC Division), except that this Section 6.05 will not prohibit:

(1)	if at the time thereof and immediately after giving effect thereto no Specified Event of Default has occurred and is continuing or would result therefrom:

(a)

the merger, consolidation or amalgamation of any Person into (or with) the Borrower in a transaction in which the Borrower is the survivor or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than the Borrower) or the Person to whom such sale, transfer or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia (such Person, the “Successor Company”) and such Successor Company expressly assumes all the Obligations of the Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;

(b)

the merger, consolidation or amalgamation of any Person into (or with) a Restricted Subsidiary that is a Loan Party in a transaction in which such Restricted Subsidiary is the survivor or the Person becomes a Successor Company and such Successor Company expressly assumes all the Obligations of such Restricted Subsidiary pursuant to documentation reasonably satisfactory to the Administrative Agent;

(c)

the merger, consolidation or amalgamation of any Restricted Subsidiary into or with, or the transfer of all or part of its property and assets to, any Restricted Subsidiary that is a Loan Party in a transaction in which the surviving or resulting entity is a Restricted Subsidiary that is a Loan Party;

and, in the case of each of the foregoing clauses (a), (b) and (c), no Person other than the Borrower or a Restricted Subsidiary that is a Loan Party receives any consideration;

(d)

the merger, consolidation or amalgamation of any Restricted Subsidiary that is not a Loan Party into or with, or transfer of all or part of its property and assets to, any other Restricted Subsidiary that is not a Loan Party;

(e)

any transfer of inventory among the Borrower and its Restricted Subsidiaries or between Restricted Subsidiaries and any other transfer of property or assets among the Borrower and its Restricted Subsidiaries or between Restricted Subsidiaries, in each case, in the ordinary course of business;

(f)

the liquidation or dissolution or change in form of entity of any Restricted Subsidiary of the Borrower if a Responsible Officer of the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; or

(g)

the merger, consolidation or amalgamation of any Restricted Subsidiary with or into any other Person in order to effect a Permitted Investment so long as the continuing resulting or surviving Person will be a Restricted Subsidiary that is a Loan Party or if the merging, consolidating or amalgamating Subsidiary was a Restricted Subsidiary that is a Loan Party and which, together with each of its Subsidiaries, shall have complied with the requirements of Section 5.11;

(2)	any sale, transfer or other disposition, not constituting a transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, if:

(a)	the Net Cash Proceeds therefrom are to be applied in accordance with Section 2.12(2) (if applicable);

(b)

for any such sale, transfer or disposition in excess of the greater of (x) $2,250,000 and (y) 5.0% of Consolidated EBITDA for the most recently ended Test Period, at least 75% of the consideration therefor is in the form of cash and Cash Equivalents; and

(c)	such sale, transfer or disposition is made for fair market value;

provided that each of the following items will be deemed to be cash for purposes of this Section 6.05(2):

(i)

any liabilities of the Borrower or the Restricted Subsidiaries (as shown on the most recent Required Financial Statements or in the notes thereto), other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which the Borrower and the Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(ii)

any securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable disposition; and

(iii)

any Designated Non-Cash Consideration received in respect of such disposition; provided that the aggregate fair market value of all such Designated Non-Cash Consideration, as determined by a Responsible Officer of the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is then outstanding, does not exceed as of the applicable date below the greater of (A) $11,250,000 and (B) 25.0% of Consolidated EBITDA for the most recently ended Test Period as of the date any such Designated Non-Cash Consideration is received (or, at the option of the Borrower, at the time a binding agreement is entered into in respect of such sale, transfer or disposition), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(3)

(a) the purchase and sale of inventory in the ordinary course of business, (b) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business, (c) the sale of surplus, obsolete, damaged, unnecessary, unsuitable or worn out equipment or other property in the ordinary course of business or (d) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities (or Investments that were Cash Equivalents or Investment Grade Securities when made);

(4)	Sale and Lease-Back Transactions permitted by Section 6.03;

(5)

Investments permitted by Section 6.04 (including any Permitted Acquisition or merger, consolidation or amalgamation in order to effect a Permitted Acquisition), provided that, following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving corporation;

(6)	Permitted Liens;

(7)	Restricted Payments permitted by Section 6.06;

(8)

the sale, lease, discount, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable, immaterial assets or other Current Assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or Investments permitted hereunder or disposition of accounts receivable in connection with the collection or compromise or settlement or in bankruptcy or similar proceeding, thereof and not as part of an accounts receivables financing transaction;

(9)	leases, licenses or subleases or sublicenses of any Real Property or personal property in the ordinary course of business;

(10)

sales, leases or other dispositions of inventory or other assets of the Borrower or any Restricted Subsidiary determined by the management of the Borrower, in its reasonable good faith judgment, to be no longer useful or necessary or economically profitable to maintain in the operation of the business of the Borrower or such Restricted Subsidiary (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);

(11)	acquisitions and purchases made with Below Threshold Asset Sale Proceeds;

(12)

to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any Restricted Subsidiary that is not in contravention of Section 6.08; or

(13)

any sale, transfer or other disposition, in a single transaction or a series of related transactions, of any asset or assets having a fair market value, as determined by a Responsible Officer of the Borrower in good faith, of not more than as of the applicable date below the greater of (x) $4,500,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such sale, transfer or other disposition is made (or, at the option of the Borrower, at the time a binding agreement is entered into in respect of such sale, transfer or disposition); provided that the aggregate amount of all sales, transfers or other dispositions made pursuant to this clause (13) shall not exceed the greater of (x) $13,500,000 and (y) 30.0% of Consolidated EBITDA for the most recently ended Test Period;

(14)

any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Restricted Subsidiary of the Borrower to a Restricted Subsidiary of the Borrower, in each case, to the extent not prohibited by Section 6.04;

(15)

any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents, except to the extent such cash and/or Cash Equivalents consist of proceeds from the sale of the assets of such Unrestricted Subsidiary);

(16)

the Borrower and any Restricted Subsidiary may (i) convert any intercompany Indebtedness to Equity Interests; (ii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary; and (iii) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former directors, officers, employees, managers, consultants or independent contractors of the Borrower or any Subsidiary or any of their successors or assigns, to the extent made in the ordinary course of business;

(17)

the surrender or waiver of obligations of trade creditors or customers or other contract rights in the ordinary course of business of the Borrower or any Restricted Subsidiary or pursuant to any Plan of Reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(18)

any exchange of assets for assets (including a combination of assets and cash or Cash Equivalents) related to a business permitted under Section 6.08 of comparable or greater market value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower, or dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(19)	condemnations or any similar action on assets not prohibited by this Agreement;

(20)

dispositions of Investments (including Equity Interests) in joint ventures or any Subsidiary that is not wholly owned to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(21)	the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(22)

dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within ninety (90) days of such disposition or (ii) the proceeds of such disposition are applied within ninety (90) days of such disposition to the purchase price of such replacement property (which replacement property is purchased within ninety (90) days of such disposition);

(23)

(i) the sale, lease, assignment, license or sub-lease of any real, intangible or personal property (including the provision of software under an open source license or the licensing of other Intellectual Property Rights) in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries (taken as a whole) and (ii) inbound and non-exclusive outbound licenses to Intellectual Property Rights, in each case that do not materially interfere with, the business of the Borrower and its Restricted Subsidiaries (taken as a whole);

(24)	any disposition by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(25)	any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind in the ordinary course of business;

(26)	dispositions to be made to comply with the order of any Governmental Authority or applicable laws and transfers of property subject to Casualty Events; or

(27)	voluntary terminations, the unwinding or settling of obligations under Hedge Agreements.

To the extent any Collateral is sold, transferred or otherwise disposed of in a transaction expressly permitted by this Section 6.05 to any Person other than the Borrower or any Guarantor, such Collateral will be free and clear of the Liens created by the Loan Documents, and the Collateral Agent will take, and each Lender hereby authorizes the Collateral Agent to take, any actions reasonably requested by the Borrower in order to evidence the foregoing, in each case, in accordance with Section 9.18.

SECTION 6.06 Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the Person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”) other than:

(1)

the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower or a Physician-Owned Practice) of, Equity Interests of the Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Borrower, other than (a) Excluded Contributions, (b) Specified Equity Contributions and (c) any such proceeds that are used prior to the date of determination to (i) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(8) or a payment in respect of Junior Financing under Section 6.09(1)(a), in each case in reliance on clause (3) or (4) of the definition of the Available Amount, (ii) make a Restricted Payment under Section 6.06(2)(b) or (iii) to make a payment in respect of Junior Financing under Section 6.09(1)(g);

(2)

Restricted Payments to the Borrower, the proceeds of which are used to purchase, retire, redeem or otherwise acquire, the Equity Interests of the Borrower (including related stock appreciation rights or similar securities) held directly or indirectly by future, present or former directors, consultants, officers, employees, managers or independent contractors of the Borrower, any of the Restricted Subsidiaries or any Physician-Owned Practice, in each case, or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (2), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amount of such purchases or redemptions may not exceed:

(a)

at the time of such purchase or redemption the greater of (x) $9,000,000 and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period at the time of such purchase or redemption in any fiscal year (with any unused amounts at the end of any fiscal year (for such purpose determining clause (y) above as of such fiscal year) being carried over to the immediately succeeding fiscal year); plus

(b)

the amount of net cash proceeds received by the Borrower since the Closing Date from sales of Equity Interests of the Borrower to future, present or former directors, consultants, officers, employees, managers or independent contractors of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice in connection with permitted employee compensation and incentive arrangements, other than (a) Excluded Contributions, (b) Specified Equity Contributions and (c) any such proceeds that are used prior to the date of determination to (1) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(8) or a payment in respect of Junior Financing under Section 6.09(1)(a), in each case in reliance on clause (3) or (4) of the definition of the Available Amount, (2) make a Restricted Payment under Section 6.06(1) or (3) make a payment in respect of Junior Financing under Section 6.09(1)(g); plus

(c)	the amount of net proceeds of any key man life insurance policies received after the Closing Date; plus

(d)

the amount of any bona fide cash bonuses otherwise payable to directors, consultants, officers, employees, managers or independent contractors of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year;

and provided, further, that cancellation of Indebtedness owing to the Borrower, any Restricted Subsidiary or any Physician-Owned Practice from future, present or former directors, consultants, officers, employees, managers or independent contractors or permitted transferees of the Borrower, any Restricted Subsidiary or any Physician-Owned Practice, as applicable, in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment;

(3)	Restricted Payments to consummate the Transactions or to pay any amounts pursuant to the Acquisition Agreement;

(4)	non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(5)

Restricted Payments to the Borrower, any Restricted Subsidiary or any Physician-Owned Practice (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower, any Restricted Subsidiary or any Physician-Owned Practice and to each other owner of Equity Interests of such Restricted Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower, such Restricted Subsidiary or such Physician-Owned Practice) based on their relative ownership interests so long as any repurchase of its Equity Interests from a Person that is not the Borrower, a Restricted Subsidiary or a Physician-Owned Practice is permitted under Section 6.04);

(6)

other than with respect to any dividend or distribution to be made in reliance on clause (8) below, the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(7)

the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower, any Restricted Subsidiary or any Physician-Owned Practice by, one or more Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents, except to the extent such cash and/or Cash Equivalents consist of proceeds from the sale of the assets of such Unrestricted Subsidiary);

(8)

any Restricted Payment in an amount not to exceed the Available Amount on the date such Restricted Payment is made if (i) no Default or Event of Default is continuing immediately prior to making such Restricted Payment or would result therefrom and (ii) solely in the case of any Restricted Payment made in reliance on clause (2) of the definition of the Available Amount, after giving effect to such Restricted Payment, the Total Net Leverage Ratio, on a Pro Forma Basis, is less than or equal to 2.00:1.00;

(9)

any Restricted Payment, if as of the date such Restricted Payment is made (a) no Default or Event of Default is continuing immediately prior to making such Restricted Payment or would result therefrom and (b) the Total Net Leverage Ratio, on a Pro Forma Basis, is less than or equal to 1.00:1.00;

(10)

additional Restricted Payments, so long as no Event of Default is continuing immediately prior to making such Restricted Payment or would result therefrom, in an aggregate amount not to exceed, as of the date the Restricted Payment is made, the greater of (i) $13,500,000 and (ii) 30.0% of Consolidated EBITDA for the most recently ended Test Period, at any time outstanding as of the date such Restricted Payment is made;

(11)

Restricted Payments for (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Borrower, any Restricted Subsidiary or any Physician-Owned Practice in respect of withholding or similar Taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower, any Subsidiary or any Physician-Owned Practice (or their respective Affiliates, estates or immediate family members or permitted transferees) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower, any Subsidiary of the Borrower or any Physician-Owned Practice in connection with such Person’s purchase of Equity Interests of the Borrower; provided that no cash is actually advanced pursuant to this sub-clause (iii) other than to pay Taxes due in connection with such purchase, unless immediately repaid;

(12)	Restricted Payments that are made with Excluded Contributions; or

(13)

the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower.

SECTION 6.07 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving aggregate consideration in an amount not to exceed as of the date of such transfer the greater of (i) $4,500,000 and (ii) 10.0% of Consolidated EBITDA for the most recently ended Test Period as of the date of such transaction, unless such transaction is (i) otherwise expressly permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Borrower and the Restricted Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate (as determined by the Borrower in good faith), except that this Section 6.07 will not prohibit:

(1)

transactions between or among (a) the Borrower and the Restricted Subsidiaries or (b) the Borrower and any Person that becomes a Restricted Subsidiary as a result of such transaction (including by way of a merger, consolidation or amalgamation in which a Loan Party is the surviving entity);

(2)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower in good faith;

(3)

payments, loans, advances or guarantees (or cancellation of loans, advances or Guarantees) or advances to future, present or former directors, officers, employees, managers, consultants or independent contractors of the Borrower or any Restricted Subsidiary in accordance with Section 6.04(2);

(4)

the payment of fees, reasonable out-of-pocket costs and indemnities to future, present or former directors, officers, employees, managers, consultants or independent contractors of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(5)

the Transactions and transactions pursuant to the Transaction Documents and other transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect as determined in good faith by a Responsible Officer of the Borrower;

(6)

(a) any employment, consulting, service or termination agreement, or customary indemnification arrangements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business, (b) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (c) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(7)	Restricted Payments permitted under Section 6.06;

(8)	the purchase by the Borrower of Equity Interests in any Restricted Subsidiary;

(9)	transactions with Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(10)

any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is (a) in the good faith determination of the Borrower qualified to render such letter and (b) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or the Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(11)	transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(12)	the issuance of Equity Interests to the management of the Borrower or any of the Restricted Subsidiaries in connection with the Transactions;

(13)	payments by the Borrower or any of the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower and any of the Restricted Subsidiaries;

(14)	payments or loans (or cancellation of loans) to future, present or former directors, officers, employees, managers, consultants or independent contractors that are:

(a)	approved by a majority of the Disinterested Directors of the Borrower in good faith;

(b)	made in compliance with applicable law; and

(c)	otherwise permitted under this Agreement;

(15)

transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, that are fair to the Borrower and the Restricted Subsidiaries as determined in good faith by a Responsible Officer of the Borrower;

(16)

transactions between or among the Borrower and the Restricted Subsidiaries and any Person, a director of which is also a director of the Borrower, so long as (a) such director abstains from voting as a director of the Borrower on any matter involving such other Person and (b) such Person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(17)	transactions pursuant to, and complying with, the provisions of Section 6.01, Section 6.04 or Section 6.05(1);

(18)

the existence of, or the performance by any Loan Party of its obligations under the terms of, any customary registration rights agreement to which a Loan Party is a party or becomes a party in the future;

(19)

intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein;

(20)

pledges of Equity Interests of Unrestricted Subsidiaries (together with assets related thereto and the proceeds or products of any of the foregoing) to secure Indebtedness or other obligations of such Unrestricted Subsidiary or Guarantees thereof;

(21)

investments by any Permitted Holder or Affiliate of a Permitted Holder in securities or Indebtedness permitted hereunder of the Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by any Permitted Holder or Affiliate of a Permitted Holder in connection therewith);

(22)

leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) or operating agreements granted by any Loan Party to another Loan Party in the ordinary course of business that do not materially adversely interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or materially impair the security interest granted under the Security Documents therein held by the Collateral Agent; or

(23)	transactions between or among the Borrower and the Restricted Subsidiaries and any Physician-Owned Practice.

SECTION 6.08 Business of the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by the Borrower, the Restricted Subsidiaries and the Physician-Owned Practices on the Closing Date (after giving effect to the Transactions) and any similar, corollary, related, ancillary, incidental, related to or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 6.09 Limitation on Payments; etc.

(1)

Make any cash payment or other distribution in cash in respect of any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposits, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing; except in the case of this clause (1):

(a)

payments in respect of Junior Financings in an amount not to exceed the Available Amount on the date the payments are made if (i) no Default or Event of Default is continuing immediately prior to making such payment or would result therefrom and (ii) solely in the case of any payment made in reliance on clause (2) of the definition of the Available Amount, after giving effect to such payment, the Total Net Leverage Ratio, on a Pro Forma Basis, is less than or equal to 2.00:1.00;

(b)

payments in respect of Junior Financings so long as (i) on a Pro Forma Basis, the Borrower’s Total Net Leverage Ratio is 1.00:1.00 or less and (ii) no Default or Event of Default is continuing immediately prior to making such payment or would result therefrom;

(c)

additional payments in respect of (I) Junior Financings so long as such payments under this clause (I) will not exceed as of the date such payment is made the greater of (a) $4,500,000 and (b) 10.0% of Consolidated EBITDA for the most recently ended Test Period as of the date such payment is made plus (II) Junior Financings so long as such payments under this clause (II) will not exceed as of the date such payment is made the aggregate total of all other amounts available to be utilized for Restricted Payments pursuant to Section 6.06, which the Borrower may, from time to time, in the case of this clause (II), elect to re-allocate to the making of payments with respect to Junior Financings pursuant to this Section 6.09(1)(c)(II); provided that any such reallocated amount shall reduce the applicable basket under Section 6.06 from which availability was reallocated, on a dollar-for-dollar basis;

(d)

(i) the conversion or exchange of any Junior Financing into or for Equity Interests of the Borrower and (ii) any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(e)	the incurrence of Permitted Refinancing Indebtedness in respect thereof;

(f)

(i) payments of regularly scheduled principal and interest; (ii) mandatory offers to repay, repurchase or redeem (including in connection with the Net Cash Proceeds of Asset Sales); (iii) mandatory prepayments of principal, premium and interest; and (iv) payments of fees, expenses and indemnification obligations, in each case, with respect to such Junior Financing;

(g)

payments or distributions in respect of all or any portion of such Junior Financing with the proceeds from the issuance, sale or exchange by the Borrower of Equity Interests made within eighteen (18) months prior thereto;

(h)	payments in respect of Junior Financings that are made with Excluded Contributions; and

(i)	payments of unsecured obligations pursuant to the Collaboration Agreement.

SECTION 6.10 Changes in Accounting and Fiscal Year. Make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP, or change the fiscal year of the Borrower or of any of its Restricted Subsidiaries, except to change the fiscal year of a Restricted Subsidiary to conform its fiscal year to that of the Borrower.

SECTION 6.11 Amendments to Organizational Documents and Certain Junior Financing. Amend, restate, amend and restate, supplement or otherwise modify any of its Organizational Documents, other than any such amendments, modifications or changes which are not, and could not reasonably be expected to be, materially adverse to the interests of the Lenders in their capacities as such, without obtaining the prior written consent of the Administrative Agent; provided that, for the avoidance of doubt, it is understood and agreed that the Borrower and/or any Loan Party may amend or modify its Organizational Documents to effect a change to its respective organizational form and/or consummate any other transaction that is permitted under Section 6.05. The Borrower will not, and will not permit any Restricted Subsidiary to, approve, authorize or enter into any amendment of or other modification to the intercreditor or subordination provisions of any Junior Financing in any manner that is materially adverse to the interests of the Lenders.

SECTION 6.12 Financial Performance Covenants.

(1)

Total Net Leverage Ratio. Except with the written consent of the Required Lenders, the Borrower will not permit the Total Net Leverage Ratio, as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date under the column labeled “Maximum Total Net Leverage Ratio” (the “Maximum Total Net Leverage Ratio Financial Covenant”):

Date	Maximum Total Net Leverage Ratio
September 30, 2021	4.00:1.00
December 31, 2021	5.50:1.00
March 31, 2022	5.25:1.00
~~September~~June 30, ~~2021~~2022 – December 31, 2022	4.00:1.00
March 31, 2023 and the last day of each Fiscal Quarter thereafter	3.75:1.00

(2)

Fixed Charge Coverage Ratio. Except with the written consent of the Required Lenders, the Borrower will not permit the Fixed Charge Coverage Ratio, as of the last day of any Test Period, to be less than 1.25:1.00 (or, solely for the Test Periods ending (i) December 31, 2021 and March 31, 2022, 1.00:1.00 and (ii) June 30, 2022, September 30, 2022 and December 31, 2022, 1.05:1.00) (the “Minimum Fixed Charge Coverage Ratio Financial Covenant”).

(3)

Minimum Liquidity. Except with the written consent of the Required Lenders, commencing with the last day of the fiscal quarter ending December 31, 2021, the Borrower will not permit Liquidity, as of the last day of any fiscal quarter, to be less than $40,000,000 (the “Minimum Liquidity Covenant” and, together with the Maximum Total Net Leverage Ratio Financial Covenant and the Minimum Fixed Charge Coverage Ratio Financial Covenant, collectively, the “Financial Performance Covenants”).

The Financial Performance Covenants set forth in clauses (1) and (2) above shall be (i) tested on a quarterly basis on the last day of each fiscal quarter, commencing with the first full fiscal quarter of the Borrower ending after the Closing Date and (ii) calculated on a consolidated basis for the Borrower, its Restricted Subsidiaries and the Physician-Owned Practices for each consecutive four (4) fiscal quarter period.

SECTION 6.13 Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of the Borrower or any Restricted Subsidiary to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents, (v) transfer any of its property to any Loan Party or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(vi) above) for (a) this Agreement and the other Loan Documents, (b) Contractual Obligations of the Borrower or any Restricted Subsidiary in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents and related Hedge Agreements, (c) applicable law or any applicable rule, regulation or order, (d) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into any Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (d), if a Person other than the Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation, (e) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary, (f) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (g) purchase money obligations for property acquired and Capital Lease Obligations entered into in the ordinary course of business, to the extent such obligations impose restrictions of the type described in clause (iv) or (v) in the first paragraph of this Section 6.13 on the property so acquired, (h) customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (iv) or (v) in the first paragraph of this Section 6.13 on the property subject to such lease, (i) any encumbrance or restriction in respect of or contained in other Indebtedness of the Borrower or any Restricted Subsidiary that is incurred subsequent to the Closing Date pursuant to Section 6.01, provided that (x) such encumbrances and restrictions in respect of or contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower in good faith) or (y) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith), (j) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 6.01 and 6.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness, (k) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrowers or any Restricted Subsidiary or (y) materially affect the Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower in good faith, (l) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture, (m) any licenses, sublicenses or cross-licenses constituting Permitted Liens, (n) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.05 pending the consummation of such sale or which limitations are applicable only to the assets that are the subject of those agreements and (o) any encumbrance or restriction of the type referred to in clauses 6.13(i), (ii), (iii) and (iv) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in 6.13(a) through (n); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 6.13, the subordination of loans or advances made to the Borrowers or a Restricted Subsidiary to other Indebtedness incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 6.14 Management Services Agreements. Amend, restate, amend and restate, supplement or otherwise modify any Management Service Agreement, other than any such amendments, restatements, amendments and restatements, supplements or other modifications which would not reasonably be expected to be materially adverse to the interests of the Lenders in their capacities as such; provided that, for the avoidance of doubt, it is understood and agreed that such Management Services Agreements may be amended, restated, amended and restated, supplemented or otherwise modified to the extent required by applicable law or any applicable rule, regulation or order of any Governmental Authority.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. In case of the occurrence of any of the following events (each, an “Event of Default”):

(1)

any representation or warranty made by the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document required to be delivered pursuant hereto or thereto proves to have been false or misleading in any material respect when so made or deemed made; provided that, to the extent such representation or warranty is capable of being cured, such default shall continue unremedied for a period of thirty (30) days’ notice thereof from the Administrative Agent to the Borrower;

(2)

default is made in the payment of any principal of any Loan when and as the same becomes due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(3)

default is made in the payment of any (i) interest on any Loan or the reimbursement of any L/C Disbursement or (ii) Fee or any other amount due under any Loan Document (other than an amount referred to in clause (2) of this Section 7.01), in each case when and as the same becomes due and payable, and such default continues unremedied for a period of three (3) Business Days;

(4)

default is made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(1) (solely with respect to the Borrower), 5.05(1), 5.08 or in Article VI (in each case solely to the extent applicable to such Person); provided that an Event of Default under Section 6.12 is subject to cure pursuant to Section 7.02;

(5)

default is made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (2), (3) and (4) of this Section 7.01), in each case solely to the extent applicable to such Person, and such default continues unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower;

(6)

(a) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (b) the Borrower or any Restricted Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (6) will not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (B) any Material Indebtedness if (x) the sole remedy of the holder thereof in the event of the non-payment of such Material Indebtedness or the non-payment or non-performance of obligations related thereto or (y) the sole option is to elect, in each case, to convert such Material Indebtedness into Qualified Equity Interests (or cash in lieu of fractional shares) and (C) in the case of Material Indebtedness which the holder thereof may elect to convert into Qualified Equity Interests, such Material Indebtedness from and after the date, if any, on which such conversion has been effected; provided, further, that such event or condition is unremedied and is not waived or cured by the holders of such Indebtedness prior to any acceleration of the Loans and termination of the Commitments pursuant to the final paragraph of this Section 7.01;

(7)	a Change in Control occurs;

(8)	an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking:

(a)

relief in respect of the Borrower or any of the Restricted Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(b)

the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Restricted Subsidiaries or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary; or

(c)

the winding up or liquidation of the Borrower or any Restricted Subsidiary (except, in the case of any Restricted Subsidiary, in a transaction permitted by Section 6.05) and such proceeding or petition continues undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing is entered;

(9)	the Borrower or any Restricted Subsidiary:

(a)

voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(b)	consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (8) of this Section 7.01;

(c)

applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary;

(d)	files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(e)	makes a general assignment for the benefit of creditors; or

(f)	becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(10)

the Borrower or any Restricted Subsidiary fails to pay one or more final judgments aggregating in excess of $12,500,000 at the time of any determination (to the extent not covered by insurance or by an indemnification agreement as to which the indemnifying party has not denied liability), which judgments are not discharged or effectively waived or stayed for a period of forty-five (45) consecutive days, or any action is legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any other Subsidiary Loan Party to enforce any such judgment;

(11)

(a) a trustee is appointed by a United States district court to administer any Plan or (b) an ERISA Event or ERISA Events occurs with respect to any Plan or Multiemployer Plan, and, in each case, with respect to clauses (a) and (b) above, such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect; or

(12)

(a) any material provision of any Loan Document ceases to be, or is asserted in writing by the Borrower or any Restricted Subsidiary not to be, for any reason, a legal, valid and binding obligation of any party thereto, (b) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to the Borrower and the Restricted Subsidiaries on a consolidated basis ceases to be, or is asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of validity, perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under a Security Document or to file Uniform Commercial Code continuation statements and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent is reasonably satisfied with the credit of such insurer or (c) the Guarantees pursuant to the Security Documents by any Loan Party of any of the Obligations cease to be in full force and effect (other than in accordance with the terms thereof) or are asserted in writing by the Borrower or any other Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations, except in the cases of clauses (a) and (b), in connection with an Asset Sale permitted by this Agreement with respect to the assets sold;

then, (i) upon the occurrence of any such Event of Default (other than an Event of Default with respect to the Borrower described in clause (8) or (9) of this Section 7.01), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Required Lenders, will, by prior written notice to the Borrower, take any or all of the following actions, at the same or different times: (A) terminate forthwith the Commitments, (B) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, will become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (C) require that the Borrower cash collateralize any outstanding Letters of Credit pursuant to Section 2.05(11) and (D) exercise all rights and remedies granted to it under any Loan Document and all of its rights under any other applicable law or in equity provided that in the case of an Event of Default under Section 7.01(4) in respect of a failure to observe or perform the covenant under Section 6.12, the actions set forth above may not be taken until the ability to exercise the Cure Right under Section 7.02 has expired, and (ii) in any event with respect to the Borrower described in clause (8) or (9) of this Section 7.01, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, will automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02 Right to Cure.

(1)

Notwithstanding anything to the contrary contained in Section 7.01, for purposes of determining whether any Default or Event of Default resulting from the failure to perform or observe any covenant set forth in ~~Section 6.12~~Sections 6.12(1) or 6.12(2) has occurred, as of any date, and at any time after the last day of the applicable fiscal quarter and on or prior to the day that is the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.04(1) or (2), as applicable, with respect to the applicable fiscal quarter hereunder (the “Cure Expiration Date”), the Permitted Holders (or any other Person) may, directly or indirectly, purchase for cash pursuant to any sale of, or make in cash a contribution to, the equity (which equity shall be (a) common equity or (b) other Qualified Equity Interests or other equity or instruments on terms and conditions reasonably acceptable to the Administrative Agent) (any such equity contribution, a “Specified Equity Contribution”) of the Borrower, and the Borrower may apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA of the Borrower and its Restricted Subsidiaries solely for purposes of determining compliance with the Financial Performance Covenants for the applicable fiscal quarter and any applicable subsequent periods that include such fiscal quarter (the “Cure Right”); provided that such net cash proceeds are actually received by the Borrower as cash, common equity or any other Qualified Equity Interests or other equity or instruments on terms and conditions reasonably acceptable to the Administrative Agent (including through capital contribution of such net cash proceeds to the Borrower) no later than the Cure Expiration Date.

(2)

The right to make a Specified Equity Contribution is subject to the following conditions: (i) no more than two (2) Specified Equity Contributions may be made in any period of four (4) consecutive fiscal quarters, (ii) no more than five (5) Specified Equity Contributions will be made in the aggregate during the term of the Facilities, (iii) the net cash proceeds of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in Pro Forma Compliance with ~~Section 6.12~~Sections 6.12(1) and 6.12(2) for any applicable period, (iv) there shall be no pro forma or other reduction in Indebtedness (via cash netting or otherwise) with the proceeds of any Specified Equity Contribution for determining compliance with ~~Section 6.12~~Sections 6.12(1) and 6.12(2) for any four (4) fiscal quarter period that includes the fiscal quarter in which such Specified Equity Contribution is made and (v) all Specified Equity Contributions shall be disregarded for all purposes other than determining compliance with the Financial Performance Covenants, including, without limitation, for purposes of determining pricing, financial ratio-based conditions or availability of any baskets with respect to covenants contained in the Loan Documents.

(3)

Notwithstanding anything to the contrary contained in Section 7.01, (A) upon receipt of a Specified Equity Contribution by the Borrower or any other Loan Party, the ~~covenant~~covenants set forth in ~~Section 6.12~~Sections 6.12(1) and 6.12(2) shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with ~~Section 6.12~~Sections 6.12(1) and 6.12(2) and any Default or Event of Default related to any failure to comply with ~~Section 6.12~~Sections 6.12(1) and 6.12(2) shall be deemed not to have occurred for any purpose under the Loan Documents and (B) unless the Administrative Agent has received a written notice from the Borrower of its intent not to make a Specified Equity Contribution and exercise its rights under this Section 7.02 prior to the Cure Expiration Date, neither the Administrative Agent nor any Lender shall exercise any rights or remedies under Section 7.01 (or under any other Loan Document) available during the continuance of any Default or Event of Default on the basis of any actual or purported failure to comply with ~~Section 6.12~~Sections 6.12(1) and 6.12(2) until such failure is not cured with the proceeds of a Specified Equity Contribution on or prior to the Cure Expiration Date; provided that the Borrower shall not be permitted to borrow Revolving Loans or Swing Line Loans or make any request for the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) until and unless (x) the Specified Equity Contribution has been received by the Borrower or (y) all such Defaults and Events of Default (or the restrictions contained in this proviso) shall have been waived or cured in accordance with the terms of this Agreement.

ARTICLE VIII

The Agents

SECTION 8.01 Appointment.

(1)

Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as Qualified Counterparties and Cash Management Banks) and each Issuing Bank hereby irrevocably designates and appoints the Administrative Agent as agent of such Lender and such Issuing Banks under this Agreement and the other Loan Documents, as applicable, including as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents, and each such Lender and Issuing Bank irrevocably authorizes the Administrative Agent, including as the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, including as the Collateral Agent, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each reference to the Administrative Agent in this Article VIII shall include the Collateral Agent and the Collateral Agent shall be entitled to all rights, privileges and immunities of the Administrative Agent. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(2)

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.01(2). The agreements in this Section 8.01(2) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, no Borrower shall have liability for the actions of the Administrative Agent pursuant to the immediately preceding sentence.

(3)

In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as Qualified Counterparties and Cash Management Banks) and each Issuing Bank hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection therewith, the Administrative Agent (and any Subagents appointed by the Administrative Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article VIII (including Section 8.07) as though the Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(4)

Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as Qualified Counterparties and Cash Management Banks) and each Issuing Bank irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(a)	to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document:

(i)	upon the Termination Date or (in respect of any Lien on any property securing solely the Obligations in respect of the Revolving Facility) the Revolving Facility Commitment Termination Date;

(ii)

that is sold, or disposed of, or to be sold, or disposed of, as part of or in connection with any sale or disposition not prohibited hereunder or under any other Loan Document (to a Person that is not a Loan Party); or

(iii)	if approved, authorized or ratified in writing in accordance with Section 9.08 hereof;

(b)

to release any Loan Party from its obligations under the Loan Documents (including the Liens on the assets of such Loan Party and the Equity Interests of such Loan Party) if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction permitted hereunder or upon the Termination Date or (in respect of any Lien on any assets of such Loan Party and the Equity Interests of such Loan Party securing solely the Obligations in respect of the Revolving Facility) the Revolving Facility Commitment Termination Date occurs;

(c)

to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(3) (and to the extent required by the terms thereof); and

(d)	to enter into any Acceptable Intercreditor Agreement and any other intercreditor agreement expressly contemplated by this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents.

The parties hereto acknowledge and agree that the Administrative Agent may rely conclusively as to any of the matters described in this Section 8.01 and Section 9.18 (including as to its authority hereunder and thereunder) on a certificate or similar instrument provided to it by any Loan Party without further inquiry or investigation, which certificate shall be delivered to the Administrative Agent by the Loan Parties upon request.

(5)

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (a) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents and any Subagents allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition (each, a “Plan of Reorganization”) affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(6)

The Lenders and each other holder of an Obligation under a Loan Document shall act collectively through the Administrative Agent and, without limiting the delegation of authority to the Administrative Agent set forth herein, the Required Lenders shall direct the Administrative Agent with respect to the exercise of rights and remedies hereunder and under other Loan Documents (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default or Event of Default in each case that could be waived with the consent of the Required Lenders), and such rights and remedies shall not be exercised other than through the Administrative Agent; provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 9.06 or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default of any Loans after the occurrence of the applicable Maturity Date with respect to any Loans made by it.

(7)

By accepting the benefits of the Security Documents, each Secured Party (other than the Lenders and the Issuing Banks) shall be deemed to have appointed the Collateral Agent as its agent under the Security Documents and to have agreed to the provisions of this Section 8.01.

SECTION 8.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact, in each case as reasonably acceptable to the Borrower (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence, bad faith or willful misconduct.

SECTION 8.03 Exculpatory Provisions. None of the Administrative Agent, its Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct) or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (1) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (2) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into:

(1)	any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(2)	the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(3)	the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

(4)

the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents;

(5)	the value or the sufficiency of any Collateral; or

(6)	the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Borrowing or issuance of Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender, the Issuing Banks or the Swing Line Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, the Issuing Banks or the Swing Line Lender unless the Administrative Agent shall have received notice to the contrary from such Lender, the Issuing Banks or the Swing Line Lender prior to such Borrowing. The Administrative Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other

Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor the Lead Arrangers, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Agents and the Lead Arrangers, that it has, independently and without reliance upon the Administrative Agent or the Lead Arrangers, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Credit Extensions hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 8.07 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (determined at the time such indemnity is sought), from and against any and all liabilities, losses, claims, damages, reasonable, documented and invoiced out-of-pocket fees and expenses of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, losses, claims, damages, reasonable, documented and invoiced out-of-pocket fees and expenses that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence, bad faith or willful misconduct. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09 Successor Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as Swing Line Lender, in which case the resigning Administrative Agent shall not be required to fund any further Swing Line Loans hereunder upon the effectiveness of such resignation as Administrative Agent as provided below. If the Administrative Agent is subject to a Lender-Related Distress Event, either the Required Lenders or the Borrower may upon ten (10) days’ prior notice remove the Administrative Agent. If the Administrative Agent resigns as the Administrative Agent under this Agreement and the other Loan Documents or is delivered a removal notice, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the reference to the resigning Administrative Agent means such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or Commitments. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or the delivery of such removal notice, then the retiring Administrative Agent (or in the case of a removal, the Borrower) may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation or the delivery of such removal notice, the retiring Administrative Agent’s resignation will nevertheless thereupon become effective, and the Required Lenders will thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent (except that in the case of any collateral security held by the Administrative Agent in its capacity as Collateral Agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), which shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 8.10 Additional Titles. The Lead Arrangers, Senior Managing Agents, Co-Managers and Transaction Participant will not have any duties, responsibilities or liabilities hereunder in their respective capacities as such.

SECTION 8.11 Certain ERISA Matters.

(1)

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)

such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments or this Agreement,

(b)

the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement,

(c)

(i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the letters of credit, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement, or

(d)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2)

In addition, unless either (1) sub-clause (a) in the immediately preceding clause (1) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (d) in the immediately preceding clause (1), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.12 Flood Certificate. Royal Bank of Canada has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Laws. Royal Bank of Canada, as Administrative Agent and Collateral Agent under this Agreement, will post on the Platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Insurance Laws. However, Royal Bank of Canada hereby notifies each Lender and Participant that, pursuant to the Flood Insurance Laws, each federally regulated lender (whether acting as a Lender or a Participant) is responsible for assuring its own compliance with the flood insurance requirements.

SECTION 8.13 Certain Payments.

(1)

If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent, in same day funds (in the currency so received), the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative

Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this clause (1) shall be conclusive, absent manifest error.

(2)

Without limiting immediately preceding clause (1), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) (the “Payment Notice”) with respect to such Erroneous Payment, or (y) that was not preceded or accompanied by a Payment Notice with respect to such Erroneous Payment, then, said Payment Recipient shall be on notice, in each case, that an error has been made with respect to such Erroneous Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect.

(3)

Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under any of the immediately preceding clauses (1) or (2) or under the indemnification provisions of this Agreement.

(4)

In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clauses (1) or (2), from any Payment Recipient who has received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), the Borrower and each other Loan Party hereby agrees that (x) the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount (including, without limitation, the right to sell and assign the Loans (or any portion thereof), which were subject to the Erroneous Payment Return Deficiency) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party or from the proceeds of Collateral. For the avoidance of doubt, no assignment of an Erroneous Payment Return Deficiency will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to the assignment of an Erroneous Payment Return Deficiency, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(5)

Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices; Communications.

(1)

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(2)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(a)

if to any Loan Party, the Administrative Agent, the Collateral Agent, the Swing Line Lender or any Issuing Bank as of the Closing Date, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(b)	if to any other Lender or any other Issuing Bank, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(2)

Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(3)

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent and confirmation of transmission has been received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(2) shall be effective as provided in such Section 9.01(2).

(4)	Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(5)

Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, the Borrower shall also provide a hard copy to the Administrative Agent of any such document; provided, further, that any documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for such recipient. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Credit Extensions and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.10, 2.16, 2.17, 2.18 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03 Binding Effect. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, each Agent, each Issuing Bank, each Lender and their respective permitted successors and assigns.

SECTION 9.04 Successors and Assigns.

(1)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues Letters of Credit), except that (a) other than as permitted under Section 6.05, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (b) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and, except as otherwise provided pursuant to Section 9.04(2)(c) below, any attempted assignment, transfer or delegation in contravention of this Section 9.04 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues Letters of Credit), Participants (to the extent provided in paragraph (3) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(2)

(a) Subject to the conditions set forth in paragraph (2)(b) of this Section 9.04 (and, with respect to an assignment to the Borrower, any Subsidiary or any of their respective Affiliates, subject to the limitations set forth in Section 9.04(10) or 9.04(14), as applicable), any Lender may assign (each such assigning lender, an “Assignor”) to one or more assignees (other than a natural person, Defaulting Lender or Disqualified Institution) (each such non-excluded Person, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 9.04(2), participations in Revolving L/C Exposure) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(i)

the Borrower; provided that no consent of the Borrower shall be required (I) in the case of a Term Commitment or a Term Loan (including, for the avoidance of doubt, a DDTL Facility Commitment or a DDTL), for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (II) in the case of a Revolving Facility Commitment or a Revolving Loan, for an assignment to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender or (III) if an Event of Default has occurred and is continuing, any other Person; provided, further, that such consent in respect of an assignment of Loans or Commitments shall be deemed to have been given if the Borrower has not objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received a written request therefor by the Administrative Agent;

(ii)

the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan or Commitment to (x) a Lender, an Affiliate of a Lender or an Approved Fund or (y) to the extent assigned in accordance with the provisions in this Section 9.04, to a Debt Fund Affiliate, an Affiliated Lender or a Purchasing Borrower Party; and

(iii)

in the case of any assignment of a Revolving Facility Commitment or a Revolving Loan, the Swing Line Lender and the Issuing Banks; provided that no consent of the Swing Line Lender and the Issuing Banks shall be required for any assignment of all or any portion of a Revolving Facility Commitment or a Revolving Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(b)	Assignments shall be subject to the following additional conditions:

(i)

except in the case of an assignment (x) to a Lender, an Affiliate of a Lender or an Approved Fund or (y) of the entire remaining amount of an Assignor’s Commitments or Loans in respect of the applicable Facility, the amount of an Assignor’s Commitments or Loans subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (in the case of Revolving Facility Commitments or Revolving Loans) or $1,000,000 (in the case of Term Commitments or Term Loans), unless the Borrower otherwise consents; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two (2) or more Approved Funds being treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(ii)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually or via email), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that such processing and recordation fee shall not be payable in the case of assignments by a Lead Arranger or any Affiliate of a Lead Arranger;

(iii)

the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and documentation and other information required by regulatory authorities under applicable Anti-Corruption Laws and AML Laws, including any tax forms required to be delivered pursuant to Section 2.18; and

(iv)	the Assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Loan or Commitment.

For purposes of this Section 9.04, “Approved Fund” means any Person (other than a natural person, Defaulting Lender or Disqualified Institution) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. This paragraph (2) of this Section 9.04 shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c)

Subject to acceptance and recording thereof pursuant to paragraph (2)(e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the Assignor thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such Assignment and Acceptance). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (4) of this Section 9.04 to the extent such participation would be permitted by such Section 9.04(4).

(d)

The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest with respect thereto) of the Loans and the L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (solely with respect to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior written notice.

(e)

Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless such Assignee shall already be a Lender hereunder), documentation and other information required by regulatory authorities under applicable Anti-Corruption Laws and AML Laws, including all applicable tax forms, any Note outstanding with respect to the assigned Commitment or Loan, the processing and recordation fee referred to in paragraph (2)(b)(ii) of this Section 9.04 and any written consent to such assignment required by paragraph (2) of this Section 9.04, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph (2)(e).

(3)

By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

(a)	such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim;

(b)

except as set forth in clause (a) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of their respective obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;

(c)	the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

(d)

the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(e)

the Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(f)

the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and

(g)	the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(4)

(a) Any Lender may, without the consent of the Administrative Agent or, subject to Section 9.04(8), the Borrower, sell participations to one or more banks or other entities (other than to a natural person, Defaulting Lender or Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that

(i)	such Lender’s obligations under this Agreement shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)

the Borrower, the Administrative Agent, the Issuing Banks, the Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and

(iv)

any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (A) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of the first proviso to Section 9.08(2) and (2) directly affects such Participant and (B) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (4)(b) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (2) of this Section 9.04, provided that such Participant agrees to be subject to the provisions of Sections 2.16(2) and 2.18 (including 2.18(4))) as if it were an assignee pursuant to paragraph (2) of this Section 9.04 and shall not be entitled to receive any greater payment under Sections 2.16, 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20(2) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.19(3) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person, except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b)

A Participant shall not be entitled to receive any greater payment under Sections 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.18 to the extent such Participant fails to comply with Section 2.18(4) as though it were a Lender (it being understood that the documentation required under Section 2.18(4) shall be delivered to the participating Lender).

(5)

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(6)

The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (5) of this Section 9.04.

(7)

If the Borrower wishes to replace the Loans or Commitments with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (a) require the Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (b) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(3)(c)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(2). By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans or Commitments pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (7) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(8)

(a) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any Assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such Assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such Assignee will not by itself result in such Assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (8)(a) shall not be void, but the other provisions of this clause (8) shall apply.

(b)

If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (a) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at the sole expense and effort of the Disqualified Institution, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution, (B) in the case of outstanding Loans held by Disqualified Institutions, purchase or prepay such Loan by paying the lowest of (x) the principal amount thereof, (y) the amount that such Disqualified Institution paid to acquire such Loans and (z) the market price of such Loans (as reasonably determined by the Borrower), in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Assignees at the lowest of (x) the principal amount thereof, (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations and (z) the market price of such Loans or Commitments (as reasonably determined by the Borrower), in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(c)

Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower or any other Loan Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Plan of Reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any applicable court of competent jurisdiction, including a bankruptcy court with jurisdiction over any Loan Party in an insolvency or liquidation proceeding effectuating the foregoing clause (2).

(d)

The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions to each Lender requesting the same; provided that the Lenders shall not be restricted from participating their obligations in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 9.04(8)(d), participations in Revolving L/C Exposure) at the time owing to it) to Disqualified Institutions if the Borrower has not provided the list of Disqualified Institutions within three (3) Business Days of written request.

(9)	Notwithstanding anything to the contrary contained herein, no Non-Debt Fund Affiliate shall have any right to:

(a)	attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present;

(b)

receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to this Agreement);

(c)	receive advice of counsel to the Lenders or challenge their attorney-client privilege; or

(d)

make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents in the absence, with respect to any such Person, of the gross negligence, bad faith (including a material breach of obligations under the Loan Documents) or willful misconduct by such Person and its Related Parties (as determined by a court of competent jurisdiction by final and non-appealable judgment).

(10)

Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Person who, after giving effect to such assignment, would be an Affiliated Lender; provided that:

(a)

such assignment shall be made pursuant to (i) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial funding of the Term Loans) on a non-pro rata basis or (ii) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;

(b)

in the case of an assignment to a Non-Debt Fund Affiliate, the assigning Lender and such Non-Debt Fund Affiliate purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E (a “Non-Debt Fund Affiliate Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(c)

in the case of an assignment to a Non-Debt Fund Affiliate, at the time of such assignment and after giving effect to such assignment, Non-Debt Fund Affiliates shall not, in the aggregate, hold Term Loans (and participating interests in Term Loans) with an aggregate principal amount in excess of 25.0% of the principal amount of all Term Loans (including, for the avoidance of doubt, any Incremental Term Loans, Other Term Loans or Extended Term Loans, if any) then outstanding;

(d)

in the case of an assignment to a Non-Debt Fund Affiliate, such Non-Debt Fund Affiliate shall not be required to represent or warrant that it is not in possession of material Non-Public Information with respect to the Borrower and/or any Subsidiary thereof and/or their respective securities;

(e)	no proceeds of Revolving Loans shall be used to fund any such purchases; and

(f)	all parties to any such assignment shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Acceptance.

(11)

Notwithstanding the foregoing, any Affiliated Lender shall be permitted to contribute any Term Loan so assigned to such Affiliated Lender pursuant to this Section 9.04(11) to the Borrower or any of its Restricted Subsidiaries for purposes of cancellation, which contribution may be made, subject to Section 6.07, in exchange for Equity Interests (other than Disqualified Stock) of the Borrower or Indebtedness of the Borrower to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.01 at such time; provided that any Term Loans so contributed shall be automatically and permanently canceled upon the effectiveness of such contribution and will thereafter no longer be outstanding for any purpose hereunder.

(12)	Notwithstanding anything in Section 9.04 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have:

(a)	consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom;

(b)	otherwise acted on any matter related to any Loan Document; or

(c)

directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document (collectively, “Required Lender Consent Items”):

(i)

a Non-Debt Fund Affiliate shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders that are not Non-Debt Fund Affiliates, unless such Required Lender Consent Item requires the consent of each Lender or each affected Lender or the result of such Required Lender Consent Item would reasonably be expected to deprive such Non-Debt Fund Affiliate of its pro rata share (compared to Lenders that are not Non-Debt Fund Affiliates) of any payments to which such Non-Debt Fund Affiliate is entitled under the Loan Documents without such

Non-Debt Fund Affiliate providing its consent or such Non-Debt Fund Affiliate is otherwise adversely affected thereby compared to the Term Lenders that are not Non-Debt Fund Affiliates (in which case for purposes of such vote such Non-Debt Fund Affiliate shall have the same voting rights as other Term Lenders that are not Non-Debt Fund Affiliates); and

(ii)

Term Loans held by Debt Fund Affiliates may not account for more than 49.9% of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 9.04.

(13)

Additionally, the Loan Parties and each Non-Debt Fund Affiliate hereby agree that, and each Non-Debt Fund Affiliate Assignment and Acceptance by a Non-Debt Fund Affiliate shall provide a confirmation that, if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations or claims held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate than the proposed treatment of the Term Loans or claims held by Lenders that are not Affiliates of the Borrower.

(14)	Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party; provided that:

(a)

the assigning Lender and the Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent a Non-Debt Fund Affiliate Assignment and Acceptance in lieu of an Assignment and Acceptance;

(b)	such assignment shall be made pursuant to (i) an open market purchase on a non-pro rata basis or (ii) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;

(c)

any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(d)	at the time of and immediately after giving effect to any such purchase, no Default or Event of Default shall be continuing or would result therefrom;

(e)

the applicable Purchasing Borrower Party shall not be required to represent or warrant that it is not in possession of material Non-Public Information with respect to the Borrower and/or any Subsidiary thereof and/or their respective securities and the Assignor will deliver to such Non-Debt Fund Affiliate customary written assurance that it is a sophisticated investor and is willing to proceed with the assignment;

(f)

the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 9.04(14) and each principal repayment installment with respect to the Term Loans of such Class shall be reduced by such full par value as directed by the Borrower;

(g)	no proceeds of Revolving Loans shall be used to fund any such purchases; and

(h)	all parties to any such assignment shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Acceptance.

SECTION 9.05 Expenses; Indemnity.

(1)

If the Transactions are consummated and the Closing Date occurs, the Borrower agrees to pay, subject to any agreed caps, all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers, the Swing Line Lender and the Issuing Banks in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, and any amendment, modification, waiver or enforcement of this Agreement and the other Loan Documents (including expenses incurred in connection with due diligence (including third party expenses)) (limited in the case of legal fees and expenses, to the reasonable, documented and invoiced legal fees of a single firm of counsel for the Administrative Agent, the Lead Arrangers, the Swing Line Lender and the Issuing Banks, taken as a whole, and, if necessary, one firm of counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Lead Arrangers, the Swing Line Lender and the Issuing Banks, taken as a whole, (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of an additional counsel for each group of conflicted persons similarly situated, taken as a whole) and in the case of enforcement, limited to the reasonable, documented and invoiced legal fees of a single firm of counsel for the Administrative Agent, the Lead Arrangers, the Swing Line Lender, the Issuing Banks and the Lenders, taken as a whole, and, if necessary, one firm of counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Lead Arrangers, the Swing Line Lender, the Issuing Banks and the Lenders, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of an additional counsel for each group of conflicted persons similarly situated, taken as a whole)).

(2)

The Loan Parties will indemnify the Administrative Agent, each Lead Arranger, each Lender, each Issuing Bank, each of their respective Affiliates and each of their and their respective Affiliates’ directors, officers, employees, agents and controlling Persons, and each of their respective successors and permitted assigns (each such Person, an “Indemnitee”) against, and to hold each Indemnitee harmless from and against all costs, liabilities, and reasonable, documented and invoiced out-of-pocket fees and expenses (limited in the case of legal fees and expenses to reasonable, documented and invoiced legal fees of a single firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of an additional counsel for each group of affected Indemnitees similarly situated, taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:

(a)

the execution, enforcement or delivery of this Agreement or any other Loan Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and administration and enforcement of the Loan Documents;

(b)	the use of the proceeds of the Loans or Letter of Credit;

(c)

any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of their respective Affiliates, creditors or shareholders; or

(d)

any Environmental Liability that is related in any way to the Borrower or any of the Restricted Subsidiaries or to any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any current or former property of the Borrower or any Restricted Subsidiaries, except for any Environmental Liability related to any act or omission of any Indemnitee or any of its Related Parties or Related Persons or occurring on or after the date of foreclosure on any Collateral;

provided that no Indemnitee will be indemnified for any loss, claim, damage, liability or expense to the extent it (i) has been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Persons or (B) a material breach of the obligations of such Indemnitee or any of its Related Persons under the Loan Documents or (ii) relates to any proceeding between or among Indemnitees other than (A) claims against the Administrative Agent or the Lead Arrangers or their respective Affiliates, in each case, in their capacity or in fulfilling their role as the agent or arranger or documentation agent or any other similar role under the Facilities (excluding their role as a Lender) to the extent such Persons are otherwise entitled to receive indemnification under this paragraph (2) or (B) claims arising out of any act or omission on the part of the Borrower or its Restricted Subsidiaries.

(3)

Any indemnification or payments required by the Loan Parties under this Section 9.05 shall not apply with respect to (a) Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim or (b) Taxes that are duplicative of any indemnification or payments required by the Loan Parties under Section 2.18.

(4)

To the fullest extent permitted by applicable law, none of the Borrower, any Agent, any Lender, the Issuing Banks, any other party hereto or any Indemnitee shall assert, and each hereby waive, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Commitment, any Letter of Credit, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (4) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. None of the Borrower or any Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(5)

Notwithstanding the foregoing, each Indemnitee will be obligated to refund and return promptly any and all amounts paid by the Loan Parties pursuant to clause (2) above to such Indemnitee for any such losses, claims, damages, liabilities and expenses to the extent it has been determined by a court of competent jurisdiction in a final, non-appealable judgment that such Indemnitee is not entitled to payment of such amounts in accordance with the terms of this Section 9.05.

(6)

None of the Loan Parties will be liable for any settlement of any claim, litigation, investigation or proceeding effected without its written consent (which consent will not be unreasonably withheld, delayed or conditioned), but if settled with such Loan Party’s prior written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff against any Indemnitee in any such claim, litigation, investigation or proceeding, the Loan Parties agree to indemnify and hold harmless such Indemnitee in the manner set forth in clause (2) above.

(7)

The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the replacement of any Swing Line Lender, Issuing Bank, Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement. All amounts due under this Section 9.05 shall be payable promptly after written demand therefor, so long as accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

SECTION 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, or other obligations or other Indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Subsidiary Loan Party against any of and all the Obligations of the Borrower or any Subsidiary Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, as the case may be, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the Obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have. Each Lender and each Issuing Bank agrees promptly to notify the Administrative Agent and the Loan Parties after any such set-off and any application made by such Lender or such Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and each Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other obligations or other Indebtedness owed by the Loan Parties and any of their Subsidiaries to such Lender or such Issuing Bank.

SECTION 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, including, but not limited to, the validity, interpretation, construction, breach, enforcement or termination hereof, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08 Waivers; Amendment.

(1)

No failure or delay of the Administrative Agent, the Collateral Agent, the Issuing Banks or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, each Issuing Bank, the Swing Line Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (2) of this Section 9.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(2)	Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except:

(a)	as expressly provided in Sections 2.15, 2.22, 2.23 and 2.24, each as in effect on the date hereof;

(b)

in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) (other than in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and, solely at the option of the Borrower, (vii) below, which shall only require the consent of the Lenders expressly set forth therein); and

(c)

in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders (other than in the case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and, solely at the option of the Borrower, (ix) and (x) below, which shall only require the consent of the Lenders expressly set forth therein) or as otherwise provided therein;

provided, however, that except as expressly provided in Sections 2.15, 2.22, 2.23 and 2.24, each as in effect on the date hereof, no such agreement shall:

(i)

decrease, forgive, waive or excuse the principal amount of, or any interest on, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement beyond the applicable Maturity Date, or have the effect of any of the foregoing, without the prior written consent of each Lender directly and adversely affected thereby;

(ii)

increase or extend the Commitment of any Lender or decrease, forgive, waive or excuse the fees of any Lender, Agent or Issuing Bank without the prior written consent of such Lender, Agent or Issuing Bank, as applicable, or have the effect of any of the foregoing (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Revolving Facility Commitments shall not constitute an increase of the Commitments of any Lender);

(iii)

extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of principal or interest on any Loan or any L/C Disbursement or any Fee is due, or have the effect of any of the foregoing, without the prior written consent of each Lender directly and adversely affected thereby;

(iv)

amend the provisions of Section 2.19(2) or (3) of this Agreement, Section 5.02 of the Collateral Agreement, or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby or the waterfall provision, without the prior written consent of each Lender directly and adversely affected thereby;

(v)

amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date);

(vi)

unless pursuant to a transaction permitted by this Agreement (including Section 6.05), release all or substantially all of the Collateral or release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Collateral Agreement, in each case, without the prior written consent of each Lender;

(vii)

by its terms, subordinate the right of payment in respect of the Obligations owing to any Lender to any other Indebtedness (other than, for the avoidance of doubt, Indebtedness permitted to have priority of payment under the terms of this Agreement prior to giving effect to such waiver, amendment or modification), without the prior written consent of each Lender;

(viii)

by its terms, subordinate the Liens on the Collateral for the benefit of any of the Lenders (in its capacity as a Secured Party hereunder) securing any Obligations to any other Lien in respect of any Indebtedness (other than, for the avoidance of doubt, Indebtedness permitted to be secured by Liens on the Collateral that are senior to the Liens securing the Obligations under the terms of this Agreement prior to giving effect to such waiver, amendment or modification), without the prior written consent of each Lender;

(ix)

amend or waive any condition precedent to any Credit Extension (or deemed extension of credit) under the Revolving Facility without the consent of the Required Revolving Lenders (and, in the case of the issuance of a Letter of Credit, the relevant Issuing Bank, or the issuance of a Swing Line Loan, the Swing Line Lender); or

(x)	amend or waive any condition precedent to any Credit Extension (or deemed extension of credit) under the DDTL Facility without the consent of the Required DDTL Lenders;

provided that no such amendment, waiver or modification shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Lender or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Swing Line Lender or the Issuing Banks acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(3)	Notwithstanding anything in this Agreement or any other Loan Document to the contrary:

(a)

without the consent of any Lender, the Swing Line Lender or any Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law;

(b)

this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Loan Parties and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 2.18), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement;

(c)

this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof, (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (iii) to change, modify or alter Section 2.19(2) or (3) of this Agreement, Section 5.02 of the Collateral Agreement, or any other provision in the Loan Documents relating to pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in sub-clause (3)(b) or sub-clause (3)(c)(i) of this Section 9.08;

(d)

the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.22, Refinancing Amendments in accordance with Section 2.23, Extension Amendments in accordance with Section 2.24, and such Incremental Facility Amendments, Extension Amendments and Refinancing Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document;

(e)

subject to clause (2)(c)(ii) above, any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the rights or duties of Lenders holdings Loans or Commitments of any other Class) will, solely at the option of the Borrower, require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders;

(f)

no Lender consent is required to effect any amendment, modification or supplement to any Acceptable Intercreditor Agreement (or form thereof) and/or any other intercreditor arrangements entered into in connection herewith (i) that is for the purpose of adding the holders of Indebtedness (or any Permitted Refinancing Indebtedness of the foregoing) (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Acceptable Intercreditor Agreement or such other intercreditor arrangement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing), (ii) that is expressly contemplated by the definition of Acceptable Intercreditor Agreement, any Acceptable Intercreditor Agreement and/or any other intercreditor arrangements entered into in connection herewith or (iii) that effects changes that are not material to the interests of the Lenders; provided that no such agreement shall directly and adversely amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable;

(g)

this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct, amend or cure any ambiguity, mistake, omission of a technical nature, inconsistency or defect or correct any typographical or obvious error or other manifest error in any Loan Document or any necessary or desirable technical change (including, without limitation, to effect administrative changes of a technical or immaterial nature or to correct incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document) and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guarantee, collateral document, security document or related document to be consistent with this Agreement and the other Loan Documents. The Borrower and the Administrative Agent may, without the consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.15, 2.22, 2.23 and 2.24;

(h)

only the consent of the Administrative Agent (but not the Required Lenders, the Required Revolving Lenders, the Required DDTL Lenders or any other Lender or group of Lenders) and the Borrower shall be required to effectuate any amendment to the Loan Documents that adds one or more provisions to the Loan Documents that are, or modifying any then existing provision in a manner that is, in the reasonable judgment of the Administrative Agent, more favorable to the Lenders or any group of Lenders;

(i)

this Agreement may be amended to effect repricing transactions without the approval or consent of the Lenders other than any Lender holding Loans and Commitments subject to such repricing transaction that will continue as a Lender in respect of the repriced tranche of Loans and/or Commitments or modified Loans and/or Commitments; and

(j)

no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased, the Revolving Facility Commitment Termination Date, the DDTL Facility Commitment Expiration Date or the Maturity Date may not be extended and, except as otherwise set forth herein, amounts payable to such Lender hereunder may not be permanently reduced, in each case without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).

SECTION 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate applicable to any Loan, together with all fees, charges and other amounts that may be treated as interest on such Loan under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate of interest (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender holding such Loan in accordance with applicable law, the rate of interest payable hereunder in respect of such Loan hereunder, together with all Charges payable to such Lender in respect thereof, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation. In no event will the total interest received by any Lender exceed the amount which it could lawfully have received and any such excess amount received by any Lender will be applied to reduce the principal balance of the Loans or to other amounts (other than interest) payable hereunder to such Lender, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining will be paid to the Borrower.

SECTION 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties party hereto from time to time shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13 Counterparts; Electronic Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same contract, and shall become effective as provided in Section 9.03. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart to this Agreement by facsimile or other Electronic Transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15 Jurisdiction; Consent to Service of Process.

(1)

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(2)

Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.16 Confidentiality. Each of the Lenders, each of the Issuing Banks and each of the Agents agrees (and agrees to cause each of its Affiliates) to use all information provided to it by or on behalf of the Borrower or its Restricted Subsidiaries under the Loan Documents or otherwise in connection with the Acquisition or the Transactions solely for the purposes of the transactions contemplated by this Agreement and the other Loan Documents and shall not publish, disclose or otherwise divulge such information, (other than information that:

(1)	has become generally available to the public other than as a result of a disclosure by such party;

(2)	has been independently developed by such Lender or the Administrative Agent without violating this Section 9.16; or

(3)	was available to such Lender or the Administrative Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party);

provided that, each Lender, each Issuing Bank and each Agent agrees that it shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Loans or Commitments on behalf of such Lender or any numbering, administration or settlement service providers (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except:

(a)

to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, in which case such Person agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure;

(b)

as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or any bank accountants or bank regulatory authority exercising examination or regulatory authority, in which case (except with respect to any audit or examination conducted by any such bank accountant or bank regulatory authority) such Person agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure;

(c)	to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16);

(d)	in order to enforce its rights under any Loan Document in a legal proceeding;

(e)

to any pledgee or assignee under Section 9.04(5) or any other prospective or actual Assignee of, or prospective or actual Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16);

(f)

to any direct or indirect contractual counterparty in Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16); and

(g)

Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

SECTION 9.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (1) the Administrative Agent or the Lead Arrangers will make available to the Lenders materials or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that:

(a)	all such identified Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof;

(b)

by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat the Borrower Materials as not including MNPI;

(c)	all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and

(d)

the Administrative Agent and the Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Administrative Agent that any such document contains MNPI and provided that the Borrower shall have been given a reasonable opportunity to review such public-side version and comply with applicable securities laws prior to any distribution thereof: (1) the Loan Documents (other than any schedules hereto or thereto), (2) any notification of changes in the terms of the Term Loans, (3) any notification of the identity of Disqualified Institutions and (4) all information delivered pursuant to clauses (1), (2) and (3) of Section 5.04.

SECTION 9.18 Release of Liens and Guarantees. In the event that (a) any Loan Party conveys, sells, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party (other than Equity Interests of the Borrower) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents, at the request of the Borrower or (b) any Equity Interests or assets which at any time constitute or otherwise become Excluded Equity Interests or Excluded Assets, as applicable, to the extent such Equity Interests or assets are at such time part of any Collateral, then, in each case of clauses (a) and (b) above, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with such release of any Liens created by any Loan Document in respect of such Equity Interests or assets. In the case of a transaction permitted by the Loan Documents (including through merger, consolidation, amalgamation, re-designation or otherwise) resulting in a Subsidiary Loan Party ceasing to be a Restricted Subsidiary or becoming an Excluded Subsidiary, such Subsidiary Loan Party’s obligations under the Collateral Agreement and any other Loan Document (including any Guarantees and Liens on Collateral, as applicable) shall be automatically terminated and released and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) and at the Borrower’s expense take such action and execute any such documents as may be reasonably requested by the Borrower to terminate and release such Subsidiary Loan Party’s obligations under the Collateral Agreement and any other Loan Document (including any Guarantees and Liens on Collateral, as applicable); provided that the release of any Subsidiary Loan Party from its obligations under the applicable Guarantee if such Subsidiary Loan Party becomes an Excluded Subsidiary of the type described in clause (2) of the definition thereof pursuant to an Asset Sale of less than all of the Equity Interests of such Subsidiary Loan Party shall only be permitted if at the time such Subsidiary Loan Party becomes an Excluded Subsidiary of such type or at the time the Borrower requests such release (1) no Event of Default shall have occurred and be outstanding, (2) if immediately after such designation it shall be a Restricted Subsidiary any Investments made by a Loan Party into such Restricted Subsidiary after the Closing Date shall be deemed made for purposes of Section 6.04 immediately following such release (net of Returns actually received in respect of such Investments), and any incurrence of Indebtedness by such Restricted Subsidiary and the incurrence of Liens on the assets of such Restricted Subsidiary, in each case, after the Closing Date that remains outstanding on the date of such release shall be deemed incurred for purposes hereof immediately following such release and (3) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with the preceding clause (1) and (2); provided, further, that the foregoing clause (b) shall not be applicable in the case of any Loan Party no longer being required to provide a guarantee of the Obligations as a result of (i) a transfer of the equity interests of such Loan Party that was done other than for a legitimate business purpose and in contemplation of adversely affecting the Secured Parties’ interests in the Guarantees and Collateral; (ii) a transfer of a portion (but not all) of the equity interest of such Loan Party to an Affiliate of the Borrower or (iii) such Loan Party being designated as (or otherwise becoming) an Immaterial Subsidiary. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate and release any Guarantees and any Liens on Collateral created by the Loan Documents upon the occurrence of the Termination Date or (in respect of any Lien on any assets of such Loan Party and the Equity Interests of such Loan Party securing solely the Obligations in respect of the Revolving Facility only) the Revolving Facility Commitment Termination Date. Any release hereunder by the Collateral Agent shall be without representation or warranty by or recourse to the Collateral Agent. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of the Administrative Agent, the Collateral Agent, the Issuing Banks or any Lender.

SECTION 9.19 USA PATRIOT Act and Beneficial Ownership Regulation Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party including Beneficial Ownership, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and Beneficial Ownership in accordance with the USA PATRIOT Act and applicable Beneficial Ownership Regulation.

SECTION 9.20 Acceptable Intercreditor Agreements.

(1)	The parties hereto authorize the Administrative Agent to enter into any Acceptable Intercreditor Agreement.

(2)

The Administrative Agent may from time to time enter into a modification of any Acceptable Intercreditor Agreement, so long as the Administrative Agent reasonably determines that such modification is consistent with the terms of this Agreement or is otherwise permitted under the definition of Acceptable Intercreditor Agreement.

(3)

The parties hereto (including each Secured Party (by accepting the benefits of the Security Documents) agree that in the event of any conflict between any then in effect Acceptable Intercreditor Agreement and this Agreement or the Security Documents, that the terms of such Acceptable Intercreditor Agreement shall govern and control.

SECTION 9.21 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that any be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) the payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower or any of its Subsidiaries that the Borrower proves were caused by (i) such Issuing Bank’s gross negligence, bad faith or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (1) (a) the arranging and other services regarding this Agreement provided by the Agents, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand; (b) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (c) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (2) (a) each Agent, each Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Person and (b) none of the Agents, Lead Arrangers or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (3) the Agents, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, any Lead Arranger or any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.23 Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

SECTION 9.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)

the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(2)	the effects of any Bail-In Action on any such liability, including, if applicable:

(a)	a reduction in full or in part or cancellation of any such liability;

(b)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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